Filed Pursuant to Rule 424(b)(5)
Registration No. 333-282552

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 8, 2024)

SOLOWIN HOLDINGS

10,606,060 Class A Ordinary Shares

Pursuant to this prospectus supplement and the accompanying prospectus, SOLOWIN HOLDINGS, a Cayman Islands exempted holding company (“Solowin”), is offering 10,606,060 Class A ordinary shares, $0.0001 par value per share (the “Class A Ordinary Shares”), at a price of $0.33 per share directly to certain individual investors. The total proceeds Solowin expects to receive from the sale of the shares are approximately $3,500,000.

Our issued and outstanding share capital consists of Class A Ordinary Shares, and Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”). Class A Ordinary Shares are entitled to one (1) vote per share. Class B Ordinary Shares are entitled to ten (10) votes per share. Class B Ordinary Shares are convertible into Class A Ordinary Shares on a 1:1 basis as follows: (i) at the option of the holder of Class B Ordinary Shares without the payment of additional consideration, and (ii) automatically upon any sale, transfer, assignment or disposition of Class B Ordinary Shares to a person or entity which is not an affiliate of such holder. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Other than voting and conversion rights, Class A Ordinary Shares and Class B Ordinary Shares have the same rights and preferences and rank equally. Class A Ordinary Shares and Class B Ordinary Shares, collectively, are referred to as “Ordinary Shares” in this prospectus supplement.

The Class A Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “SWIN.” The last reported sale price of the Class A Ordinary Shares on the NASDAQ Capital Market on May 23, 2025, was $1.41 per share. As of the date of this prospectus supplement, the aggregate market value of outstanding Class A Ordinary Shares held by non-affiliates was approximately $18.06 million, based on 8,940,000 Class A Ordinary Shares and 8,040,000 Class B Ordinary Shares issued and outstanding, of which all 8,940,000 Class A Ordinary Shares were held by non-affiliates, and the last sale price of $2.02 per Class A Ordinary Share as reported by the Nasdaq Capital Market on May 1, 2025, which was the highest closing price within the last 60 days prior to the date of this prospectus supplement. Pursuant to General Instruction I.B.5 of Form F-3, in no event will Solowin sell securities in primary offerings pursuant to this registration statement with a value more than one-third of the aggregate market value of its Class A Ordinary Shares held by non-affiliates in any 12-month period, so long as the aggregate market value of its Class A Ordinary Shares held by non-affiliates is less than $75.0 million. Solowin has sold $1,000,000 of Class A Ordinary Shares pursuant to General Instruction I.B.5 of Form F-3 during the prior 12-calendar-month period that ends on, and includes, the date of this prospectus supplement.

Please read “Risk Factors” beginning on page S-19 of this prospectus supplement and on page 12 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any states securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the Class A Ordinary Shares offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about May 27, 2025, subject to customary closing conditions.

The date of this prospectus supplement is May 23, 2025

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy Class A Ordinary Shares only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the Class A Ordinary Shares or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On October 8, 2024, we filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form F-3 (File No. 333-282552), as amended, utilizing a shelf registration process relating to the securities described in this prospectus supplement. The registration statement was declared effective on November 8, 2024. Under this shelf registration process, we have registered, among others, to sell, from time to time, up to $200,000,000 in the aggregate of Class A Ordinary Shares, preferred shares, debt securities, warrants, rights and units.

On December 17, 2024, we held an extraordinary general meeting of shareholders, during which our shareholders approved the re-classification and re-designation of the Company’s ordinary shares. As a result of such re-classification and re-designation, the Company’s authorized share capital was re-classified and re-designated into 950,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares and then issued and outstanding 16,172,300 ordinary shares of par value of $0.0001 each in the Company were re-classified and re-designated into 8,132,300 Class A Ordinary Shares of par value US$0.0001 each with one (1) vote per share and 8,040,000 Class B Ordinary Shares of par value $0.0001 each with ten (10) votes per share. On December 23, 2024, we filed an amendment to our Form 8-A to reflect that the class of security registered under Section 12(b) of the Exchange Act had changed from ordinary shares to Class A Ordinary Shares, and that the class of our security traded on Nasdaq had accordingly changed from ordinary shares to Class A Ordinary Shares.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and adds, updates, and changes information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference, you should rely on the information in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document with a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document with the later date modifies or supersedes the earlier statement, as our business, financial condition, results of operations, and prospects may have changed since the earlier dates.

This prospectus supplement and the accompanying prospectus include important information about us, our Class A Ordinary Shares, and other information you should know before investing. You should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.”

This prospectus supplement, the accompanying prospectus, and any free writing prospectus may contain and incorporate by reference market data, industry statistics, and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified it. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any applicable free writing prospectus may involve estimates, assumptions, and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.

S-ii

COMMONLY USED DEFINED TERMS

Except as otherwise indicated by the context and for the purposes of this prospectus only, references in this prospectus to:

●	“AUM” are to Asset Under Management;

●	“CAC” are to Cyberspace Administration of China;

●	“Class A Ordinary Shares” are to Class A ordinary shares of Solowin, par value $0.0001 per share. Each Class A Ordinary Share is entitled to one (1) vote on all matters requiring shareholder approval;

●	“Class B Ordinary Shares” are to Class B ordinary shares of Solowin, par value $0.0001 per share. Each Class B Ordinary Share is entitled to ten (10) votes on all matters requiring shareholder approval;

●	“CSRC” are to China Securities Regulatory Commission;

●	“HK$” or “Hong Kong dollar(s)” are to the legal currency of Hong Kong;

●	“Hong Kong” and “Hong Kong SAR” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“HK Subsidiaries” are to Solomon JFZ (Asia) Holdings Limited, and Solomon Private Wealth Limited, each a Hong Kong corporation; each, a HK Subsidiary;

●	“HKEX” are to Hong Kong Exchanges and Clearing Limited;

●	“HKSFC” are to Hong Kong Securities and Futures Commission;

●	“IPO” are to initial public offering.

●	“mainland China” are to the People’s Republic of China, excluding Taiwan, the special administrative regions of Hong Kong and Macau;

●	“Nasdaq” refers to Nasdaq Stock Market LLC;

●	“PRC” and “China” are to the People’s Republic of China, including Hong Kong SAR and the Macau Special Administrative Region except when we reference specific laws and regulations adopted by the PRC, but excluding, for the purposes of this prospectus supplement only, Taiwan. For purpose of this prospectus supplement, the legal and operational risks associated with operations in China also apply to operations in Hong Kong;

●	“RMB” or “Renminbi” are to the legal currency of China;

●	“SFO” are to Hong Kong Securities and Futures Ordinance;

●	“Solowin” are to SOLOWIN HOLDINGS, a holding company incorporated in the Cayman Islands as an exempted company;

●	“Solomon JFZ” are to Solowin’s 100% owned subsidiary Solomon JFZ (Asia) Holdings Limited, a Hong Kong corporation;

●	“Solomon VA+” refer to Solomon JFZ’s institutional-grade all-in-one smart trading platform, which innovatively upgraded with virtual assets trading and wealth management functions. Solomon VA+ is an app accessible via any mobile device and is designed to be secure and simple to use, with a bilingual user interface and fast and efficient order execution to provide great user experience;

●	“Solomon Wealth” are to Solowin’s 100% owned subsidiary Solomon Private Wealth Limited, a Hong Kong corporation;

●	“U.S. dollars,” “dollars,” “USD,” “US$” or “$” are to the legal currency of the United States; and

●	“Web3” refers to a decentralized internet ecosystem built on blockchain technology, enabling user ownership, smart contracts, and trustless interactions without intermediaries.

S-iii

FORWARD-LOOKING INFORMATION

This prospectus supplement contains “forward-looking statements” that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements under Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We have attempted to identify forward-looking statements using terminology such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” or the negative of these terms or other comparable terminology. Our actual results may differ materially, or perhaps significantly, from those discussed herein or implied by, these forward-looking statements. Forward-looking statements included or incorporated by reference in this prospectus supplement or our other filings with the SEC include, but are not necessarily limited to, those relating to:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	expected changes in our revenue, costs or expenditure;

●	our expectations regarding demand for and market acceptance of our products and services;

●	competition in our industry;

●	government policies and regulations relating to our industry; and

●	those factors referred to the “Risk Factors” section.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors with which we are faced that may cause our actual results to differ from those anticipated in our forward-looking statements. Please see the risk factors disclosed in our reports filed or furnished with the SEC or those described under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus for additional risks which could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus supplement and the accompanying prospectus are based on information available to us on the date of this prospectus supplement or the accompanying prospectus, as applicable. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

S-iv

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the matters set forth under the section of this prospectus supplement captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our annual reports on Form 20-F and our other reports. See “Incorporation of Certain Information by Reference.” Unless the context otherwise requires, the terms “we,” “our,” “us,” “our company,” the “Company,” and similar references in this prospectus each refer to SOLOWIN HOLDINGS, an exempted limited liability company incorporated in the Cayman Islands and its consolidated wholly-owned HK subsidiaries, Solomon JFZ (Asia) Holdings Limited (“Solomon JFZ”) and Solomon Private Wealth Limited (“Solomon Wealth”).

About SOLOWIN HOLDINGS

Company Overview

Solowin is an exempted limited liability company incorporated under the laws of the Cayman Islands on July 23, 2021. As a holding company with no material operations of its own, Solowin currently conducts its operations primarily through its wholly owned subsidiaries, Solomon JFZ and Solomon Wealth, each a limited liability corporation incorporated in Hong Kong.

Our total revenues for the six months ended September 30, 2024 and 2023 were $1,055,000 and $2,640,000, respectively. Our total revenues for the years ended March 30, 2024, 2023 and 2022 were $4,291,000, $4,453,000 and $3,256,000, respectively. We incurred a net loss of $6,255,000 for the six months ended September 30, 2024, and net income of $1,248,000 for the six months ended September 30, 2023. For the years ended March 30, 2024, 2023 and 2022, we had net loss of $4,556,000, net income of $1,349,000 and net loss of $979,000, respectively. For more information on our results of operation, please see “Risk Factors—Risks Related to Our Business and Industry—Decreases in certain types of our revenues and increase in expenses in recent financial periods have significantly reduced our profitability.”

Solomon JFZ, one of our HK Subsidiaries, is one of the few Chinese investor-focused, versatile securities brokerage companies in Hong Kong and it offers a wide spectrum of products and services, spanning from traditional assets to virtual assets through its advanced and secured one-stop electronic platform. Solomon JFZ currently is primarily engaged in providing (i) investment banking services, (ii) wealth management services, (iii) asset management services and (iv) virtual assets services, to customers. It is licensed with the HKSFC and a participant of the Hong Kong Stock Exchange to carry out regulated activities including Type 1 (Dealing in Securities), Type 4 (Advising on Securities), Type 6 (Advising on Corporate Finance) and Type 9 (Asset Management). Solomon JFZ strictly follows the requirements of the HKSFC for internal regulation and risk control to maximize the safety of investors’ assets. It provides online account opening and trading services via its Front Trading and Back-office Clearing systems, in conjunction with Solomon VA+ – a highly integrated application accessible via any mobile device, tablet, or desktop, all of which are licensed from third parties. With strong financial and technical capabilities, Solomon JFZ has been providing brokerage services to global Chinese investors residing both inside and outside the PRC and institutional investors in Hong Kong, Australia and New Zealand and has been recognized and appreciated by users and industry professionals.

Solomon JFZ’s trading platform allows investors to trade over 10,000 listed securities and their derivative products listed on the Hong Kong Stock Exchange (HKSE), New York Stock Exchange (NYSE), Nasdaq, Shanghai Stock Exchange and Shenzhen Stock Exchange. In addition, it provides Hong Kong IPO underwriting, Hong Kong IPO Public Offer application and International Placing subscription, Hong Kong IPO margin financing services, Hong Kong Pre-IPO securities trading and US IPO subscription. Hong Kong IPO margin financing services refer to loans offered by a licensed financial institution to clients for the purpose of purchasing securities in an IPO before the issuers are listed on the Hong Kong Stock Exchange. The loan, commonly referred to as an IPO loan, enables clients to invest more than the required deposit of 5% or 10% of funds. The loan, which is short-term and interest-bearing, typically covers 90% or 95% of the investment amount and is repaid right after the allotment result release. Once the investor is allotted shares costing over the required deposit and a part of loan is used for the shares, the shares can be sold and the proceeds are utilized to repay the loan of the financial institution, with any remaining balance going to the investor. Our customers may also use Solomon JFZ’s platforms to trade various listed financial products, such as ETFs, Warrants and Callable Bull/Bear Contracts. Besides securities related service, Solomon JFZ also offers asset management services as an investment manager. Our high-net-worth customers may also subscribe to private fund products through Solomon JFZ.

Our clients are mostly Chinese investors residing in Asia as well as institutional clients in Hong Kong, Australia and New Zealand. PRC residents account for more than half of our total client base. We classify those who have registered on Solomon JFZ’s platform as users and the users who have opened accounts on Solomon JFZ’s platform as clients. As of March 31, 2025, we had more than 15,500 clients who had opened trading accounts with Solomon JFZ and over 1,200 active clients who had assets in their trading accounts. As a majority of our clients are PRC residents, we are susceptible to various PRC-related legal, regulatory and operational risks, including evolving laws and regulations relating to data privacy, cybersecurity, foreign exchange control and virtual assets. For a more detailed discussion on such risks, please see “Risk Factors—Risks Related to Doing Business in Jurisdictions We Operate—We may become subject to a variety of PRC laws and other obligations regarding cyber security, data protection, overseas offerings and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless” on page S-47; “Risk Factors—Risks Related to Doing Business in Jurisdictions We Operate—PRC governmental control of currency conversion, cross-border remittance and offshore investment could have a direct impact on the trading volume on our platform, and the PRC government could further tighten restrictions on converting Renminbi to foreign currencies and/or deems our practices to be in violation of PRC laws and regulations” on page S-42; and “Risk Factors—Risks Related to Doing Business in Jurisdictions We Operate—We may face regulatory risks due to differences in virtual asset regulations between Hong Kong and mainland China, particularly given our Mainland Chinese client base” on page S-43.

As of March 31, 2024, Solomon JFZ’s operations mainly consisted of four business segments: (i) Securities Related Services, (ii) Investment Advisory Services, (iii) Corporate Consultancy Services and (iv) Asset Management Services. The following summary describes the products and services offered in each of the segments:

●	Securities Related Services. We always believe that our clients deserve a more convenient and reliable way to invest and manage their money, and Solomon JFZ uses advanced Internet technology to provide investors with faster brokerage services. Solomon JFZ provides securities related services through Solomon VA+. Its professional securities brokerage network offers the clients access to multiple stock exchanges, including the HKSE, NYSE, Nasdaq, Shanghai Stock Exchange and Shenzhen Stock Exchange. It provides HKSE securities trading, IPO subscription and placement services, bond trading, fund subscription, equity custodian and agent services, investment immigrant account management services, enterprise employee shareholding exercise services, professional investment research services, and instant quotation service. Solomon JFZ charges brokerage commission fees to clients for trades made using its trading platform based on the transaction amount, subject to a minimum charge per transaction. To better serve the individual needs of the clients, Solomon JFZ may vary the commissions it charges based on the types of products or services, eligibility for discounts and other factors. For fund subscription, it charges clients with the fund subscription fee based on the subscription amount. Solomon JFZ also offers stock custodian and nominee services to the clients as ancillary services to securities related services. For the fiscal years ended March 31, 2024, 2023 and 2022, the securities related services segment accounted for 10%, 14% and 68% of our consolidated revenues, respectively.

●	Investment Advisory Services. Solomon JFZ provides timely, accurate and valuable investment solutions advisory services for our clients, through a team consisting of financial analysts, experienced financial advisors and investment managers. It provides investment advice to our clients based on their financial needs and risk appetite, and Solomon JFZ charges them an investment advisory fee based on a percentage of the AUM. For the fiscal years ended March 31, 2024, 2023 and 2022, the investment advisory services segment accounted for 67%, 56% and 22% of our consolidated revenues, respectively.

●	Corporate Consultancy Services. Solomon JFZ possesses the licenses issued by HKSFC to carry out regulated activities under Type 6 Advising on Corporate Finance. Type 6 license allows brokers to conduct activities relating to (i) acting as a sponsor of a listing applicant in an initial public offering; (ii) advising on the code on takeovers and mergers and share repurchases; and (iii) advising listed companies on the HKSE Listing Rules. Although Solomon JFZ Type 6 licensing condition restricts Solomon JFZ from acting as a sponsor of a listing applicant in an initial public offering and advising on the code on takeovers and mergers and share repurchase, it can conduct businesses related to (iii) above. It provides financial and independent financial advisory services for unlisted and listed companies that are looking for high-quality and value-added corporate finance advisory services at reasonable costs. Solomon JFZ acts as financial adviser to its corporate clients advising them on the terms and structures of proposed transactions and the relevant implications and compliance matters under the HKSE Listing Rules (including the Main Board and the Growth Enterprise Market “GEM”). In addition, it acts as independent financial adviser giving opinions to the independent board committee and independent shareholders of listed companies in Hong Kong. Solomon JFZ charges them advisory fees according to the type and size of the transaction, duration of the engagement, complexity of the transaction and the expected manpower requirements. For the fiscal years ended March 31, 2024, 2023 and 2022, the corporate consultancy services segment accounted for 3%, 21% and 0% of our consolidated revenues, respectively.

●	Asset Management Services. Our asset management team specializes in designing investment portfolios to meet the needs of investors with different risk appetite and to preserve and enhance the value of their assets. Solomon JFZ provides asset management services by applying different investment strategies to optimize their asset allocation. Solomon JFZ offers its own Fund products to professional investors, which are run by professional portfolio managers. It has entered into agreements with regulated financial institutions to provide services covering a broad range of products such as stocks, bonds, indexes, futures, and fund of funds. It issues and manages various fund products according to market trends and demand conditions. At this stage, Solomon JFZ focuses on developing active traditional private equity funds, such as balanced funds and equity funds, and plans to develop a more diversified product line as part of our long-term growth initiative. Solomon JFZ charges a management fee of 2% according to the AUM. In addition, it charges performance fees subject to high water marks. For the fiscal years ended March 31, 2024, 2023 and 2022, the asset management services segment accounted for 20%, 9% and 10% of our consolidated revenues, respectively.

The table below summarizes the percentages of total revenues attributed to each business segment described above.

	Percentages of Total Revenues
	For the Years ended March 31,
	2024	2023	2022

Securities Related Services	10%	14%	68%
Investment Advisory Services	67%	56%	22%
Corporate Consultancy Services	3%	21%	-
Asset Management Services	20%	9%	10%
Total	100%	100%	100%

The table below summarizes the percentages of total expenses attributed to each business segment described above, as well as corporate expenses that are not attributable to any specific business segment. Expenses attributed to business segments primarily consisted of commissions and handling costs.

	Percentages of Total Expenses
	For the Years ended March 31,
	2024	2023	2022

Securities Related Services	9%	17%	48%
Investment Advisory Services	<1%	3%	10%
Corporate Consultancy Services	-	-	-
Asset Management Services	<1%	<1%	5%
Corporate expenses*	91%	80%	37%
Total	100%	100%	100%

*	Corporate expenses include general and administrative expenses, marketing and promotional expenses, allowance for expected credit losses, depreciation of property and equipment, employee benefits and other miscellaneous expenses.

Recent Developments

●	On March 14, 2024, the Company announced its strategic expansion into the private wealth management business under its newly formed Hong Kong subsidiary, Solomon Wealth, which was incorporated on December 4, 2023. We expect to serve a broad range of high-net-worth individuals, family offices, and trusts, by offering wealth management services and solutions that span traditional and virtual asset classes. As of the date hereof, Solomon Wealth has commenced generating revenue, marking an initial step in its operations since its incorporation.

●	On March 5, 2024, Solowin entered into a membership interest purchase agreement with Cambria Capital, LLC (“Cambria Capital”), a Utah limited liability company and broker-dealer registered with the United States Financial Industry Regulatory Authority (“FINRA”), and Cambria Asset Management, Inc., a Nevada corporation, the sole owner of the Cambria Capital. Solowin had intended to purchase 100% of the membership interests in Cambria Capital for a total purchase price of $700,000 through two closings under the said agreement. However, as of the date hereof, the parties have terminated this agreement as the second closing did not occur by December 31, 2024 and Solowin currently owns 24.9% of Cambria Capital. Cambria Capital ceased its broker-dealer business as of December 31, 2024. On April 4, 2025, the Company entered into an interests buyback and release agreement with Cambria Asset Management, Inc. and Cambria Capital, pursuant to which the Company agreed to sell the 24.9% equity back to Cambria Asset Management, Inc. for $100,000. The Company had already received $50,000, and the remaining $50,000 is required to be paid to the Company no later than August 31, 2025.

●	As of March 25, 2024, in addition to providing services related to traditional assets, Solomon JFZ had been approved by the HKSFC to provide virtual asset dealing services and advisory services. Virtual assets related services are subject to a new regulatory framework in Hong Kong. Solomon JFZ has been among the initial group of HKSFC approved licensed companies to provide virtual assets trading and advisory services to retail investors. In addition, Solomon JFZ has been among the first group of HKSFC approved participating dealers of in-kind subscription and redemption for spot virtual asset ETFs in Hong Kong, enabling investors to subscribe to or redeem ETF shares directly with the underlying digital assets. Solomon JFZ’s virtual assets services are expected to build large trading volumes and an exponential client assets base for Solomon JFZ in the near future. Our virtual assets services have started generating revenue for the six months ended September 30, 2024.

●	On April 16, 2024, the Company announced that Solomon JFZ had been selected as one of the three participating dealers for Harvest Global’s spot Bitcoin and Ethereum ETF in Hong Kong. Around the same time, Solomon JFZ entered into participation agreement with Harvest Global Investments Limited (“Harvest Global”) and China Asset Management (Hong Kong) Limited (“China AMC”) as the participating dealer for the VA spot ETFs.

●	On April 26, 2024, the Company announced that it strengthened its partnership with OSL Digital Securities (“OSL”), the digital asset platform of OSL Group (863.HK), which is Hong Kong’s only publicly listed company fully dedicated to digital assets, to facilitate the in-kind subscription and redemption processes. In addition, Solomon JFZ has been among the first group of HKSFC approved participating dealers of in-kind subscription and redemption for spot virtual asset ETFs in Hong Kong, enabling investors to subscribe to or redeem ETF shares directly with the underlying digital assets.

●	On May 28, 2024, the Company announced a strategic partnership with MaiCapital Limited (“MaiCapital”), a leading virtual assets investment manager in Hong Kong, to expand virtual asset allocation opportunities. MaiCapital is licensed to manage funds that may comprise up to 100% virtual assets which directly complements Solomon’s licensing for the trading of virtual assets.

●	On July 16, 2024, the Company announced the launch of Solomon VA+, an institutional-grade all-in-one smart trading app, which is innovatively upgraded from the former one-stop electronic platform, Solomon Win. Solomon VA+ offers integrated financial services infrastructure designed to meet the evolving needs of next-generation and high-net-worth investors, which is the first all in one app in Hong Kong that combining traditional assets trading, virtual assets trading and wealth management services into one app, marking a significant industry development. The Solomon VA+ trading platform offers various virtual assets trading to professional investors and Bitcoin and Ethereum to retail investors, supporting clients with in-kind subscription of Bitcoin spot ETF and Ethereum spot ETF. Clients are also expected to deposit & withdraw the cryptocurrencies via the APP within a short period, realizing a comprehensive allocation of traditional financial and virtual assets.

●	On December 26, 2024, the Company announced partnership with China AMC (HK), HSBC, Hang Seng Bank, OSL exchanges, and Fosun Wealth Holdings to submit a sandbox trial to the Hong Kong Monetary Authority (HKMA) under the Project Ensemble Sandbox. The Company has become one of the first-phase testers of the sandbox launched in August 2024 which initially explores “Fixed Income and Investment Funds” use case for the local application of tokenized currencies and assets. By leveraging the collective asset management experience and innovative capabilities of all participants, this trial aims to contribute to the development of Hong Kong’s tokenization market.

●	On March 12, 2025, Solomon Wealth acquired Solomon Global Asset Management Limited (“Solomon Global”). Solomon Global currently is the fund manager of Solowin Digital Horizon SP, which is a Cayman-domiciled tokenized fund focused on bridging traditional finance with the on-chain world. On May 7, 2025, Solomon Wealth transferred 100% ownership of Solomon Global to Solowin. As a result, Solomon Global became a wholly-owned subsidiary of Solowin. As of the date hereof, Solomon Global has not generated any revenue.

With the recent developments in the Company’s business and the expansion of our subsidiaries, our vision is to build an integrated financial services infrastructure for next-generation investors, and our continuous efforts focus on becoming a one-stop, comprehensive financial services provider. As of September 30, 2024, the Company has reorganized its business segments which now consist of: (i) Investment Banking Services, (ii) Wealth Management Services, (iii) Asset Management Services and (iv) Virtual Assets Services. As part of this segment reorganization, the Company has:

(a)	rebranded the former “Corporate Consultancy Services” as “Investment Banking Services”;

(b)	combined the former “Securities Related Services” and “Investment Advisory Services” into a single segment, “Wealth Management Services”; and

(c)	introduced a new segment, “Virtual Assets Services.”

The following summary describes the products and services offered in each of the reorganized segments:

●	Investment Banking Services (rebranded from the former “Corporate Consultancy Services” segment). We are redefining investment banking by offering underwriting, private placement and investment advisory solutions tailored to guide investors and corporations through complex financial landscapes, ensuring transactions are executed with strategic insight that meets today’s capital market’s needs. Our investment banking services include capital raising, debt financing, secondary offerings and financial advisory services. For the six months ended September 30, 2024 and 2023, the Investment Banking Services segment accounted for 22% and 0% of our consolidated revenues, respectively.

●	Wealth Management Services (formed by combining the former “Securities Related Services” and “Investment Advisory Services” segments). Our wealth management division is dedicated to empowering investors with a comprehensive suite of services designed to manage, retain, and grow wealth with confidence. Our offerings under this segment include two main categories: “brokerage services” and “integrated investment solutions.” This Wealth Management Services segment has evolved from the merger of the former “Securities Related Services” and “Investment Advisory Services” segments, along with the addition of advisory services for high-net-worth individuals and institutional investors such as family offices and trusts. For the six months ended September 30, 2024 and 2023, the wealth management services segment accounted for 41% and 82% of our consolidated revenues, respectively.

●	Asset Management Services (corresponding to the former “Asset Management Services” segment). Our asset management services are crafted to meet the diverse investment goals of our clients through a broad range of asset classes and investment strategies. Under this segment, we offer investment fund products managed by professional portfolio managers, generating both management and performance-based income. Additionally, we provide managed account services for individual and institutional clients, managing their assets based on their investment objectives and delivering tailored investment strategies. However, the managed account services have not yet contributed to revenue. We have also launched external asset management services where we partner with well-established financial institutions such as China AMC, granting our clients access to their select fund allocations, which allow us to earn distribution fees and reduced management fees offered by the issuer. For the six months ended September 30, 2024 and 2023, the asset management services segment accounted for 36% and 18% of our consolidated revenues, respectively. All asset management revenues during such periods were derived from management and performance fees of investment fund products.

●	Virtual Assets Services (a newly introduced segment). We provide secure and innovative solutions in the virtual asset space including virtual assets trading, virtual assets spot ETFs creation and redemption, security token offerings, and blockchain solutions such as real-world assets tokenization. Solomon JFZ had been approved by the HKSFC to provide virtual asset dealing services and advisory services, and we are at the forefront of offering cutting-edge Web3 solutions that cater to the needs of modern investors and businesses, leveraging blockchain for secure and innovative virtual asset solutions. For the six months ended September 30, 2024 and 2023, the virtual assets services segment accounted for 1% and 0% of our consolidated revenues, respectively.

The table below summarizes the percentages of total revenues attributed to each new business segment described above.

	Percentages of Total Revenues
	For the Six Months ended September 30
	2024	2023

Investment Banking Services	22%	-
Wealth Management Services	41%	82%
Asset Management Services	36%	18%
Virtual Assets Services	1%	-
Total	100%	100%

The table below summarizes the percentages of total expenses attributed to each new business segment described above, as well as corporate expenses that are not attributable to any specific business segment. Expenses attributed to business segments primarily consisted of commissions and handling costs.

	Percentages of Total Expenses
	For the Six Months ended September 30
	2024	2023

Investment Banking Services	2%	-
Wealth Management Services	4%	30%
Asset Management Services	-	-
Virtual Assets Services	1%	-
Corporate expenses*	93%	70%
Total	100%	100%

*	Corporate expenses include general and administrative expenses, marketing and promotional expenses, allowance for expected credit losses, depreciation of property and equipment, employee benefits and other miscellaneous expenses.

Corporate History and Structure

Solowin is a holding company incorporated in the Cayman Islands without material operations of its own. Our subsidiary Solomon JFZ was established under the Hong Kong laws on July 25, 2016. Solomon JFZ does not have any subsidiaries.

From July 2021 to October 2022, we carried out a series of transactions to reorganize our corporate structure. As part of the reorganization, Solowin was incorporated as an exempted company under the laws of Cayman Islands on July 23, 2021.

Upon incorporation on July 23, 2021, one ordinary share, par value $1 per share, of Solowin was allotted and issued to Ogier Global Subscriber (Cayman) Limited, who transferred the share to Ling Ngai Lok on July 27, 2021. On the same day, Solowin issued an additional 49,999 ordinary shares, par value $1 per share, to Ling Ngai Lok. On June 9, 2022, in anticipation of a share exchange transaction among Solowin, Solomon JFZ and Master Venus Limited, the then sole shareholder of Solomon JFZ, Ling Ngai Lok transferred (i) 17,000 ordinary shares to Gemini Asia Holdings Limited; (ii) 16,500 ordinary shares to Fortune Dynasty Global Limited and (iii) 16,500 ordinary shares to Vulcan Worldwide Holdings Limited. On October 17, 2022, Solowin, Solomon JFZ and Master Venus Limited completed the share exchange transaction, in which Master Venus Limited transferred 100% ownership of Solomon JFZ to Solowin. Master Venus Limited was then owned by three shareholders, Gemini Asia Holdings Limited, FORTUNE DYNASTY GLOBAL LIMITED and Vulcan Worldwide Holdings Limited. As a result of the above series of reorganization transactions, Solomon JFZ became the wholly-owned subsidiary of Solowin and the shareholders of Master Venus Limited became the owners of 100% of the then outstanding ordinary shares of Solowin.

On December 7, 2022, (i) each of the existing issued and unissued shares of par value of $1.00 each of Solowin was subdivided into 10,000 shares of par value of $0.0001 each of Solowin; and (ii) the authorized share capital of Solowin was increased to $100,000 divided into 1,000,000,000 shares of $0.0001 each. On the same day, each of Gemini Asia Holdings Limited, FORTUNE DYNASTY GLOBAL LIMITED and Vulcan Worldwide Holdings Limited surrendered 165,920,000 ordinary shares, 161,040,000 ordinary shares and 161,040,000 ordinary shares, respectively, each of a par value of $0.0001 per share, to Solowin. As a result of the above surrenders, each of Gemini Asia Holdings Limited, FORTUNE DYNASTY GLOBAL LIMITED and Vulcan Worldwide Holdings Limited held 4,080,000 ordinary shares, 3,960,000 ordinary shares and 3,960,000 ordinary shares, respectively, each of a par value of $0.0001 per share.

On September 8, 2023, we completed our initial public offering and issued and sold 2,000,000 ordinary shares, par value $0.0001 per share.

On December 4, 2023, as a part of our strategic expansion into the private wealth management business, Solowin formed a new wholly owned subsidiary, Solomon Wealth, under the laws of Hong Kong.

On March 5, 2024, Solowin entered into a membership interest purchase agreement with Cambria Capital and Cambria Asset Management, Inc., pursuant to which Solowin will purchase 100% of the membership interests in Cambria Capital for a total purchase price of $700,000. As of the date hereof, the parties have terminated the agreement and Solowin currently owns 24.9% of Cambria Capital. On April 4, 2025, the Company entered into an interests buyback and release agreement with Cambria Asset Management, Inc. and Cambria Capital, pursuant to which the Company agreed to sell the 24.9% equity back to Cambria Asset Management, Inc. for $100,000. The Company had already received $50,000, and the remaining $50,000 is required to be paid to the Company no later than August 31, 2025.

On December 17, 2024, we held an extraordinary general meeting of shareholders, during which our shareholders approved the re-classification and re-designation of the Company’s ordinary shares. As a result of such re-classification and re-designation, the Company’s authorized share capital was re-classified and re-designated into 950,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares and then issued and outstanding 16,172,300 ordinary shares of par value of $0.0001 each in the Company were re-classified and re-designated into 8,132,300 Class A Ordinary Shares of par value US$0.0001 each with one (1) vote per share and 8,040,000 Class B Ordinary Shares of par value $0.0001 each with ten (10) votes per share.

On March 12, 2025, Solomon Wealth acquired Solomon Global Asset Management Limited, or Solomon Global, which was duly incorporated in British Virgin Islands (BVI) under the BVI Business Companies Act on August 4, 2023, for a total purchase price of $1.00. Solomon Global is regulated by the BVI Financial Services Commission (FSC) which approved it to be an investment manager on September 11, 2023 with certificate number IBR/AIM/23/0979. The certificate is in force unless suspended. On May 7, 2025, Solomon Wealth transferred 100% ownership of Solomon Global to Solowin. As a result, Solomon Global became a wholly-owned subsidiary of Solowin.

As of the date hereof, there are 8,940,000 Class A Ordinary Shares and 8,040,000 Class B Ordinary Shares issued and outstanding.

The following diagram illustrates our corporate structure as of the date hereof:

As advised by our Hong Kong counsel, DAVID FENN & CO., based on their understanding of the current Hong Kong laws, as of the date hereof, Solowin is not required to obtain any permissions or approvals from Hong Kong authorities before issuing securities in this offering to foreign investors. In addition, as advised by our PRC counsel, Sundial Law Firm, as of the date hereof, our operations in Hong Kong and our offering in the United States are not subject to the review nor prior approval of the CAC nor the CSRC. As described below, on February 17, 2023, with the approval of the State Council, the CSRC issued the institutional rules related to the management of overseas listing filings, which came into effect on March 31, 2023. According to the New Overseas Listing Rules, direct or indirect overseas listings of companies incorporated in the PRC are required to file with CSRC by submitting filing reports, legal opinions and other relevant materials. As advised by our PRC counsel, Sundial Law Firm, we are not subject to the New Overseas Listing Rules because we do not own any companies incorporated in the PRC. However, the legal and operational risks associated with operations in China may apply to our operations in Hong Kong, should recent statements and regulatory actions by China’s government apply to us in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to the filing requirement or review by the CSRC or the CAC and that we are required to file or obtain such permissions or approvals, or (ii) we inadvertently concluded that relevant filing or permissions or approvals were not required or that we did not file or receive or maintain relevant permissions or approvals as required, any action taken by the PRC government could significantly limit or completely hinder HK Subsidiaries’ operations in Hong Kong and Solowin’s ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. See “Risk Factors—Risks Related to Doing Business in Jurisdictions We Operate—Substantially all our operations are in Hong Kong, and a majority of our clients are PRC residents. As such, the legal and operational risks associated with operations in China may also apply to our operations in Hong Kong. The Chinese government may exercise significant oversight and control over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain,” for a discussion of these legal and operational risks that should be considered before making a decision to purchase our securities.

Licenses and Permissions

Save as disclosed below, as advised by our Hong Kong counsel, DAVID FENN & CO., other than those requisite for a domestic company in Hong Kong engaged in the same business, we are not required to obtain any additional permission from any Hong Kong authorities.

As of the date hereof, HK Subsidiaries have received from Hong Kong authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted by them in Hong Kong, and no permission or approval has been denied. Such licenses and permissions include Type 1 license (dealing in securities), Type 4 license (Advising on securities), Type 6 license (advising on corporate finance) and Type 9 license (Asset management). The following table summarizes the licenses and permissions held by our HK Subsidiaries.

License/Permit	Issuing Authority	Issuance Date	Term	Restrictions
Type 1 license (dealing in securities)	HKSFC	January 10, 2017	No expiration date

(virtual asset dealing services)		Mar 25, 2024	No expiration date

With respect to providing virtual asset dealing services, the licensee or registered institution shall only provide such services through operating an omnibus account established and maintained with an SFC-licensed platform. The term “SFC-licensed platform” refers to a virtual asset trading platform operator which is licensed by the SFC pursuant to section 116 of the Securities and Futures Ordinance and/or section 53ZRK of the Anti-Money Laundering and Counter-Terrorist Financing Ordinance (AMLO). The term “virtual asset” is defined in section 53ZRA of the AMLO

With respect to providing virtual asset dealing services, the licensee or registered institution shall comply with the “Terms and conditions for licensed corporations or registered institutions providing virtual asset dealing services under an omnibus account arrangement” (as amended from time to time). The term “virtual asset” is defined in section 53ZRA of the Anti-Money Laundering and Counter-Terrorist Financing Ordinance.

With respect to providing virtual asset dealing services, the licensee or registered institution shall only provide such services to persons which are, and remain at all times, its clients in respect of its business in Type 1 regulated activity (dealing in securities). The term “dealing in securities” is specified in Part 2 of Schedule 5 to the Securities and Futures Ordinance. The term “virtual asset” is defined in section 53ZRA of the Anti-Money Laundering and Counter-Terrorist Financing Ordinance.

License/Permit	Issuing Authority	Issuance Date	Term	Restrictions
Type 4 license (Advising on securities)	HKSFC	October 16, 2019	No expiration date

(Virtual asset advisory services)		March 25, 2024	No expiration date

With respect to providing virtual asset advisory services, the licensee or registered institution shall comply with the “Terms and conditions for licensed corporations or registered institutions providing virtual asset advisory services” (as amended from time to time). The term “virtual asset” is defined in section 53ZRA of the Anti-Money Laundering and Counter-Terrorist Financing Ordinance.

With respect to providing virtual asset advisory services, the licensee or registered institution shall only provide such services to persons which are, and remain at all times, clients of the licensed corporation or registered institution in respect of its business in Type 4 regulated activity (advising on securities). The term “advising on securities” is specified in Part 2 of Schedule 5 to the Securities and Futures Ordinance. The term “virtual asset” is defined in section 53ZRA of the Anti-Money Laundering and Counter-Terrorist Financing Ordinance.

Type 6 license (advising on corporate finance, excluding acting as a sponsor of a listing applicant in an initial public offering or advising on the code on takeovers and mergers and share repurchases)	HKSFC	May 13, 2021	No expiration date	The licensee shall not advise on matters/transactions falling within the ambit of the Codes on Takeovers and Mergers and Share Buy-backs issued by the Commission & shall not act as sponsor in respect of an application for the listing on a recognized stock market of any securities

Type 9 license (Asset management)	HKSFC	October 16, 2019	No expiration date	No Licensing Condition

To conduct any regulated activity, a licensed corporation must appoint at least two responsible officers for each type of regulated activity. Among these officers, at least one should be an executive director, responsible for supervising the respective regulated activity. As of the date hereof, we have four Responsible Officers to carry out Type 1 regulated activities, two Responsible Officers to carry Type 4 regulated activities, one Responsible Officer to carry out Type 6 regulated activities and one Responsible Officer to carry out Type 9 regulated activities. Among the Responsible Officers carrying out each above type of regulated activities, we have at least one executive director for each type of regulated activity. As a result, we are currently in full compliance with the HKSFC requirements for Type 1 and Type 4 regulated activities, but have not been in full compliance with the requirements as to the number of responsible officers for Type 6 (advising on corporate finance) and Type 9 (asset management) regulated activities since March 3, 2025 because of Mr. Shing Tak Tam’s resignation. Solomon JFZ has taken measures to ensure ongoing compliance with HKSFC requirements for Type 6 and Type 9 activities, despite having only one Responsible Officer currently assigned to each. On February 24, 2025 and March 11, 2025, Solomon JFZ submitted applications to register Mr. Marco Jun Kit Lim and Mr. Tze Bun Cheng, as additional Responsible Officers to carry out Type 6 and Type 9 activities, respectively. However, the approval process for registering new Responsible Officers usually takes 8 to 10 weeks. As of the date hereof, we have not received any further notice from HKSFC regarding approval or restriction on the relevant activities. In addition, Solomon JFZ will continue to focus on Web3 solutions and investment advisory services, and has not, and will not, actively engage in providing investment banking services (Type 6 advising on corporate finance) or asset management services (Type 9 asset management) to customers, until additional Responsible Officers are approved.

In addition, as advised by our PRC legal counsel, Sundial Law Firm, we do not believe our operations in Hong Kong and our offering in the United States are subject to the review or prior approval of the CAC or the CSRC. Specially, we do not currently expect the revised Cybersecurity Review Measures (the “revised CRM”), published by CAC on December 28, 2021, to have an impact on our business, operations or this offering as we do not believe that any of our HK Subsidiaries is deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that are required to file for cybersecurity review, because: (i) each of our HK Subsidiaries is incorporated and operating in Hong Kong and the revised CRM remains unclear whether it shall be applied to a Hong Kong company; (ii) each of our HK Subsidiaries operates without any subsidiary or VIE structure in mainland China; (iii) as of date of this prospectus, our HK Subsidiaries collected and stored personal information of approximately 15,000 PRC individual clients, far less than one million users; and (vi) as of the date hereof, none of our HK Subsidiaries has been informed by any PRC governmental authority that it is required to file for a cybersecurity review.

However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If any of our HK Subsidiaries is deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, our HK Subsidiaries’ operation could be subject to CAC’s cybersecurity review in the future. If any of our HK Subsidiaries (i) does not receive or maintain such permissions or approvals, should the approval is required in the future by the PRC government, (ii) inadvertently concluded that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and any of our HK Subsidiaries is required to obtain such permissions or approvals in the future, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless. In addition, if we do not receive or maintain our existing licenses, or we inadvertently conclude that governmental approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future and we fail to obtain such approval on a timely basis, we may be subject to governmental investigations, fines, penalties, orders to suspend operations and rectify any non-compliance, or prohibitions from conducting certain business or any financing, which could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause our securities to significantly decline in value or become worthless. See “Risk Factors—Risks Related to Doing Business in Jurisdictions We Operate.”

Transfer of Cash Through Our Organization

As of the date hereof, neither Solowin nor any HK Subsidiary has paid any dividends or made any distributions to their respective shareholder(s), including any U.S. investors.

During the years ended March 31, 2022, 2023 and 2024, and the subsequent period up to the date hereof, the transfer of cash between Solowin and HK Subsidiaries totaled approximately $1,704,000. This amount consists of the repayment of $774,000 by Solowin to Solomon JFZ for certain IPO related expenses paid by Solomon JFZ, an advance of $543,000 made by Solowin to Solomon Wealth for its operations and an advance of $387,000 by Solomon JFZ to Solowin for the operations of the group company. There has been no transfer of other types of assets between Solowin and HK Subsidiaries. HK Subsidiaries, which conduct our substantive operations, maintain the cash. Currently, other than complying with the applicable Hong Kong laws and regulations, we do not have our own cash management policy or procedures that dictate how funds are transferred. Neither Solowin nor any of the HK Subsidiaries currently has plans to distribute earnings or declare cash dividends in the foreseeable future. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

If we determine to pay dividends on any of the Class A Ordinary Shares in the future, as a holding company, Solowin will be dependent on receipt of funds from our HK Subsidiaries by way of dividend payments. In the future, cash proceeds raised from financings conducted outside of Hong Kong, may be transferred by Solowin to HK Subsidiaries via capital contribution or shareholder loans, as the case may be.

Subject to the Companies Act (As Revised) of the Cayman Islands and Solowin’s memorandum and articles of association, as amended, Solowin’s board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit out of either profit or share premium; provided that in no circumstances may a dividend be paid out of our share premium if this would result in Solowin being unable to pay its debts as they fall due in the ordinary course of business. For Solowin to transfer cash to HK Subsidiaries, Solowin may provide funding to HK Subsidiaries through loans or capital contributions without restrictions on the amount of the funds.

As a holding company, Solowin may rely on dividends and other distributions on equity paid by HK Subsidiaries for its cash and financing requirements. Under Hong Kong law, HK Subsidiaries are permitted to provide funding to Solowin through dividend distribution without restrictions on the amount of the funds under the condition that dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by HK Subsidiaries. In addition, there are no restrictions on foreign exchange and there are no limitations on the abilities of Solowin to transfer cash to or from our HK Subsidiaries or to investors under Hong Kong law. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between Solowin and our HK Subsidiaries, across borders and to U.S. investors. Nor are there any restrictions and limitations on distributing earnings from HK Subsidiaries to Solowin or U.S. investors, or paying amounts owed. Solowin has not established cash management policies that dictate how funds are transferred.

See “Risk Factors—Risks Related to Doing Business in Jurisdictions We Operate—Solowin relies on dividends and other distributions on equity paid by its subsidiaries to fund any cash and financing requirements Solowin may have, and any limitation on the ability of its subsidiaries to make payments to Solowin could have a material adverse effect on our ability to conduct our business” for more information.

The table below presents the cash flows from Solowin to its subsidiaries for the fiscal years ended March 31, 2024, 2023 and 2022, and the subsequent period up to the date hereof.

	Years Ended March 31			Interim Period (April 1, 2024
Cash Flows Between Solowin and Subsidiaries	2024	2023	2022	-Present)
Solomon JFZ (Asia) Holdings Limited	$774,000	-	-	$387,000
Solomon Private Wealth Limited	-	-	-	$543,000

Restrictions on Cash Transfers

There are currently no such restrictions on foreign exchange or our ability to transfer cash or assets between Solowin and HK Subsidiaries. However, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to HK Subsidiaries, and to the extent our cash or assets are in Hong Kong or a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on HK Subsidiaries’ ability to transfer funds or assets by the PRC government. Furthermore, we cannot assure you that the PRC government will not intervene or impose restrictions on Solowin or HK Subsidiaries in their transferring or distributing cash within the organization, which could result in an inability of or prohibition on making transfers or distributions to entities outside of Hong Kong. Any limitation on the ability of HK Subsidiaries to pay dividends or make other distributions to Solowin could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends to U.S. investors, or otherwise fund and conduct our business. In addition, if any HK Subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends. For more detailed information, see “Risk Factors—Risks Related to Doing Business in Jurisdictions We Operate.”

Holding Foreign Company Accountable Act

As more stringent standards have been imposed by the SEC and the Public Company Accounting Oversight Board, the PCAOB, Solowin’s securities may be prohibited from trading if our auditor cannot be fully inspected by the PCAOB. Pursuant to the Holding Foreign Companies Accountable Act, or the HFCA Act, enacted in 2020, if the auditor of a U.S. listed company’s financial statements is not subject to the PCAOB inspections for three consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On December 29, 2022, the Consolidated Appropriations Act, 2023 was enacted, which contained an identical provision to the Accelerating Holding Foreign Companies Accountable Act, and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. Pursuant to the HFCA Act, on December 16, 2021, the PCAOB issued its determination that the PCAOB was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China or in Hong Kong, because of positions taken by authorities in the jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. This list does not include our auditor, WWC, P.C., as our auditor is based in the U.S. and is registered with the PCAOB and subject to the PCAOB inspection. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, or the MOF, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong and as a result, PCAOB vacated its previous 2021 determination. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations in the future. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations if needed. While our auditor is based in the U.S. and is subject to the PCAOB inspection, in the event the PCAOB later determines that it is unable to inspect or investigate completely our auditor, then such lack of inspection could cause Solowin’s securities to be delisted from the U.S. stock exchange.

For more information, see “Risk Factors—Risks Related to Doing Business in Jurisdictions We Operate—The Class A Ordinary Shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China or Hong Kong. The delisting of the Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

Dual Class Structure

On December 17, 2024, we held an extraordinary general meeting of shareholders, during which our shareholders approved the re-classification and re-designation of the Company’s ordinary shares. As a result of such re-classification and re-designation, the Company’s authorized share capital was re-classified and re-designated into 950,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares and then issued and outstanding 16,172,300 ordinary shares of par value of $0.0001 each in the Company were re-classified and re-designated into 8,132,300 Class A Ordinary Shares of par value US$0.0001 each with one (1) vote per share and 8,040,000 Class B Ordinary Shares of par value $0.0001 each with ten (10) votes per share. On December 23, 2024, we filed an amendment to our Form 8-A to reflect that the class of security registered under Section 12(b) of the Exchange Act had changed from ordinary shares to Class A Ordinary Shares, and that the class of our security traded on Nasdaq had accordingly changed from ordinary shares to Class A Ordinary Shares.

Under our memorandum and articles of association in effect, we are authorized to issue two classes of ordinary shares, Class A Ordinary Shares and Class B Ordinary Shares. We are authorized to issue (i) 950,000,000 Class A Ordinary Shares, par value $0.0001 per share and (ii) 50,000,000 Class B Ordinary Shares, par value $0.0001 per share. Class A Ordinary Shares are entitled to one (1) vote per share on proposals requiring or requesting shareholder approval, unless prohibited by law. Class B Ordinary Shares are entitled to ten (10) votes per Class B Ordinary Share on any such matter.

Class B Ordinary Shares are convertible into Class A Ordinary Shares on a 1:1 basis as follows: (i) at the option of the holder of Class B Ordinary Shares without the payment of additional consideration, and (ii) automatically upon any sale, transfer, assignment or disposition of Class B Ordinary Shares to a person or entity which is not an affiliate of such holder. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Other than voting and conversion rights, Class A Ordinary Shares and Class B Ordinary Shares have the same rights and preferences and rank equally.

Holders of Class B Ordinary Shares collectively hold approximately 90.0% of the voting power of our outstanding share capital as of the date hereof, and will hold approximately 80.4% of the voting power of our outstanding share capital following this registered offering, assuming all the Class A Ordinary Shares being offered hereby are sold. As a result, if the holders of Class B Ordinary Shares act together, they will have the ability to control the management and affairs of our Company and most matters requiring shareholder approval, including the election of directors, changes to our memorandum and articles of association, and approval of significant corporate transactions such as a change in control, merger, consolidation or sale of assets. Their interests may not be the same as or even conflict with the interests of holders of our Class A Ordinary Shares, including purchasers in this offering. See “Risk Factors—Risks Related to This Offering and Ownership of Our Class A Ordinary Shares—Our dual class voting structure has the effect of concentrating the voting control in holders of our Class B Ordinary Shares, which will limit or preclude your ability to influence corporate matters, and your interests may conflict with the interests of these shareholders. It may also adversely affect the trading market for our Class A Ordinary Shares due to exclusion from certain stock market indices.”

Corporate Information

Our principal executive offices are located at Room 1910-1912A, Tower 3, China Hong Kong City, 33 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong.

Solowin’s registered office is currently located at the office of Conyers Trust Company (Cayman) Limited at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY1-1111, Cayman Islands which may be changed from time to time at the discretion of directors.

Our website can be found at https://solowin.io The information contained on our website is not a part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities.

The Offering

Class A Ordinary Shares Offered by Us	10,606,060 Class A Ordinary Shares

Offering Price Per Share	$0.33

Ordinary Shares Outstanding Immediately Before the Offering*	8,940,000 Class A Ordinary Shares and 8,040,000 Class B Ordinary Shares.

Ordinary Shares to be Outstanding Immediately After the Offering*	19,546,060 Class A Ordinary Shares and 8,040,000 Class B Ordinary Shares.

Market for the Class A Ordinary Shares	Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “SWIN.”

Use of Proceeds	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-52 of this prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our Class A Ordinary Shares. See “Risk Factors” beginning on page S-19 of this prospectus supplement and on page 12 of the accompanying prospectus and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Transfer Agent and Registrar	Transhare Corporation

*

The number of our Class A Ordinary Shares to be outstanding after this offering is based on 8,940,000 Class A Ordinary Shares and 8,040,000 Class B Ordinary Shares issued and outstanding on May 23, 2025. Class B Ordinary Shares are convertible at the option of the holder into Class A Ordinary Shares on a 1:1 basis and are entitled to ten (10) votes per share.

The number of our Class A Ordinary Shares outstanding immediately before and after this offering excludes:

•	3,020,000 Class A Ordinary Shares reserved under the 2023 Equity Incentive Plan.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves a high degree of risk. Investors purchasing the Class A Ordinary Shares in this offering are purchasing Class A Ordinary Shares of Solowin, a Cayman Islands holding company, rather than Class A Ordinary Shares of Solowin’s HK Subsidiaries that conduct substantive business operations in Hong Kong. This structure involves unique risks to investors and investors may never hold equity interests in the operating companies. The legal and operational risks associated with operations in China may also apply to our operations in Hong Kong. The Chinese government may exercise significant oversight and control over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and may significantly limit or completely hinder our ability to offer or continue to offer the Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless. Additionally, as a majority of our clients are PRC residents, we are susceptible to various PRC-related legal, regulatory and operational risks, including evolving laws and regulations relating to data privacy, cybersecurity, foreign exchange control and virtual assets. You should carefully consider the risks and uncertainties summarized below and the risks described under the “Risk Factors” section beginning on page S-19 and the other information contained in this prospectus supplement and the accompanying prospectus before you decide whether to purchase the Class A Ordinary Shares.

Risks Related to This Offering and Ownership of Our Class A Ordinary Shares

●	The offering price of our Class A Ordinary Shares pursuant to this prospectus supplement is significantly lower than the current trading price, which could result in substantial dilution to existing shareholders and a decline in the market price of our Class A Ordinary Shares. See page S-19 of this prospectus supplement for detailed discussion.

●	We will have broad discretion in the use of the proceeds from this offering, and there is no guarantee that we will use the proceeds effectively. See page S-19 of this prospectus supplement for detailed discussion.

●	A large number of shares may be sold in the market following this offering, which may significantly depress the market price of our Class A Ordinary Shares. See page S-19 of this prospectus supplement for detailed discussion.

●	If we fail to maintain compliance with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for trading our shares and make obtaining future debt or equity financing more difficult for us. See page S-20 of this prospectus supplement for detailed discussion.

●	The market price of our Class A Ordinary Shares has been volatile, and this volatility may continue, potentially leading to a depressed value at the time you wish to sell your holdings. See page S-20 of this prospectus supplement for detailed discussion.

●	Our dual class voting structure has the effect of concentrating the voting control in holders of our Class B Ordinary Shares, which will limit or preclude your ability to influence corporate matters, and your interests may conflict with the interests of these shareholders. It may also adversely affect the trading market for our Class A Ordinary Shares due to exclusion from certain stock market indices. See page S-21 of this prospectus supplement for detailed discussion.

●	We have experienced extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of the Class A Ordinary Shares. See page S-21 of this prospectus supplement for detailed discussion.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies. See page S-21 of this prospectus supplement for detailed discussion.

●	As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares. See page S-22 of this prospectus supplement for detailed discussion.

●	You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders. See page S-23 of this prospectus supplement for detailed discussion.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because Solowin is incorporated under Cayman Islands law. See page S-23 of this prospectus supplement for detailed discussion.

For more detailed information, see “Risk Factors—Risks Related to This Offering and Ownership of Our Class A Ordinary Shares” beginning on page S-19.

Risks Related to Our Business and Industry

●	Decreases in certain types of our revenues and increase in expenses in recent financial periods have significantly reduced our profitability. See page S-25 of this prospectus supplement for detailed discussion.

●	We rely on a number of external service providers for technology, processing and supporting functions, and if they fail to provide these services, it could adversely affect our business and harm our reputation. See page S-30 of this prospectus supplement for detailed discussion.

●	Hong Kong’s securities brokerage industry is highly competitive and we operate in a heavily regulated industry, and are subject to extensive and evolving regulatory requirements in the jurisdictions in which we operate. See page S-26 of this prospectus supplement for detailed discussion.

●	We may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for our business activities in multiple jurisdictions and related to residents therein, especially in the PRC or otherwise relating to PRC residents. See page S-26 of this prospectus supplement for detailed discussion.

●	We derived a substantial portion of revenue from a small number of key clients. See page S-1 of this prospectus supplement for detailed discussion.

For more detailed information, see “Risk Factors—Risks Related to Our Business and Industry” beginning on page S-31.

Risks Related to Doing Business in Jurisdictions We Operate

●	Substantially all our operations are in Hong Kong, and a majority of our clients are PRC residents. As such, the legal and operational risks associated with operations in China may also apply to our operations in Hong Kong. The Chinese government may exercise significant oversight and control over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. See page S-40 of this prospectus supplement for detailed discussion.

●	PRC governmental control of currency conversion, cross-border remittance and offshore investment could have a direct impact on the trading volume on our platform, and the PRC government could further tighten restrictions on converting Renminbi to foreign currencies and/or deems our practices to be in violation of PRC laws and regulations. A majority of our clients are PRC residents subject to China’s strict foreign exchange regulations, which limit annual Renminbi-to-foreign-currency conversions to $50,000 for personal use and prohibit direct investment into certain financial products. Clients seeking to exceed this quota must undergo additional procedures. We do not accept Renminbi deposits or handle cross-border conversions, instead directing clients to third-party providers. However, this may still be viewed by regulators as assisting with currency conversion. If deemed non-compliant, we could face regulatory penalties, operational restrictions, or even suspension, particularly given the precedent set by recent CSRC actions. Any client violations could also trigger investigations involving us. Furthermore, if the PRC further tightens foreign exchange controls, our platform’s trading volume and our revenues could be significantly impacted, threatening our business operations and financial health. See page S-42 of this prospectus supplement for detailed discussion.

●	We may face regulatory risks due to differences in virtual asset regulations between Hong Kong and mainland China, particularly given our mainland Chinese client base. See page S-43 of this prospectus supplement for detailed discussion.

●	There are political risks associated with conducting business in Hong Kong. See page S-44 of this prospectus supplement for detailed discussion.

●	The Class A Ordinary Shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China or Hong Kong. The delisting of the Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See page S-45 of this prospectus supplement for detailed discussion.

●	The Hong Kong and China legal systems are evolving and embody uncertainties which could limit the legal protections available to us. Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us. See page S-47 of this prospectus supplement for detailed discussion.

●	We may become subject to a variety of PRC laws and other obligations regarding cyber security, data protection, overseas offerings and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless. See page S-47 of this prospectus supplement for detailed discussion.

For more detailed information, see “Risk Factors—Risks Related to Doing Business in Jurisdictions We Operate” beginning on page S-40.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the risks described below as well as the risks described in the section captioned “Risk Factors” in our annual report on Form 20-F for the year ended March 31, 2024 and as updated by any document that we subsequently file with the SEC that is incorporated by reference in this prospectus supplement or the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus before you make a decision to invest in our securities. If any of such risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Class A Ordinary Shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Information.”

Risks Related To This Offering and Ownership of Our Class A Ordinary Shares

The offering price of our Class A Ordinary Shares pursuant to this prospectus supplement is significantly lower than the current trading price, which could result in substantial dilution to existing shareholders and a decline in the market price of our Class A Ordinary Shares.

The offering price of our Class A Ordinary Shares being offered pursuant to this prospectus supplement is significantly lower than the current trading price of our Class A Ordinary Shares. We negotiated the price for the Class A Ordinary Shares offered in this offering with the investors. The factors considered in determining the price included the recent market price of our Class A Ordinary Shares, the general condition of the small-cap securities market at the time of this offering, our operating history and current performance, our capital requirements, and the limited liquidity in our public float.

As of the date of this prospectus supplement, we had 8,940,000 Class A Ordinary Shares and 8,040,000 Class B Ordinary Shares issued and outstanding. We are offering an aggregate of 10,606,060 Class A Ordinary Shares to the investors in this offering, representing approximately 62.5% of our existing Ordinary Shares on a 1:1 as-converted basis. Our existing shareholders may suffer significant dilution after completion of this offering.

Although our Class A Ordinary Shares currently trade at a market price well above the offering price of $0.33 per Share, the daily trading volume is insignificant when compared to the number of Class A Ordinary Shares we are offering to investors in this transaction. The current market price has a low correlation to the actual value of our Class A Ordinary Shares due to the limited trading volume. It was therefore essential for us to determine an offering price that aligns with our assessment of investor sentiment, given the significant number of shares being offered.

The issuance of Class A Ordinary Shares at the substantially discounted price will result in immediate and substantial dilution to existing shareholders and may adversely affect the trading price of our Class A Ordinary Shares following the offering. There can be no assurance that the trading price of our Class A Ordinary Shares after the offering will not decline significantly or that it will recover to the level prior to the offering. As a result, our existing shareholders may experience a substantial decrease in the value of their investment following this offering.

We will have broad discretion in the use of the proceeds from this offering, and there is no guarantee that we will use the proceeds effectively.

We have agreed to use the net proceeds from this offering solely for working capital and general corporate purposes. As a result, we retain significant discretion in the application of the net proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in a manner that aligns with your preferences. You must rely on our judgment regarding the allocation of the net proceeds. These funds may be used for corporate purposes that do not improve our profitability or increase the value of our shares. Additionally, the net proceeds may be invested in ways that do not generate income or that result in a loss of value. If we fail to use these funds effectively, it could have a material adverse effect on our business, financial condition, operating results, and cash flow.

A large number of shares may be sold in the market following this offering, which may significantly depress the market price of our Class A Ordinary Shares.

The Class A Ordinary Shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our Class A Ordinary Shares may be sold in the public market following this offering. Sales of a significant number of our Class A Ordinary Shares in the public market after this offering, or the perception that such sales may occur, could adversely affect the market price of our shares.

If we fail to maintain compliance with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for trading our shares and make obtaining future debt or equity financing more difficult for us.

Our Class A Ordinary Shares are traded and listed on the Nasdaq Capital Market under the symbol of “SWIN.” Our shares may be delisted, if we fail to regain compliance with certain continued listing requirements of Nasdaq, in a timely manner.

If we fail to maintain compliance with the Nasdaq continued listing requirements, our Class A Ordinary Shares may lose their status on Nasdaq Capital Market and they would likely be traded on the over-the-counter market. As a result, selling our Class A Ordinary Shares could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our Class A Ordinary Shares are delisted, broker dealers would have to bear certain regulatory burdens which may discourage broker dealers from effecting transactions in our Class A Ordinary Shares and further limiting the liquidity of our shares. These factors could result in lower prices and larger spreads in the bid and ask prices for our Class A Ordinary Shares. Such delisting from Nasdaq and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

If our Class A Ordinary Shares were delisted from Nasdaq, we may become subject to the trading complications experienced by “Penny Stocks” in the over-the-counter market.

Delisting from Nasdaq may cause our Class A Ordinary Shares to become subject to the SEC’s “penny stock” rules. The SEC generally defines a penny stock as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. One such exemption is to be listed on Nasdaq. The market price of our Class A Ordinary Shares is currently below $5.00 per share. Therefore, were we to be delisted from Nasdaq, our Class A Ordinary Shares will become subject to the SEC’s “penny stock” rules. These rules require, among other things, that any broker engaging in a purchase or sale of our securities provide its customers with: (i) a risk disclosure document, (ii) disclosure of market quotations, if any, (iii) disclosure of the compensation of the broker and its salespersons in the transaction, and (iv) monthly account statements showing the market values of our securities held in the customer’s accounts. A broker would be required to provide the bid and offer quotations and compensation information before effecting the transaction. This information must be contained on the customer’s confirmation. Generally, brokers are less willing to effect transactions in penny stocks due to these additional delivery requirements. These requirements may make it more difficult for shareholders to purchase or sell our Ordinary Shares. Because the broker, not us, prepares this information, we would not be able to assure that such information is accurate, complete or current.

The market price of our Class A Ordinary Shares has been volatile, and this volatility may continue, potentially leading to a depressed value at the time you wish to sell your holdings.

The US stock market has experienced instances of extreme price increases followed by rapid declines, especially in 2022, with share price fluctuations that appeared unrelated to the issuers’ performance after their initial public offerings. This trend has been particularly noticeable among companies with relatively smaller public floats. We have a small public float due to the limited size of our initial public offering in September 2023 and the concentration of ownership in our principal shareholders. As a small-cap company with a limited public float following this offering, the market price of our Class A Ordinary Shares has been volatile, and such volatility may persist.

From September 7, 2023, through May 23, 2025, the closing price of our Class A Ordinary Shares on the Nasdaq Capital Market has ranged from a high of $47.00 to a low of $1.16. While the specific causes of this volatility remain unclear, our small public float could magnify the impact of actions by a few shareholders, causing the share price to deviate—potentially significantly—from a price that better reflects the underlying performance of our business. This extreme volatility may confuse public investors about the true value of our shares, distort market perceptions of our financial performance and public image, and negatively affect the long-term liquidity of our Class A Ordinary Shares, regardless of our actual or expected operating results. If the Class A Ordinary Shares experience price fluctuations that seem unrelated to our business performance, investors may find it difficult to assess the true value of our shares, and our ability to access capital markets could be materially adversely affected. Furthermore, if trading volumes of our Class A Ordinary Shares are low, holders may find it difficult to liquidate their investment or may be forced to sell at depressed prices due to low trading volume. As a result, investors may experience losses on their investment in the Class A Ordinary Shares.

Historically, companies that have experienced periods of price volatility in their shares have sometimes faced securities class action litigation. If we become involved in similar litigation in the future, it could result in significant costs, divert management’s attention and resources, and harm our share price, business prospects, financial condition, and results of operations.

Our dual class voting structure has the effect of concentrating the voting control in holders of our Class B Ordinary Shares, which will limit or preclude your ability to influence corporate matters, and your interests may conflict with the interests of these shareholders. It may also adversely affect the trading market for our Class A Ordinary Shares due to exclusion from certain stock market indices.

We have adopted a dual class voting structure such that our Ordinary Shares consist of Class A Ordinary Shares and Class B Ordinary Shares. Class B Ordinary Shares are entitled to ten (10) votes per share on proposals requiring or requesting shareholder approval and Class A Ordinary Shares are entitled to one (1) vote per share on any such matter. As of the date hereof, there are 8,040,000 Class B Ordinary Shares outstanding which are entitled to ten (10) votes per share and 8,940,000 Class A Ordinary Shares outstanding which are entitled to one (1) vote per share. As a result, holders of Class B Ordinary Shares collectively controls approximately 90.0% of the voting power of the outstanding Ordinary Shares of the Company before this offering.

Following this offering, taking into consideration the Class A Ordinary Shares being offered hereby, holders of Class B Ordinary Shares collectively will retain controlling voting power in the Company based on having an aggregate of approximately 78.0% of the combined voting power of our outstanding Ordinary Shares. Holders of Class B Ordinary Shares together will have the ability to control the outcome of most matters requiring shareholder approval, including:

●	the election of our Board and, through our Board, decision making with respect to our business direction and policies, including the appointment and removal of our officers;

●	mergers, de-mergers and other significant corporate transactions;

●	changes to our constitution; and

●	our capital structure.

This voting control and influence may discourage transactions involving a change of control of the Company, including transactions in which you, as a holder of our Class A Ordinary Shares, might otherwise receive a premium for your shares.

S&P Dow Jones and FTSE Russell have implemented changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, namely, to exclude companies with multiple classes of shares of common stock from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our Ordinary Shares may prevent the inclusion of our Class A Ordinary Shares in such indices and may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices could result in a less active trading market for our Class A Ordinary Shares. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of the Class A Ordinary Shares.

We have not historically declared or paid dividends on the Class A Ordinary Shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of the Class A Ordinary Shares.

We have not historically declared or paid dividends on the Class A Ordinary Shares. We currently intend to invest our future earnings, if any, to fund our growth, to develop business, for working capital needs, to reduce debt and for general corporate purposes. We do not expect to declare or pay any dividends in the foreseeable future. Therefore, the success of an investment in the Class A Ordinary Shares will depend upon any future appreciation in their value. There is no guarantee that the Class A Ordinary Shares will appreciate in value or even maintain their current value.

Any decision to pay dividends in the future will be at the full discretion of our board of directors and will depend upon various factors then existing, including earnings, financial condition, results of operations, capital requirements, level of indebtedness, restrictions imposed by applicable law, general business conditions and other factors that our board of directors may deem relevant.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	Section 14 of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we may publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Market. Press releases relating to financial results and material events will also be furnished to the SEC in reports on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares.

We are exempted from certain corporate governance requirements of Nasdaq by virtue of being a foreign private issuer. As a foreign private issuer, we are permitted to follow the governance practices of our home country, the Cayman Islands, in lieu of certain corporate governance requirements of Nasdaq. As result, the standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

●	have a majority of the board be independent (although all of the members of the audit committee must be independent under the Exchange Act);

●	have a compensation committee and a nominating committee to be comprised solely of “independent directors”; or

●	hold an annual meeting of shareholders no later than one year after the end of our fiscal year.

Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain Class A Ordinary Share issuances. We intend to comply with the requirements of Nasdaq listing rules to have a majority of the board be independent and to appoint a compensation committee and a nominating and corporate governance committee. We may, however, in the future consider following home country practice in lieu of the requirements under Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We would lose our foreign private issuer status if, for example, more than 50% of our voting securities are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to convene a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association.

Solowin’s memorandum and articles of association, as amended, do not provide its shareholders with any right to requisition a general meeting or to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Certain judgments obtained against us by Solowin’s shareholders may not be enforceable.

Solowin is a Cayman Islands company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in Hong Kong by Solomon JFZ.

In addition, all of our directors and officers are nationals or residents of Hong Kong and all or a substantial portion of their assets are located outside the U.S. As a result, it may be difficult for investors to effect service of process within the U.S. upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws or securities laws of any U.S. state. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of Hong Kong may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because Solowin is incorporated under Cayman Islands law.

Solowin is an exempted company incorporated under the laws of the Cayman Islands. Its corporate affairs are governed by its memorandum and articles of association, as amended, the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of the shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of the shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like Solowin have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Solowin’s memorandum and articles of association, as amended, have provisions that provide our shareholders with the right to inspect the register of members without charge, and to receive the annual audited financial statements of the Company. Subject to the foregoing, our directors have discretion under the memorandum and articles of association, as amended, to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors or our controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act (As Revised) of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders.

Solowin’s memorandum and articles of association, as amended, contain anti-takeover provisions that could discourage a third party from acquiring us, which could limit Solowin’s shareholders’ opportunity to sell their shares at a premium.

Solowin’s memorandum and articles of association, as amended, contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving Solowin’s shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. For example, Solowin’s board of directors has the authority, without further action by its shareholders, to issue one or more classes or series of preferred shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted by the Companies Act (As Revised) of the Cayman Islands. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If Solowin’s board of directors decides to issue preferred shares, the price of the Class A Ordinary Shares may fall and the voting and other rights of the holders of the Class A Ordinary Shares may be materially and adversely affected. In addition, Solowin’s memorandum and articles of association, as amended, contain other provisions that could limit the ability of third parties to acquire control of our company or cause us to engage in a transaction resulting in a change of control.

There is a risk that we will be a passive foreign investment company for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in the Class A Ordinary Shares.

In general, a non-U.S. corporation is a passive foreign investment company, or PFIC, for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and certain gains. Cash is a passive asset for these purposes.

Based on the expected composition of our income and assets and the value of our assets, including goodwill, we do not expect to be a PFIC for our current taxable year. However, the proper application of the PFIC rules to a company with a business such as ours is not entirely clear. Because the proper characterization of certain components of our income and assets is less than certain, and because our PFIC status for any taxable year will depend on the composition of our income and assets and the value of our assets from time to time (which may be determined, in part, by reference to the market price of the Class A Ordinary Shares, which could be volatile), there can be no assurance that we will not be a PFIC for our current taxable year or any future taxable year.

If we were a PFIC for any taxable year during which a U.S. investor holds the Class A Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. investor.

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act of the Cayman Islands (as revised) (“ES Act”) that came into force on January 1,2019, a “relevant entity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is Solowin; however, it does not include an entity that is tax resident outside the Cayman Islands. Accordingly, for so long as the Company is a tax resident outside the Cayman Islands, including in Hong Kong, it is not required to satisfy the economic substance test set out in the ES Act.

Risks Related To Our Business And Industry

Decreases in certain types of our revenues and increase in expenses in recent financial periods have significantly reduced our profitability.

A significant portion of our revenue is derived from advisory fees charged to clients for Solomon JFZ’s investment advisory services. Revenues generated from investment advisory fees were approximately $2.86 million, or 67%, $2.52 million, or 56% and $0.73 million, or 22% of our total revenue for the fiscal years ended March 31, 2024, 2023 and 2022, respectively. Our revenue from investment advisory fees decreased by 80% to $0.32 million for the six months ended September 30, 2024, from $1.56 million for the six months ended September 30, 2023. The reason for this decrease was primarily due to a reduction in the demand for value-added services among institutional clients and fewer referrals of institutional clients.

Solomon JFZ also generates revenue through advisory fees utilizing a pricing model that carefully balances cost, value, and affordability. When determining the cost elements, factors such as human resources, sales commissions, and operational expenses are taken into consideration. Further, Solomon JFZ would implement a reduced percentage fee structure to accommodate affordability or to attract new clients.

Revenue from commissions charged to clients for Solomon JFZ’s securities related services was $51,000, or 1%, $74,000, or 2%, and $1.84 million, or 57% of our total revenue for the fiscal years ended March 31, 2024, 2023 and 2022. The significant decrease in the fiscal years ended March 31, 2024 and 2023 was mainly due to the poor equity market performance in Hong Kong and a lack of attractive IPOs in the Hong Kong stock market. Revenue from commissions charged to clients for Solomon JFZ’s securities related services increased to $75,000 for the six months ended September 30, 2024, from $16,000 for the same period of 2023. The reason for this slightly increase was due to a higher volume of trading activity in the U.S. market.

We had a net loss of $4.56 million and $0.98 million in the fiscal years ended March 31, 2024 and 2022, respectively, despite a net income of $1.35 million in the fiscal year ended March 31, 2023. We recorded a net loss of $6.26 million for the six months ended September 30, 2024, compared to a net income of $1.25 million for the same period of 2023. Our expenses increased to $7.35 million for the six months ended September 30, 2024, from $1.30 million for the same period of 2023. The increase was mainly due to (i) increase in professional fee in relation to the newly launched virtual assets business; (ii) increase in office lease expenses for new office; (iii) increase in marketing and promotion expenses in order to enhance brand visibility; and (iv) implementation of the 2023 Equity Incentive Plan under which 1,980,000 ordinary shares were issued to employees as share rewards for the six months ended September 30, 2024.

We may continue to incur operating and net losses in the foreseeable future. Our potential profitability is dependent upon continued increase in customer needs for creative financial solutions and our success in competing against other participants in the markets in which we operate, which may not occur. Our revenues may not grow sufficiently to offset the increase in our expenses as we are pursuing regulatory creative solutions in virtual assets services and real-world assets development. Because we will incur the costs and expenses from these efforts before we receive incremental revenues with respect thereto, our losses in future periods could be significant. In addition, we may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in revenues, which would further increase our losses.

We operate in a heavily regulated industry, and are subject to extensive and evolving regulatory requirements in the jurisdictions in which we operate.

We operate in a highly-regulated industry and must comply with the applicable regulatory requirements in the jurisdictions we operate. Our major regulators include Cayman Islands Monetary Authority (CIMA) and Securities and Futures Commission of Hong Kong, or HKSFC. These regulators and self-regulatory organizations govern our business operations in a variety of ways and conduct regular examinations of our business to monitor our compliance with applicable regulations. Among other things, we are subject to regulations with regard to (i) our sales practices, including our interaction with and solicitation of clients and our marketing activities; (ii) the custody, control and safeguarding of our clients’ assets; (iii) maintaining specified minimum amounts of capital and limiting withdrawals of funds from our regulated operating subsidiaries; (iv) submitting regular financial and other reports to regulators; (v) licensing for our operating subsidiaries and our employees; and (vi) the conduct of our directors, officers, employees and affiliates. In addition, as the online brokerage service industry in Hong Kong is at a relatively early stage of development, interpretation and enforcement of the applicable regulatory regime are subject to significant uncertainties, which may result in difficulties in determining whether our existing practices violate any applicable laws and regulations.

Compliance with these regulations is complicated, time-consuming and expensive. Our ability to comply with all applicable laws and regulations is largely dependent on our internal compliance system, as well as our ability to attract and retain qualified compliance personnel. While we maintain systems and procedures designed to ensure that we comply with applicable laws and regulations, we cannot assure you that we are able to prevent all possible violations. Non-compliance with applicable laws or regulations could result in sanctions being levied against us, including the imposition of fines or penalties, censures, restrictions on certain business activities, suspension or expulsion from a jurisdiction or market or the revocation or limitation of licenses, which could adversely affect our reputation, prospects, revenues and earnings. Furthermore, any future change in the regulatory, legal and industry environment for the securities brokerage, investment advisory, corporate finance and asset management may have a significant impact on our business.

In addition, we are subject to regular investigations, inquiries and inspections from the relevant regulatory bodies. For example, from time to time, Solomon JFZ, our HKSFC-licensed subsidiary, may be subject to or required to assist in inquiries or investigations by regulatory authorities in Hong Kong, principally the HKSFC. The HKSFC conducts on-site reviews and off-site monitoring to ascertain and supervise Solomon JFZ’s business conduct and compliance with relevant regulatory requirements and to assess and monitor, among other things, its financial soundness. Similarly, Solowin may be subject to CIMA’s on-site inspections and inquiries from time to time. If any misconduct is identified as a result of inquiries, reviews, investigation or inspections, the relevant regulatory authorities may take disciplinary actions against us. There also remains a risk that we may not be able to rectify our practices to be in compliance with the relevant rules and regulations following the identification of any such misconduct or material non-compliance, which may result in regulators taking additional actions against it. We have not been inspected by HKSFC so far. We have an external audit carried out every year, and we have hired an external compliance consulting company since September 1, 2021 on compliance review and checking.

We may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for our business activities in multiple jurisdictions and related to residents therein, especially in the PRC or otherwise relating to PRC residents.

We operate in a heavily regulated industry, which requires various licenses, permits and approvals in different jurisdictions to conduct our businesses. Our clients include people who live in jurisdictions where we do not have licenses issued by the local regulatory bodies. It is possible that authorities in those jurisdictions may in the future take the position that we are required to obtain licenses or otherwise comply with local laws and regulations in order to conduct our business with residents living in those jurisdictions. In any jurisdictions, if we fail to comply with the regulatory requirements, we may risk being disqualified for our existing businesses or being rejected for renewal of our qualifications and/or licenses upon expiry by the regulatory authorities as well as other penalties, fines or sanctions. In addition, in respect of any new business that we may contemplate, we may not be able to obtain the relevant approvals for developing such new business if we fail to comply with the relevant regulations and regulatory requirements. As a result, we may fail to develop new business as planned, or we may fall behind our competitors in such businesses.

Specifically, we do not hold any licenses or permits from any PRC regulatory bodies for Solomon JFZ’s securities related business. Currently, a large number of our clients are PRC residents and some independent contractors are providing supporting services remotely from the PRC. We believe that since the transactions on Solomon JFZ’s trading platform are all conducted outside PRC, Solomon JFZ’s current activities in China do not require a securities brokerage license, a making license or permit under existing PRC securities laws and regulations. However, it is noted on December 30, 2022, CSRC issued a rectification request to similarly situated companies, specifically described as “Futu Holdings and UP Fintech Holding Limited have conducted cross-border securities business for domestic investors without the approval of the CSRC, which constitutes illegal operation of securities business under the Securities Law and other relevant laws and regulations, and the CSRC intends to require Futu Holdings and UP Fintech Holding Limited to rectify the aforementioned violations.” Moreover, CSRC has promulgated Administrative Measures on Securities Brokerage Services effective on February 28, 2023, which clarifies that CSRC will strengthen the daily supervision of illegal cross-border brokerage business and steadily and orderly promote the rectification and standardization of such activity. Therefore, we tend to believe that CSRC is now gradually strengthening its regulation of this cross-border online brokerage business, and Solomon JFZ’s business involving PRC residents may also need to comply with the new regulatory requirements in the future. As a result, there remains uncertainties as to how the current and any future PRC laws and regulations will be interpreted or implemented in the context of operating securities-related business in China. We cannot assure you that our current operating model will not be deemed as operating securities brokerage business in China, subjecting us to further inquiries or rectifications. If certain of Solomon JFZ’s activities in China were deemed by PRC regulators to be providing securities brokerage services, investment consulting services or stock options brokerage business in China, we would be required to obtain the required licenses or permits from the relevant regulatory bodies, including CSRC. The failure to obtain such licenses or permits may subject us to regulatory actions and penalties, including fines, suspension of parts or all of Solomon JFZ’s business relations with PRC individuals and entities, and temporary suspension or removal of our websites and mobile application in China. In such cases, our business, financial condition, results of operations and prospects may be materially and adversely affected.

If we were deemed to be an investment company under the Investment Company Act of 1940, we may be required to institute burdensome compliance requirements and our activities may be restricted, which could adversely affect the price of the Class A Ordinary Shares and our business.

An entity will generally be deemed an “investment company” under Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “1940 Act”) if: (a) it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or (b) absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We believe we are not an “investment company” and do not intend to become registered as an “investment company” within the meaning of the 1940 Act, as we do not hold ourselves out as being primarily engaged in the business of investing, reinvesting, or trading in securities. As of March 31, 2024, Solomon JFZ’s operations mainly consisted of four business segments: (i) securities related services, (ii) investment advisory services, (iii) corporate consultancy services, and (iv) asset management services to our customers. Solomon JFZ charges brokerage commission fees to clients for trades made using its trading platform based on the transaction amount, subject to a minimum charge per transaction. Solomon JFZ provides investment advice to our clients based on their financial needs and risk appetite, and it charges them an investment advisory fee based on a percentage of the AUM. Solomon JFZ also provides corporate consultancy services to unlisted and listed companies that are looking for high-quality and value-added corporate finance advisory services at reasonable costs. It charges our clients advisory fees according to the type and size of the transactions, duration of the engagement, complexity of the transaction and the expected manpower requirements. For its asset management services, Solomon JFZ generates revenue through fund subscription fees, fund management fees, and performance fees. Solomon JFZ’s management funds provide eligible investors with the chance to invest under professional management. The subscription fees for asset management services vary based on the subscription amount, ranging from 1% to 5% for specific funds and investors. In addition, as of March 31, 2024, Solomon JFZ’s investment securities represented less than 40% of the value of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis calculated in accordance with Section 3(a)(1)(C) of the 1940 Act. The Company does not own any securities as defined as “investment securities” under Section 3(a)(2) of the 1940 Act. Because neither Solowin nor Solomon JFZ owns securities of other companies, they will not receive any dividend or interest income, nor will they recognize gains or losses from sales of securities and there is no expectation that these circumstances will change in the foreseeable future. We intend to continue to conduct our operations so that we will not be deemed an investment company.

If, at any time, we become or are determined to be primarily engaged in the business of investing, reinvesting or trading in securities, we could become subject to regulation under the 1940 Act. If we were to become subject to the 1940 Act, any violation of the 1940 Act could subject us to material adverse consequences, including potentially significant regulatory penalties and the possibility that certain of our contracts would be deemed unenforceable. Additionally, as a foreign private issuer, we would not be eligible to register under the 1940 Act. Accordingly, we would either have to obtain exemptive relief from the SEC, modify our contractual rights or dispose of investments in order to fall outside the definition of an investment company, each of which may have a material adverse effect on the Company. Additionally, we may have to forego potential future acquisitions of interests in companies that may be deemed to be investment securities within the meaning of the 1940 Act. Finally, failure to avoid being deemed an investment company under the 1940 Act could also make us unable to comply with our reporting obligations as a public company in the United States and lead to our being delisted from Nasdaq Stock Market LLC, which would have a material adverse effect on the liquidity and value of the Class A Ordinary Shares.

We may be unable to retain existing clients or attract new clients, or we may fail to offer services to address the needs of our clients as they evolve.

We derive a significant portion of our revenues from Solomon JFZ’s commissions based upon the trading volume or the number of relevant transaction contracts executed by our clients. The historically rapidly growing trading volume on Solomon JFZ’s platform was primarily driven by the increasing number of our active clients in the past. However, our total revenue-generating clients have declined over the past three fiscal years. As of March 31, 2024, 2023 and 2022, we had 1,240, 1,400 and 2,100 revenue-generating clients, respectively. Revenue-generating clients are active clients who have assets in their trading accounts and have trading activities. We have seen a significant decrease in this group of clients, primarily due to a sharp increase in withdrawals and limited growth in new clients depositing money after opening their accounts. The high number of withdrawals is directly tied to a decline in investor confidence because of bad performance in the Hong Kong stock market, which was evidenced by a 22% drop in the HSI index over a six-month period from March 31 2022 to September 30, 2022. Investors who lost interest in trading chose to withdraw their money and avoid making impulsive trading. The limited growth in new client deposits is largely due to the absence of appealing initial public offerings in the Hong Kong stock market. According to statistical data from HKEX, the number of IPOs in the Hong Kong stock market declined significantly during the past years from 154 in 2020 to 90 in 2022, or a compounded decrease of 24%. Additionally, in 2022, 31 of the 90 IPOs had trading prices falling on their first day of trading, while 49 companies underperformed their initial offering prices throughout the year, representing 34% and 54% of the total number of IPOs in the year, respectively. To further grow our business and expand our operation, we rely on continuous efforts in retaining existing clients and attracting new ones.

Our ability to retain existing clients is dependent upon multiple factors, some of which are beyond our control. Our clients may not continue to place trading orders or increase the level of their trading activities on Solomon JFZ’s platform if we cannot match the prices offered by other market players or if we fail to deliver satisfactory services. Failure to deliver services in a timely manner at competitive prices and provide a satisfactory experience will cause our clients to lose confidence in us and use our platform less frequently or even stop using Solomon JFZ’s platform altogether. Even if we are able to provide high-quality and satisfactory services on Solomon JFZ’s platform in a timely manner and at favorable pricing terms, we cannot assure you that we will be able to retain existing clients, encourage repeat and increase trading transactions, in part due to reasons beyond our control, such as the personal financial situation of our clients or the deterioration of capital markets generally. We have taken efforts in attracting new clients and expanding our brand influence, and we plan to continue doing so. However, these efforts may not be cost effective and we cannot assure you that we will be able to grow our client base as we expect, which may in turn materially and adversely affect our business operations and prospects.

We cannot guarantee the profitability of our clients’ investments or ensure that our clients will make rational investment judgements.

We cannot guarantee the profitability of the investments made by clients on Solomon JFZ’s trading platform. The profitability of our clients’ investments is directly affected by elements beyond our control, such as economic and political conditions, broad trends in business and finance, changes in volume of securities and futures transactions, changes in the markets in which such transactions occur and changes in how such transactions are processed.

Moreover, many of our clients are retail investors, who are less sophisticated compared with institutional investors. Although we include prominent risk warnings and disclaimers on our apps throughout the transaction process and, in accordance with relevant regulations, have designed an appropriateness test to assess the level of experience and risk level of the client to assess whether certain services or products are appropriate for such client, there is no guarantee that the appropriateness test for any product is adequate.

Clients who have suffered from unfavorable trading results, financial losses, or even liquidity issues in connection with the financial losses may attribute their losses to us and/or may discontinue trading with us, which may have a material and adverse effect on our business and results of operation. Some clients who have suffered substantial losses on Solomon JFZ’s platform may seek to recover their damages from us or bring lawsuits against us. These allegations against us, regardless of their veracity, may negatively affect our reputation and clients’ confidence with us. If we were to become the subject of any unfavorable allegations or lawsuits, whether such allegations are proven to be true or untrue and regardless of the outcome of the lawsuits, we may have to expend a significant amount of resources to investigate and/or defend itself, which could divert our management’s attention from the day-to-day operations. In addition, if any litigation or other legal proceeding to which we are a party is resolved adversely, we may be ordered to pay a substantial amount of damages or compensation to the other party, which could adversely affect our business, financial condition and results of operations.

Failure to comply with regulatory capital requirements set by local regulatory authorities could materially and negatively affect our business operation and overall performance.

Solomon JFZ, our major operating subsidiary in Hong Kong, is subject to various regulatory capital requirements, including minimum capital requirements, capital ratios and buffers established by competent authorities in their respective jurisdiction. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on our business and financial position.

As of the date hereof, Solomon JFZ is in compliance with its respective regulatory capital requirements. However, if Solomon JFZ fails to remain well-capitalized for regulatory purposes, CIMA and HKSFC may take actions against it and its business operation, and we may face penalties, including limitations and prohibitions on our business activities or suspension or revocation of our licenses and trading rights. This could affect client confidence, our ability to grow, our costs of funds and professional insurance costs, our ability to pay dividends on Class A Ordinary Shares, our ability to make acquisitions, and in turn, our business, results of operations and financial condition.

Our risk management policies and procedures may not be adequate and effective, which may expose us to unidentified or unexpected risks.

Our business activities expose us to various risks, including regulatory environment risk, market condition risk, credit risk, liquidity risk, capital adequacy risk and operational risk. We are dependent on our risk management policies and procedures and adherence to our Internal Control and Compliance Manual as well as the latest regulatory policies and procedures by our staff to manage the risks inherent in our business. Nonetheless, our policies and procedures to identify, monitor and manage risks may not be fully effective in mitigating our risk exposure in all market environments or against all types of risks. Some of our methods for managing risks are discretionary by nature and are based on internally developed controls and observed historical market behavior, and also involve reliance on standard industry practices. Many of our risk management policies are based upon observed historical market behavior or statistics based on historical models. During periods of market volatility or due to unforeseen events, the historically derived correlations upon which these methods are based may not be valid. As a result, these methods may not predict future exposures accurately, which could be significantly greater than what our models indicate. This could cause us to incur losses or cause our risk management strategies to be ineffective.

In addition, we may fail to update our risk management system as needed or as fast as the industry evolves, which may weaken our ability to identify, monitor and control new risks. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that are publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated. These may adversely affect our results of operations and financial conditions.

Fluctuations in exchange rates could have a material adverse effect on our results of operations.

The functional currency for HK Subsidiaries is Hong Kong dollars. However, the financial statements we provided to you and filed with the SEC are presented in U.S. dollars. Our assets and liabilities denominated in foreign currencies are translated at year-end rates of exchange, whereas the income statement accounts are translated at average rates of exchange for the year. Any such translation may result in gains or losses, which are recorded under other comprehensive income (loss) in the financial statements. Changes in the exchange rates between the Hong Kong dollars or other currencies to the U.S. dollars could have a material effect on our results of operations. The value of Hong Kong dollars against U.S. dollars and other currencies is affected by a variety of factors which are beyond our control, including, among other things, changes in Hong Kong’s or China’s political and economic conditions. In addition, the Class A Ordinary Shares offered by this prospectus supplement are denominated in U.S. dollars, and we will need to convert the net proceeds we receive into Hong Kong dollar in order to use the funds for our business. Changes in the conversion rate between the U.S. dollar and the Hong Kong dollar will affect that amount of proceeds we will have available for our business.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to $1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

Our reputation, or the reputation of our industry as a whole, may be harmed.

The reputation of our brand is critical to our business and competitiveness. If we fail, or are perceived to have failed, to deal with issues that may give rise to reputational risk, our business and prospects may be harmed. Such issues may include mishandling client complaints, potential conflicts of interest, privacy breaches, client data leak, improper sales practices, as well as failures to identify legal, credit, liquidity, and market risks inherent in our business. Failure to appropriately address these issues could reduce clients’ confidence in us or increase client attrition rate, which may adversely affect our reputation and business. In addition, any malicious or negative allegation made by the media or other parties about the foregoing or other aspects of us, including our management, business, compliance with law, financial condition or prospects, whether with merit or not, could severely compromise our reputation and harm our business and operating results.

Negative publicity about the securities brokerage industry in general may also have a negative impact on our reputation, regardless of whether we have engaged in any inappropriate activities. Moreover, negative publicity about our partners, service providers or other counterparties, such as negative publicity about their client complaints and any failure by them to adequately protect the information of our investors and borrowers, to comply with applicable laws and regulations or to otherwise meet required quality and service standards could harm our reputation. If any of the foregoing takes place, our business and results of operations could be materially and adversely affected.

We rely on a number of external service providers for technology, processing and supporting functions, and if they fail to provide these services, it could adversely affect our business and harm our reputation.

We collaborate with a number of external service providers in providing services to our clients for technology, processing and supporting functions, including, other market makers to which we pass on certain orders, referring brokers we collaborate with for client acquisition, custody banks, securities exchanges, clearing agents and online payment service providers. Furthermore, external content providers provide us with financial information, market news, charts, option and stock quotes and other fundamental data that we offer to our clients.

These service providers face technical, operational and security risks of their own. Any significant failures by them, including improper use or disclosure of their confidential client, employee or company information, deterioration in their performance, interruption in these third-party services or software, or other improper operation could interfere with our trading activities, cause losses due to erroneous or delayed responses, harm our reputation or otherwise be disruptive to our business. For instance, when there is a sudden surge in trading volume caused by a large amount of concurrent orders, usually subsequent to a major social event, we may not be able to retrieve the real-time quote due to delays or interruptions of third party systems, which may cause a delay in the exercise of automatic settlements initiated by our risk management system. Such delays may result in negative balance in our clients’ account and a potential loss to it. Also, we have contracted with external payment service providers to facilitate our clients’ payment procedures for trading and transactions through our platform. Any failure by these service providers to continue with good business operations, comply with applicable laws and regulations or any negative publicity on these parties could damage our reputation, expose us to significant penalties and decrease our total revenues and profitability.

Furthermore, if our arrangements with any of these external service providers are terminated, we may not be able to find an alternative source to support us on a timely basis or on commercially reasonable terms. This could also have a material adverse effect on our business, financial condition and results of operations. For instance, Solomon JFZ’s online trading business is conducted through the Solomon VA+ platform, which is licensed from third-party Hundsun Ayers Technologies Limited (“Hundsun Ayers”) and can be easily accessed via our app, software, and websites. The platform offers clients seamless, efficient, and secure access to comprehensive brokerage and value-added services such as trade execution, account management, and customer support. The license is renewed annually, and we may change providers based on cost, technical support, and customization needs. However, if we are unable to continue obtaining licenses from Hundsun Ayers, it would take us several months to launch a new platform that meets our user experience needs. In addition, Solomon JFZ conducts the securities trading management and settlement services through Hundsun UFG 3.0 system, which was supported by third party Hundsun Ayers. The system has been customized for our use and provides client account management and trade settlement services. Furthermore, our KYC procedures are performed through the World-Check One screening system, supported by Refinitiv, a leading provider of financial market data and infrastructure. Solomon JFZ uses World-Check One for essential screening during account opening and ongoing risk monitoring, which supports its due diligence efforts against financial crime, bribery, and corruption. However, if World-Check One’s service becomes unavailable, our compliance efficiency may be adversely impacted.

We derived a substantial portion of revenue from a small number of key clients.

We derived a substantial portion of our revenue from a small number of key clients. We had a concentration of revenues of 92%, 78% and 84% from the top five customers for the years ended March 31, 2024, 2023 and 2022, respectively, and 85% and 88% for the six months ended September 30, 2024 and 2023, respectively.

We have experienced significant growth in the number of customers in the past due to our reliable and secure trading platform, comprehensive brokerage and value-added services and superior user experience. From the fiscal year 2022 to the fiscal year 2024, our client base increased at a CAGR of 0.4% from approximately 15,300 to 15,500. As of March 31, 2025, we had more than 15,500 clients who had opened trading accounts with us and over 1,200 active clients who were registered and had assets in their trading accounts. However, a fast increase in client base did not immediately result in revenue growth due to poor equity market performance in Hong Kong and a lack of attractive IPOs in the Hong Kong stock market.

In the fiscal year ended March 31, 2024, our top five customers represented approximately 29%, 26%, 19%, 12% and 6% of the total revenue, respectively, which consisted of one from the securities brokerage, three from the investment advisory service, and one from the asset management service. In the fiscal year ended March 31, 2023, our top five customers represented approximately 30%, 13%, 13%, 11% and 11% of the total revenue, respectively, which consisted of one from the securities brokerage, three from the investment advisory service, and one from the corporate consultancy service. In the fiscal year ended March 31, 2022, our top five customers represented approximately 51%, 17%, 10%, 3% and 3% of the total revenue, respectively, which consisted of two from securities brokerage, two from investment advisory service, and one from asset management service.

For the six months ended September 30, 2024, our top five customers represented approximately 29%, 21%, 19%, 9% and 7% of the total revenue which consisted of two from investment advisory service, one from corporate consultancy service, and two from asset management service. For the six months ended September 30, 2023, our top five customers represented approximately 25%, 23%, 18%, 11% and 11% of the total revenue which consisted of one from securities brokerage, three from investment advisory service, and one from asset management service.

There are inherent risks whenever a large percentage of revenues are concentrated in a limited number of clients. It is not possible for us to predict the future level of demand for our services that will be generated by these key clients. In addition, revenues from our larger clients have historically fluctuated and may continue to fluctuate based on their trading volume. If these key clients trade less frequently on our platform or suspend or terminate their relationship with us, our business and results of operation will be adversely affected.

A failure in our information technology, or IT, systems could cause interruptions in our services, undermine the responsiveness of our services, disrupt our business, damage our reputation and cause losses.

Our IT systems support all phases of our operations. If our systems fail to perform, we could experience disruptions in operations, slower response time or decreased client satisfaction. We must process, record and monitor a large number of transactions and our operations are highly dependent on the integrity of our technology systems and our ability to make timely enhancements and additions to our systems. System interruptions, errors or downtime can result from a variety of causes, including unexpected interruptions to the internet infrastructure, technological failures, changes to our systems, changes in client usage patterns, linkages with third-party systems and power failures. Our systems are also vulnerable to disruptions from human error, execution errors, errors in models such as those used for risk management and compliance, employee misconduct, unauthorized trading, external fraud, computer viruses, distributed denial of service attacks, computer viruses or cyber-attacks, terrorist attacks, natural disaster, power outage, capacity constraints, software flaws, events impacting our key business partners and vendors, and other similar events.

It could take an extended period of time to restore full functionality to our IT systems or other operating systems in the event of an unforeseen occurrence, which could affect our ability to process and settle client transactions. Moreover, instances of fraud or other misconduct might also negatively impact our reputation and client confidence in us, in addition to any direct losses that might result from such instances. Despite our efforts to identify areas of risk, oversee operational areas involving risks, and implement policies and procedures designed to manage these risks, there can be no assurance that we will not suffer unexpected losses, reputational damage or regulatory actions due to technology or other operational failures or errors, including those of our vendors or other third parties.

While we devote substantial attention and resources to the reliability, capacity and scalability of our systems, extraordinary trading volume could cause our computer systems to operate at unacceptably slow speeds or even fail, affecting our ability to process client transactions and potentially resulting in some clients’ orders being executed at prices they did not anticipate. Disruptions in service and slower system response time could result in substantial losses and decreased client satisfaction. We are also dependent on the integrity and performance of securities exchanges, clearinghouses and other intermediaries to which client orders are routed for execution and clearing. System failures and constraints and transaction errors at such intermediaries could result in delays and erroneous or unanticipated execution prices, cause substantial losses for our clients and for ourselves, and subject us to claims from our clients for damages.

We currently maintain a disaster recovery and business continuity plan, which is intended to minimize service interruptions and secure data integrity, however, our plan may not work effectively during an emergency. IT system failures may lead to interruption of our operations, which in turn will prevent our clients from trading and hence significantly reduce client satisfaction and confidence in us, cause loss or reduce potential gain for our clients, or cause regulatory authorities’ investigation and penalization. Any such system failure could impair our reputation, damage our brand, subject us to claims and materially and adversely affect our business, financial condition, operating results or prospects.

Failure of third-party systems upon which we rely could adversely affect our business operation.

Due to the rapid pace of technological changes in online securities brokerage industry, as described above parts of our business rely on technologies developed or licensed by third parties, for example, Solomon JFZ conducts securities related and online trading business through a trading platform licensed from third parties. Any interruption in the third parties’ services, or deterioration in the third parties’ performance or quality could adversely affect Solomon JFZ’s business operation. Moreover, Solomon JFZ may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all, which could materially impact our business and results of operations.

We may be subject to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions on us our external service providers.

Solomon JFZ’s platform collects, stores and processes certain personal and other sensitive data from our users. The massive data that we have processed and stored makes us or external service providers who host our servers a target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. While we have taken steps to protect the confidential information that we have access to, our security measures could be breached. Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any accidental or willful security breaches or other unauthorized access to our platform could cause confidential information to be stolen and used for criminal purposes. As personally identifiable and other confidential information is increasingly subject to legislation and regulation in numerous jurisdictions, any inability to protect confidential information of our clients could result in additional cost and liability for us, damage our reputation, inhibit the use of our platform and harm our business.

We also face indirect technology, cybersecurity and operational risks relating to the third parties whom we work with to facilitate or enable our business activities. As a result of increasing consolidation and interdependence of technology systems, a technology failure, cyber-attack or other information or security breach that significantly compromises the systems of one entity could have a material impact on our counterparties. Any cyber-attack, computer virus, physical or electronic break-ins or similar disruptions of such third-party service providers could, among other things, adversely affect our ability to serve our users, and could even result in the misappropriation of funds of our investors and borrowers. If that were to occur, both we and third-party service providers could be held liable to clients who suffer losses from the misappropriation.

Security breaches or unauthorized access to confidential information could also expose us to risk relating to misappropriation of funds of our clients, which may subject us to liabilities, reduce the attractiveness of our marketplace and cause reputational harm and adversely impact our results of operations and financial condition.

We invest significantly in research and development, and to the extent our research and development investments are not directed efficiently or do not result in material enhancements to our technology competencies, our business and results of operations would be harmed.

A key element of our strategy is to invest significantly in our research and development efforts to enhance the features, functionality, performance, security, availability and ease of use of Solomon JFZ’s platform and software offerings to address additional applications and use cases that will broaden the appeal of Solomon JFZ’s platform and facilitate the broad use of its platform across customers with digital transformation needs. If we do not spend our research and development budget efficiently or effectively on compelling enhancements, innovations and technologies, our business may be harmed, and we may not realize the expected benefits of our strategy at all or on the timeline we expect. We will need to appropriately deploy our human resources and may need to hire new employees with highly technical skills, or we may not be able to effectively execute on our research and development strategy. Moreover, research and development projects can be technically challenging and expensive. As a result of the nature of research and development cycles, there will be delays between the time we incur expenses associated with research and development activities and the time we are able to offer compelling enhancements to Solomon JFZ’s platform and software offerings and generate revenue, if any, from those activities. Additionally, anticipated customer demand for a platform or application enhancement we are developing could decrease after the development cycle has commenced. If we expend a significant amount of resources on research and development efforts that do not lead to the successful introduction of functionality or platform improvements that are competitive in our current or future markets, our business and results of operations will suffer.

We may encounter potential conflicts of interest from time to time, and the failure to identify and address such conflicts of interest could adversely affect our business.

We face the possibility of actual, potential, or perceived conflicts of interest in the ordinary course of our business operations. Conflicts of interest may exist between (i) our different businesses; (ii) us and our clients; (iii) our clients; (iv) us and our employees; and (v) our clients and our employees. As we expand the scope of our business and client base, it is critical for us to be able to timely address potential conflicts of interest, including situations where two or more interests within our businesses naturally exist but are in competition or conflict. However, appropriately identifying and managing actual, potential, or perceived conflicts of interest is complex and difficult, and our reputation and our clients’ confidence in us could be damaged if we fail, or appears to fail, to deals appropriately with one or more actual, potential, or perceived conflicts of interest. It is possible that actual, potential, or perceived conflicts of interest could also give rise to client dissatisfaction, litigation, or regulatory enforcement actions. Regulatory scrutiny of, or litigation in connection with, conflicts of interest could have a material adverse effect on our reputation, which could materially and adversely affect our business in a number of ways, including a reluctance of some potential clients and counterparties to do business with us. Any of the foregoing could materially and adversely affect our reputation, business, financial condition, and results of operations.

We may fail to implement new business lines, or introduce new products and services to our clients, or we may fail to successfully expand our business.

Our future success is dependent upon on our ability to implement new business lines and offer new products and services, to better respond to market changes and clients’ evolving needs. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. We may invest significant time and resources in developing and marketing new lines of business and/or new products and services. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved and price and profitability targets may not prove feasible. External factors, such as compliance with regulations, competitive alternatives and shifting market preferences, may also impact the successful implementation of a new line of business or a new product or service. In addition, new service offerings may not be accepted by the market or be as profitable as we expect. Furthermore, any new line of business and/or new product or service could have a significant impact on the effectiveness of our system of internal controls. Failure to successfully manage these risks in the development and implementation of new lines of business or new products or services could have a material adverse effect on our business, results of operations and financial condition.

In addition, our strategy to expand business operation and enter into new markets may subject us to additional risks. As we enter into markets that are new to us, we must tailor our services and business model to the unique circumstances of such countries and markets, which can be complex, difficult, costly and divert management and personnel resources. In addition, we may face competition in other countries from companies that may have more experience with operations in such countries or with global operations in general. To continue to expand our services internationally, we may have to comply with the regulatory controls of each country in which we conduct or intend to conduct business, the requirements of which may not be clearly defined. Even if we expand our businesses into new jurisdictions or areas, the expansion may not yield intended profitable results.

Fraud, misconduct or errors by our directors, officers, employees, agents and other third-party service providers could harm our business and reputation.

It is not always possible to identify and deter fraud, misconduct or errors by directors, employees, agents or external service providers, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses. Fraud or misconduct by any of these persons or entities may cause us to suffer significant reputational harm and financial loss or result in regulatory disciplinary actions. The potential harm to our reputation and to our business caused by such fraud or misconduct is impossible to quantify.

We are subject to a number of obligations and standards arising from our business. The violation of these obligations and standards by any of our directors, officers, employees, agents, clients, or other third parties could materially and adversely affect us and our investors. For example, we are required to properly handle confidential information. If our directors, officers, employees, agents, clients, or other third parties were to improperly use or disclose confidential information, we could suffer serious harm to our reputation, financial position, and existing and future business relationships. Although we have not identified any material fraud or misconduct by our directors, officers, employees, agents, clients, or other third parties since Solomon JFZ commenced its current business in 2016, if any of these persons or entities were to engage in fraud or misconduct or were to be accused of such fraud or misconduct, our business and reputation could be materially and adversely affected.

A significant decrease in our liquidity could negatively affect our business and financial management as well as reduce client confidence in us.

Maintaining adequate liquidity is crucial to our business operations. We are subject to liquidity and capital adequacy requirements in Hong Kong, China and Cayman Islands. We meet our liquidity needs primarily through cash generated by operating activities and capital contribution, as well as cash provided by external financing. Fluctuations in client cash or deposit balances, as well as changes in regulatory treatment of client deposits or market conditions, may affect our ability to meet our liquidity needs. A reduction in our liquidity position could reduce our clients’ confidence, which could result in the loss of client trading accounts or cause us to fail to satisfy liquidity requirements of regulatory authorities. In addition, failure to meet regulatory capital guidelines can result in investigations and regulatory actions, which may lead to penalties, including reprimands, fines, limitations or prohibitions on our future business activities or suspension or revocation of our licenses or trading rights.

In addition, our ability to satisfy our liquidity and capital needs may be affected by a variety of factors, some of which are beyond our control, including, macroeconomic and socio-political conditions, fluctuations in cash or deposit balances, increased capital requirements, changes in regulatory guidance or interpretations, or other regulatory changes. If cash generated by client trading activities and operating earnings is not sufficient for our liquidity needs, we may be forced to seek external financing. During periods of disruptions in the credit and capital markets, potential sources of external financing could be reduced, and borrowing costs could increase. Financing may not be available on acceptable terms, or at all, due to market conditions or disruptions in the credit markets. If we experience any significant decrease in our liquidity, our business, financial condition and results of operations could be adversely impacted.

We may not succeed in promoting and sustaining our brand.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing clients to our platform. This depends largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our marketplace. If any of our current marketing channels become less effective, if we are unable to continue to use any of these channels, if the cost of using these channels were to significantly increase or if we are not successful in generating new channels, we may not be able to attract new investors and borrowers in a cost-effective manner or convert potential investors and borrowers into active investors and borrowers on our marketplace.

Our efforts to build our brand may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

We face risks related to our know-your-customer, or KYC procedures when our clients provide outdated, inaccurate, false or misleading information.

We collect client information during the account opening and during registration for members and we screen accounts against public databases and collaborate with external KYC/AML vendors for the purpose of verifying client identity and detecting risks. Although we require our clients to submit documents for proof of their identity and address for completing the account registration and to update such information from time to time, we face risks as the information provided by our clients may be outdated, inaccurate, false or misleading. We cannot fully confirm the accuracy, currency and completeness of such information beyond reasonable effort. For example, to reduce the risk of being subject to complex U.S. laws and regulations, we do not allow U.S. citizens or residents to open an account with us. We require our potential clients to provide their passports or identity cards as well as self declaration about the foreign status of beneficial owner, we have licensed personnel review the applications and resolve KYC results before approving for account opening. However, if a potential client only provides his PRC identity card, which is usually valid for 10 years or more, and misinforms us that he does not also possess a U.S. passport or permanent resident card, we might not be able to detect such misinformation. In addition, as a client who is not a U.S. citizen or resident at the time of account registration may later obtain U.S. citizenship or residential status and fail to update us in a timely manner, our customer database might not be entirely accurate at all times. Despite our efforts to exclude persons who reside in jurisdictions where we have no license or permit such as the United States, our provision of products and services to such clients could be in violation of the applicable laws and regulations in those jurisdictions, of which we may have no awareness until we are warned by the relevant supervising authorities. Despite our safeguards, we could still be subject to certain legal or regulatory sanctions, fines or penalties, financial loss, or damage to reputation resulting from such violations. In particular, following the consummation of the Business Combination, as we become increasingly renowned in the United States and worldwide, there is no assurance that we will be able to successfully identify and exclude all persons who resides in jurisdictions where we have no license or permit to operate, including the United States. If U.S. citizens and residents were to register on and begin using our platform, we may be subject to the scrutiny of U.S. regulatory agencies and required to comply with applicable laws and regulations in the United States, including the requirements to obtain relevant licenses and permits for providing our products to U.S. citizens and residents. We currently do not intend to apply for such licenses and permits in the United States, and if we determine to do so, there is no guarantee that we will successfully obtain such licenses in a timely fashion, or at all. We could be subject to disciplinary or other actions by the U.S. regulatory agencies due to claimed noncompliance which could have a material adverse effect on our business, financial condition and results of operations.

Our clients may engage in fraudulent or illegal activities on our platform.

We have implemented stringent internal control policies, insider trading, anti-money laundering and other anti-fraud rules and mechanisms on our platform, for example, we cooperated with third party search system service provider to check if our clients are politically exposed persons or on certain sanction lists (including but not limited to the lists of money laundering, terrorist financing or other crimes). Nevertheless, we remain subject to the risk of fraudulent or illegal activities both on our platform and associated with our clients, funding and other business partners, and third parties handling client information. Our resources, technologies and fraud detection tools may be insufficient to accurately detect and prevent fraudulent or illegal activities.

Any misbehavior of or violation by our clients of applicable laws and regulations could lead to regulatory inquiries and investigations that involve it, which may affect our business operation and prospects. We might also incur higher costs than expected in order to take additional steps to reduce risks related to fraudulent and illegal activities. High-profile fraudulent or illegal activities, for example, money laundering, insider trading and securities fraud, could also lead to regulatory intervention, and may divert our management’s attention and cause us to incur additional regulatory and litigation expenses and costs. Although our client agreements require clients to acknowledge that they will observe all insider trading, money laundering and securities fraud laws and regulations in applicable jurisdictions and to assume liabilities for all restrictions, penalties and other responsibilities arising from conducts suspected to constitute insider trading, money laundering and/or, securities fraud, we cannot verify whether every transaction conducted by our clients is in compliance with such laws and regulations because our clients may circumvent our due diligence measures to commit insider trading and/or money laundering. Significant increases in fraudulent or illegal activities could negatively impact our brand and reputation, reduce the trading volume on our platform and therefore harm our operating and financial results.

In addition, we could also suffer serious harm to our reputation, financial condition, client relationships and even be subject to regulatory sanctions and significant legal liability, if any of our employees engage in illegal or suspicious activities or other misconduct. See “—Fraud, misconduct or errors by our directors, officers, employees, agents and other third-party service providers could harm our business and reputation” above. Although we have not experienced any material business or reputational harm as a result of fraudulent or illegal activities in the past, we cannot rule out the possibility that any of the foregoing may occur, causing harm to our business or reputation in the future. If any of the foregoing were to occur, our results of operations and financial conditions could be materially and adversely affected.

Legislative and regulatory changes may adversely affect the use, transfer, exchange and value of virtual assets.

Residents, tax residents or persons having a relevant connection with certain jurisdictions are excluded from carrying out virtual asset transactions in Hong Kong. Changes in the investor’s place of domicile or the applicable laws may result in the investor violating any legal or regulatory requirements of the applicable jurisdiction with respect to virtual assets. The investor is responsible for ensuring that any virtual assets transaction is, and remains lawful despite changes to applicable laws, the investor’s place of domicile and circumstances.

Securities related to virtual assets such as virtual asset ETFs may be overseen by the legal and regulatory authorities of a number of jurisdictions globally. We may receive notices, queries, warnings, requests or rulings from one or more authorities upon short notice, or may even be ordered to suspend or terminate any action in connection with any virtual asset related securities as a whole without prior notice. Furthermore, many aspects of virtual asset related securities involve untested areas of law and regulation and could be subject to new laws or regulations. Therefore, their legal and regulatory outcome in all relevant jurisdictions is not possible to predict. The planning, development, marketing, promotion, execution or otherwise of the virtual assets may be seriously affected, hindered, postponed or terminated as a result of such new laws and/or regulations. Since regulatory policies can change with or without prior notice, any existing regulatory permissions for or tolerance of virtual assets in any jurisdiction may be withdrawn without warning. Cryptographic-tokens and cryptocurrencies could be deemed from time to time as a commodity or virtual commodity, a digital asset or even as money, securities or currency in various jurisdictions and therefore virtual asset related securities could be prohibited from being purchased, traded or held in certain jurisdictions pursuant to local regulations. In turn, the virtual assets could be deemed to be a regulated or restricted product. There is no guarantee that virtual assets can maintain any particular legal or regulatory status in any particular jurisdiction at any time.  Changes in regulatory circumstances may impact our ability to provide virtual assets trading or advisory services.

The nature of virtual assets exposes us to an increased risk of fraud or cyberattack.

Attempts to steal virtual assets on Solomon JFZ’s trading platform may occur due to the inherent nature of virtual assets, which exposes customers to an increased risk of fraud or cyberattack.  Virtual assets, investor accounts, custodian exchange services, and our system may be targeted by malicious actors who may attempt to steal virtual assets or fiat currency, or otherwise intervene in a virtual asset transaction or any service provided by the Company.  These threats include, without limitation, distributed denial of service, cyberattacks, phishing, social engineering, hacking, smurfing, malware, double spending, majority-mining, consensus-based or other mining attacks, misinformation campaigns, forking and spoofing.   Such events can adversely affect our operations, preventing us from providing services, and potentially result in regulatory investigations. Under new Item 106 of Regulation S-K, we are required to promptly report material cybersecurity incidents. If we suffer a significant cybersecurity breach, the market price of our Class A Ordinary Shares could be negatively impacted.

Malicious entities may also target the investor directly in an attempt to steal any asset held by the investor, or to claim any asset that the investor may have purchased. This may involve unauthorized access to accounts with us, private keys, addresses, passwords, email or social media accounts, log-in details or devices such as computers and smartphones used by the investor. Even if the loss of virtual assets is due to investor error, dissatisfaction with our services may arise, adversely affecting our reputation.

We may not have adequate sources of recovery if the virtual assets held by us are lost, stolen or destroyed due to third-party virtual assets custodial services or if we cannot redeem or withdraw our virtual assets invested in crypto lending or investing activities. Such incidents could have a material adverse effect on our business, financial condition and results of operations.

Solomon JFZ provides trading of various virtual assets trading in the regulated digital assets trading exchanges, including Bitcoin, Ethereum, Bitcoin spot ETF and Ethereum spot ETF, supporting in kind subscription of virtual assets spot ETF. Substantially all of our virtual assets were held in custody on Solomon VA+, licensed from third-party Hundsun Ayers. We believe that the security procedures that Hundsun Ayers utilizes, such as issuing username, password and hardware tokens, are reasonably designed to safeguard Bitcoin, Ethereum, Bitcoin spot ETF and Ethereum spot ETF and other virtual assets from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by us. If such virtual assets are lost, stolen or destroyed under circumstances rendering a third party liable to us, it is possible that Hundsun Ayers may not have the financial resources or insurance sufficient to satisfy any or all of our claims against the third party, or have the ability to retrieve, restore or replace the lost, stolen or destroyed cryptocurrencies due to governing network protocols and the strength of the cryptographic systems associated with such virtual assets. To the extent that we are unable to recover on any of our claims against any such third party, such loss could have a material adverse effect on our business, financial condition and results of operations.

If such services are commercially available, we will consider adding regulated banks, rather than solely relying on crypto custodian, as the custodian for a material amount of our cryptocurrencies. Obtaining cryptocurrency custody services from a regulated bank may confer benefits such as improved security and reduced fraud. Nevertheless, until now, banks have generally declined to provide custody services for cryptocurrencies and other virtual assets, due to the absence of clarity on permissibility and on regulators’ views of these activities generally in Hong Kong.

Our business depends on the continued efforts of our senior managements, Mr. Ling Ngai Lok, Ms. Lili Liu, Ms. Xue Yao, Mr. Tze Bun Cheng and Mr. Pong Ming Ting. If one or more of our key executives were unable or unwilling to continue in their present positions, our business may be severely disrupted.

Our business operations depend on the continued services of our senior management. While we provide a variety of attractive incentives to our management, we cannot assure you that we can continue to retain their services. We cannot assure you that our existing senior management members will not terminate their employment with us in the future. In addition, we do not have any key man insurance for our executive officers or key employees. If one or more of our key executives were unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, there is no assurance that any member of our management team will not join one of our competitors or form a competing business. If any dispute arises between us and our current or former officers, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

User growth and activity on mobile devices depend upon effective use of mobile operating system, networks and standards, over which we do not have control.

As of the date hereof, a majority of our clients access our services through PC, however, we expect to see a growing number of our clients access our services through our mobile apps in the future. As new mobile devices and platforms are released, it is difficult to predict the problems we may encounter in developing applications for these new devices and platforms, and we may need to devote significant resources to the development, support and maintenance of such applications. In April 2021, Solomon JFZ launched its newly developed all-in-one Solomon app. There are substantial uncertainties associated with the newly launched app, including compatibility with mobile operating systems, and we cannot assure you we could operate successfully or as we expected.

In addition, our future growth and our results of operations could suffer if we experience difficulties in the future in integrating our services into mobile devices or if problems arise with our relationships with providers of mobile operating systems or mobile app stores, or if we face increased costs to distribute or have users utilize our services on mobile devices. We are further dependent on the interoperability of providing our services on popular mobile operating systems that we do not control, such as iOS, Android and PC platform, and any changes in such systems that degrade the accessibility of our services or give preferential treatment to competing products could adversely affect the usability of our services on mobile devices. In the event that it is more difficult for our users to access and utilize our services on their mobile devices, or if our users choose not to access or utilize our services on their mobile devices or to use mobile operating systems that do not offer access to our services, our user growth could be harmed and our business, financial condition and operating results may be adversely affected.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality, invention assignment and non-compete agreements with our employees and others to protect our proprietary rights. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages.

It is often difficult to maintain and enforce intellectual property rights. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in Hong Kong, PRC, the Cayman Islands, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

We have no business liability or disruption insurance, which could expose us to significant costs and business disruption.

The insurance industry in Hong Kong is still at an early stage of development, and insurance companies in China currently offer limited business-related insurance products. We do not have any business liability or disruption insurance to cover our HK Subsidiaries’ business operations. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured risks may result in substantial costs and the diversion of resources, which could adversely affect our results of operations and financial condition.

We incur substantially increased costs as a result of being a public company.

We incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of the Class A Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior September 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Risks Related to Doing Business in Jurisdictions We Operate

Substantially all our operations are in Hong Kong, and a majority of our clients are PRC residents. As such, the legal and operational risks associated with operations in China may also apply to our operations in Hong Kong. The Chinese government may exercise significant oversight and control over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

Solowin is a holding company and we conduct our operation primarily through our operating subsidiaries in Hong Kong. Solomon JFZ’s operations are primarily located in Hong Kong and most of our clients are residing in PRC, New Zealand, and Australia. Hong Kong is a Special Administrative Region of the PRC. The laws previously enacted in Hong Kong, that is, the common law, rules of equity, ordinances, subordinate legislation and customary law are maintained. As at the date of hereof, we are not materially affected by recent statements by the Chinese Government indicating an extent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. However, the legal and operational risks associated with operations in China may also apply to our operations in Hong Kong, should recent statements and regulatory actions by China’s government apply to us in the future. Due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. The PRC government may choose to exercise significant oversight and discretion, and the policies, regulations, rules, and the enforcement of laws of the Chinese government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. Specifically the revised CRM provides that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. As advised by our PRC legal counsel, Sundial Law Firm, we believe that this offering is not subject to PRC cybersecurity review for the following reasons: (i) we do not hold critical information infrastructure; (ii) we believe our operations will not affect national security; (iii) we do not hold personal information of more than one million users. In addition, as of the date hereof, our public offering in the United States is not subject to the review or prior approval of the CAC nor the CSRC. We have not received any notice of and is not currently subject to any proceedings initiated by the CAC or any other PRC regulatory authority. However, since Solomon JFZ’s Solomon VA+ is available to download in the app stores of China and most of our users are PRC citizens, which may subject us to certain laws and regulations in China. According to PRC regulations, the content provider engaged in disseminating analysis, forecasting, advisory of other information related to security needs to obtain the Securities Investment Consultancy Qualifications. Currently, we do not apply for any PRC license regarding the Solomon VA+. We believe that the Solomon VA+ does not need any PRC license for the following reasons: (i) we do not have any entity or subsidiary in the PRC; (ii) we conduct our business and operations primarily through our operating subsidiaries in Hong Kong. However, the PRC government has the ultimate authority to decide whether we have to get the licenses and we cannot assure that without any PRC license, we will not be subject to regulatory measures including warnings, public condemnation, suspension of Solomon VA+ in the PRC and other measures. We can assure that we will follow any PRC government’s rule, regulation or instruction regarding Solomon VA+ as soon as we were informed of the requirements. As such, we collect certain personal data from our customers in connection with our business and operations and we are subject to various regulatory requirements relating to the security and privacy of data in various jurisdictions. In addition, we may be subject to heightened regulatory scrutiny from PRC governmental authorities in the future. As there remains significant uncertainty in the interpretation and enforcement of the DSL and the PRC PIPL, we cannot assure you that we will comply with such regulations in all respects. In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC such that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations, significantly limit or completely hinder our ability to offer the Class A Ordinary Shares to investors, and cause the value of such shares to significantly decline or become worthless. Any non-compliance with these laws and regulations may subject us to fines, orders to rectify or terminate any actions that are deemed illegal by regulatory authorities, other penalties, including but not limited to removal of our apps in China market, as well as reputational damage or legal proceedings against us, which may affect our business, financial condition or results of operations.

The enactment of Law of the PRC on Safeguarding the Hong Kong National Security Law could impact our Hong Kong operating subsidiaries.

On June 30, 2020, the SCNPC adopted the Hong Kong National Security Law (the “Hong Kong National Security Law”). This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act (“HKAA”) into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on 11 individuals, including then-HKSAR chief executive Carrie Lam and John Lee, who later replaced Carrie Lam as chief executive on July 1, 2022.

In July 2021, President Biden warned investors about the risks of doing business in Hong Kong, issuing an advisory saying China’s push to exert more control over Hong Kong threatens the rule of law and endangers employees and data. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that are targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If we and our subsidiaries are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations could be materially and adversely affected.

PRC governmental control of currency conversion, cross-border remittance and offshore investment could have a direct impact on the trading volume on our platform, and the PRC government could further tighten restrictions on converting Renminbi to foreign currencies and/or deems our practices to be in violation of PRC laws and regulations.

A majority of our clients are PRC residents and are therefore subject to the restrictions under the rules and regulations promulgated by the State Administration of Foreign Exchange (the “SAFE”), regarding the conversion of Renminbi into foreign currencies and the remittance and the use of such funds outside China.

Under current PRC foreign exchange regulations, which are Administrative Measures on Individual Foreign Exchange issued in December 2006 and Implementation Regulations for the Administrative Measures on Individual Foreign Exchange issued in January 2007, each PRC citizen is permitted to convert up to an aggregate of $50,000 equivalent Renminbi each year for appropriate personal use. Such appropriate use does not include direct investment into secondary stock markets, futures, insurances, asset management products or other trading. PRC residents who intend to convert Renminbi into U.S. dollars exceeding such quota are required to go through additional application and review procedures with commercial banks designated by the SAFE. In fact, according to the Notice of the State Administration of Foreign Exchange on Issues Relating to Foreign Exchange Control for Overseas Investment and Financing and Round-tripping by Chinese Residents through Special Purpose Vehicles (Hui Fa [2014] No.37), except where individuals in China set up SPVs abroad and return to invest (which is recognized by SAFE), PRC residents can only invest in overseas markets indirectly through channels such as Shanghai-Shenzhen-Hong Kong Stock Exchange, mutual recognition of funds between the Mainland and Hong Kong or purchase of QDII/RQDII products. Although we require our clients to comply with the relevant rules and regulations pursuant to the agreements we enter into with them, we cannot assure you that our clients will follow the rules and regulations or the provisions in the agreements at all times. We have not accepted any direct Renminbi deposit from mainland China since inception and do not handle the Renminbi cross-border currency conversion for our Chinese clients through any of our accounts or entities, and we do not require our clients to submit evidence of approval or registration with respect to the foreign currency used for offshore investments. We cannot assure you that our current operating model, which includes redirecting our clients to open accounts with third party service providers, will not be deemed as assisting with the currency conversion by SAFE. In such cases, we may face regulatory warnings, correction orders, condemnation and fines, and may not be able to conduct our current business in the future. In addition, any misbehavior or violation by our clients of applicable laws and regulations could lead to regulatory inquiries, investigations or penalties that involve us. On December 30, 2022, the CSRC posted an announcement stating that Futu Holdings Limited (NASDAQ: FUTU) (“Futu”) and UP Fintech Holding Limited had conducted certain cross-border securities business for domestic investors without obtaining the requisite approval from the CSRC. The CSRC determined that Futu’s conduct constituted the illegal operation of a securities business and required Futu to cease accepting incremental funds from PRC domestic investor accounts that would violate China’s foreign exchange management regulations. In light of the CSRC’s decision regarding Futu Holdings and UP Fintech Holding Limited, there is a risk that we could be subject to similar scrutiny or penalties by relevant PRC authorities in connection with foreign exchange control issues related to our PRC clients. Solomon JFZ may also be prohibited from accepting incremental fund transfers to such clients’ accounts, which could adversely affect our ability to serve existing PRC clients and hinder our efforts to acquire new ones.

Since the PRC authorities and the commercial banks designated by the SAFE to conduct foreign exchange services have significant discretion in interpreting, implementing and enforcing the foreign exchange rules and regulations, and due to many other factors that are beyond our control and ability to anticipate, we may face more severe consequences, including being asked to take additional and burdensome measures to monitor the source and use of the foreign currency funds in the accounts of our clients, remove our account opening functions, or suspend our operations pending an investigation or indefinitely. In such cases, we may face regulatory warnings, correction orders, condemnation, fines and confiscation of income, and may not be able to conduct our current business in the future. We may also be subject to regular inspections from relevant authorities from time to time. If such situations occur, our business, financial condition, results of operations and prospects would be materially and adversely affected.

In addition, if the PRC government further tightens the amount of currency exchange allowed for PRC residents, increases control over the remittance of currency out of the PRC, restricts the assistance or participation of any non-resident entities in the currency conversion, or specifically prohibits any exchanges for securities-related investment purposes, the trading activities of Chinese residents on our platform could be restricted, which would significantly reduce the trading volume on our platform. As our revenues from brokerage commission and market making income depends heavily on the total trading volume facilitated on our platform, the occurrence of any of the above regulatory changes would have a material and adverse impact on our business, operating and financial results.

We may face regulatory risks due to differences in virtual asset regulations between Hong Kong and Mainland China, particularly given our Mainland Chinese client base.

There are significant differences between the regulatory frameworks governing virtual assets in Hong Kong and Mainland China. Mainland China has explicitly prohibited business activities involving virtual assets, including trading and related services. In contrast, Hong Kong has adopted a more permissive approach by establishing a regulatory framework that allows retail investors to trade virtual assets through licensed platforms under specified conditions.

As a Hong Kong-based company with a substantial number of clients who are residents of Mainland China, we may be exposed to increased regulatory risks when engaging in virtual asset-related business. Although we comply with the relevant laws and regulations of Hong Kong, our activities may still attract scrutiny from Mainland Chinese authorities if they are deemed to involve PRC residents or otherwise violate Mainland policies. This regulatory divergence creates uncertainty and complexity in ensuring full compliance across jurisdictions.

If we are found to be in violation of Mainland China’s laws or policies, we could be subject to regulatory inquiries, investigations, penalties, or other enforcement actions. Such developments could materially and adversely affect our reputation, business operations, and financial condition, and may hinder our ability to serve clients residing in Mainland China or expand our client base in that market.

Solowin relies on dividends and other distributions on equity paid by its subsidiaries to fund any cash and financing requirements Solowin may have, and any limitation on the ability of its subsidiaries to make payments to Solowin could have a material adverse effect on our ability to conduct our business.

Solowin is a holding company, and it relies on dividends and other distributions on equity paid by its subsidiaries for Solowin’s cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders and service any debt it may incur. While Solowin does not expect to pay cash dividends in the foreseeable future, if any of its subsidiaries incurs debt on their own behalf in the future, the instruments governing the debt may restrict such subsidiary’s ability to pay dividends or make other distributions to Solowin.

The Companies Act (As Revised) of the Cayman Islands permits, subject to a solvency test and the provisions, if any, of the Company’s memorandum and articles of association, as amended, the payment of dividends and distributions out of the share premium account. With the exception of the foregoing, there are no statutory provisions relating to the payment of dividends. Based upon English case law, which is regarded as persuasive in the Cayman Islands, dividends may be paid only out of profits.

Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiaries’ ability by the PRC government to transfer cash. Any limitation on the ability of our HK Subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. In addition, if any of our HK subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends.

A downturn in the Hong Kong, China or the global economy, and changes in economic and political policies of China, could materially and adversely affect our business and financial condition.

Our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and China generally and by continued economic growth in Hong Kong and China as a whole. The Chinese economy differs from the economies of most developed countries in many respects, including the fact that it:

●	has a high level of government involvement;

●	is in the early stages of development of a market-oriented economy;

●	has experienced rapid growth; and

●	has a tightly controlled foreign exchange policy

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect potential clients’ confidence in financial market as a whole and have a negative impact on our business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social, and/or political conditions, material social unrest, strike, riot, civil disturbance, or disobedience, as well as significant natural disasters, may affect the market may adversely affect the business operations of Solomon JFZ. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative, and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions. Under the Basic Law, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development, including the Hong Kong National Security Law enacted by the SCNPC in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and, at the time, President Donald Trump signed an executive order and HKAA to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China.

These and other recent actions may represent an escalation in political and trade tensions involving the United States, China, and Hong Kong, which could potentially harm our business. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations, and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect to China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of the Class A Ordinary Shares could be adversely affected.

The Class A Ordinary Shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China or Hong Kong. The delisting of the Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

U.S. public companies that have substantially all of their operations in China and Hong Kong have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. In addition, if the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act and it was signed into law on December 18, 2020.

On June 22, 2021, the U.S. Senate passed the AHFCAA, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its audit work cannot be inspected when its auditor is subject to PCAOB inspections for two consecutive years instead of three and, thus, would reduce the time before the Class A Ordinary Shares may be prohibited from trading or delisted. In December 2022, an omnibus spending bill was signed into law, which included the enactment of provisions under the AHFCAA to accelerate the timeline for implementation of trading prohibitions under the HFCA Act from three consecutive years to two consecutive years.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. Accordingly, if we are determined by the SEC to be a Commission-Identified Issuer, we will incur additional costs in complying with the submission and disclosure requirements in the annual report for each year in which we are identified. In the event that we are deemed to have had two consecutive “non-inspection” years by the SEC, our securities will be prohibited from trading on any national securities exchange or over-the-counter markets in the United States.

On December 16, 2021, pursuant to the HFCA Act, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in the PRC and Hong Kong, because of a position taken by one or more authorities in such jurisdictions. In addition, the PCAOB’s report identified specific registered public accounting firms which are subject to these determinations. Our current registered public accounting firm, WWC, P.C., is not headquartered in the PRC or Hong Kong and was not identified as a firm subject to the PCAOB’s determination. WWC, P.C. is a U.S.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no current intention of engaging any auditor not based in the U.S. and not subject to regular inspection by the PCAOB. Furthermore, the PCAOB is able to inspect the audit workpapers of our Hong Kong subsidiaries, as such workpapers are electronic files possessed by our registered public accounting firms. However, if the PCAOB determines in the future that it cannot inspect or fully investigate our auditor at such future time, trading in our securities would be prohibited under the HFCA Act.

On August 26, 2022, CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in China and Hong Kong and as a result, vacated its December 16, 2021 determination. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations in the future. When the PCAOB reassesses its determinations in the future, it could still determine that it is unable to inspect and investigate completely accounting firms based in mainland China and Hong Kong. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. There can be no assurance that we will continue to be able to comply with requirements imposed by U.S. regulators if there is significant change to current political arrangements between mainland China and Hong Kong or if the PCAOB is not able to fully inspect any component of our auditor’s work papers in the future. Delisting of the Class A Ordinary Shares after this offering would force holders of the Class A Ordinary Shares to sell their Class A Ordinary Shares. The market price of the Class A Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

PRC regulations relating to offshore investment activities by PRC residents may subject us or our PRC resident beneficial owners to liability or penalties, limit our ability to conduct business in the PRC or may otherwise adversely affect us.

On July 4, 2014, SAFE issued the Circular on Issues Concerning Foreign Exchange Control over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles, or “SAFE Circular 37.” According to SAFE Circular 37, prior registration with the local SAFE branch is required for PRC residents, (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed as PRC residents for foreign exchange administration purpose), in connection with their direct or indirect contribution of domestic assets or interests to offshore special purpose vehicles, or “SPVs.” SAFE Circular 37 further requires amendments to the SAFE registrations in the event of any changes with respect to the basic information of the offshore SPV, such as change of a PRC individual shareholder, name, and operation term, or any significant changes with respect to the offshore SPV, such as an increase or decrease of capital contribution, share transfer or exchange, or mergers or divisions. SAFE Circular 37 is applicable to beneficial owners of the Ordinary Shares who are PRC residents. In February 2015, SAFE promulgated a Circular on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or “SAFE Circular 13,” effective in June 2015. Under SAFE Circular 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

We cannot provide any assurance that our current or future PRC resident beneficial owners will always comply with our request to make or obtain any applicable registrations or continuously comply with all registration procedures set forth in these SAFE regulations. Such failure or inability of our PRC resident beneficial owners to comply with these SAFE regulations may subject us or our PRC resident beneficial owners to fines and legal sanctions, or restrict our cross-border business activities, as a result of which our business operations and our ability to distribute profits to you could be materially and adversely affected.

The Hong Kong and China legal systems are evolving and embody uncertainties which could limit the legal protections available to us. Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function in a high degree of autonomy for its affairs, including currencies, immigration and custom, independent judiciary system and parliamentary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed were compromised, it could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operation. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

By contrast, China’s legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which prior court decisions have limited value as precedents. Since 1979, the PRC government has promulgated laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, China has not developed a fully integrated legal system. As a result, recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new and the limited volume of published cases and their non-binding nature, interpretation and enforcement of these newer laws and regulations involve greater uncertainties than those in jurisdictions available to you. In addition, China’s legal system is based in part on government policies and administrative rules, and many have retroactive effects. Since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. As a result, we cannot predict the effect of future developments in China’s legal system, including the promulgation of new laws, changes to existing laws, or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. We may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties could adversely affect our business that relates to China or PRC citizens.

Hong Kong regulatory requirement of prior approval for transfer of shares in excess of certain threshold may restrict future takeovers and other transactions.

Section 132 of Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) requires a person (including a corporation) to apply for prior approval from the HKSFC to become a substantial or continue to be shareholder of a HKSFC-licensed company in Hong Kong. Under the SFO, a person is regarded as a “substantial shareholder” of a licensed company if he, either alone or with associates, has an interest in share in the licensed company the aggregate number of which shares is equal to more than 10% of the total number of issued shares of the licensed company, or is entitled to, either directly or indirectly, exercise or control the exercise of the voting power of more than 10% of the voting power at general meetings of the licensed company, or hold shares in any other corporation which entitles the person, either alone or with any of his associates and either directly or indirectly, exercises or control the exercise of 35% or more of the voting power at the general meetings of the other corporation, of or a further corporation, that controls either alone or with any of its associates and either directly or indirectly, more than 10% of the voting power at general meetings of the licensed company. Further, all potential parties who will be new substantial shareholder(s) of Solomon JFZ, our HKSFC-licensed subsidiary, is required to seek prior approval from the HKSFC. This regulatory requirement may discourage, delay or prevent a change in control of Solomon JFZ, which could deprive our shareholders the opportunity to receive a premium for their shares as part of a future sale and may reduce the price of the Class A Ordinary Shares upon the consummation of a future proposed business combination.

We may become subject to a variety of PRC laws and other obligations regarding cyber security, data protection, overseas offerings and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, data protection and overseas offering. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

On June 10, 2021, the SCNPC enacted the PDSL, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security and no organization or individual within the territory of the PRC may provide foreign judicial or law enforcement authorities with the data stored within the territory of the PRC without the approval of the competent authorities of the PRC.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. On February 17, 2023, with the approval of the State Council, the CSRC issued the New Overseas Listing Rules, which became effective on March 31, 2023. According to the New Overseas Listing Rules, domestic enterprises are required to file with CSRC by submitting filing reports, legal opinions and other relevant materials in the following two situations: (i) a domestic company that seeks to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC. In addition, if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the revenues, profits, total assets or net assets of the domestic operating entity in the most recent fiscal year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in mainland China or its main places of business are located in mainland China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or mainland China residents. The determination will be based on the “substance over form” principle, requiring securities companies and law firms to conduct comprehensive verification and identification to determine whether the filing documents fail to prove whether the enterprise falls into the above situations that require the filing. When an issuer makes an application for an initial public offering in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted overseas.

In the opinion of our PRC legal counsel, Sundial Law Firm, although (a) a majority of our clients are PRC residents, (b) Solomon JFZ, one of our HK Subsidiaries, is a Chinese investor-focused securities brokerage company, and (c) approximately 29% of our employees who work for our HK Subsidiaries are PRC citizens, we shall not be deemed as a PRC domestic company, and we do not need to make any filing with CSRC under the New Overseas Listing Rules. This is because according to the New Overseas Listing Rules, (i) the direct overseas offering and listing by a domestic company refers to the overseas offering and listing by a joint stock limited company registered and established within the PRC; and (ii) the indirect overseas offering and listing by a domestic company refers to the overseas offering and listing by a domestic company whose major business activities are conducted within the PRC, carried out in the name of a company registered outside the PRC, based on the equity, assets, earnings, or other similar interests of the domestic company. Specifically, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company, if (i) any of the revenues, profits, total assets or net assets of the domestic operating entity in the most recent fiscal year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; and (ii) its major operational activities are carried out in the PRC or its main places of business are located in the PRC, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or PRC residents. Therefore, in the opinion of our PRC counsel, (i) as the issuer of this offering is SOLOWIN HOLDINGS, a Cayman Islands company, this offering shall not be deemed as a direct overseas offering or listing by a “domestic company” under the New Overseas Listing Rules; (ii) the offering shall neither be deemed as an indirect overseas offering or listing by a “domestic company” because (a) the Company has no subsidiary or operating entity registered and established within the PRC; (b) the Company’s business operations are primarily carried out outside the PRC; and (c) the majority of the Company’s senior management personnel who are responsible for the daily operations and management of the Company, are not PRC citizens and do not reside in the PRC; and (iii) as a result, this offering is not subject to the applicability of the New Overseas Listing Rules and the Company is not required to report this offering to or make any filing with the CSRC under the New Overseas Listing Rules. We currently do not expect the New Overseas Listing Rules to have any impact on our business, operations or this offering.

On July 10, 2021, the CAC issued the Revised Draft, which required that, among others, in addition to “operator of critical information infrastructure” any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. Pursuant to Article 6 of the Revised Draft, companies holding data or more than one million users must apply for cybersecurity approval when seeking overseas listings because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” On December 28, 2021, the CAC published the revised CRM, which further restates and expands the applicable scope of the cybersecurity review. The revised CRM took effect on February 15, 2022, and replaced the Revised Draft issued on July 10, 2021. The revised CRM provides that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Given that (1) our HK Subsidiaries are incorporated and located in Hong Kong and none of them controls more than one million users’ personal information; (2) we have no subsidiary, VIE structure, nor any direct operations in mainland China; (3) the primary focus of our business operations is located outside mainland China and the majority of our senior management personnel, who are responsible for the daily operation and management, are not PRC citizens and do not reside in mainland China; (4) we possess minimum amount of personal information to achieve the purpose of processing in our business operations with minimal impact on the rights and interests of individuals; (5) all of the data and personal information of our clients are securely stored on equipment owned by an HKEX certified server provider located in Hong Kong; (6) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities ; and (7) pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), as advised by our PRC legal counsel, Sundial Law Firm, we do not currently expect the revised CRM, the DSL, or the PRC PIPL to have an impact on our business, operations, or this offering.

Nevertheless, the legal and operational risks associated with operations in China may apply to our operations in Hong Kong, should recent statements and regulatory actions by China’s government apply to us in the future. Since these statements and regulatory actions are relatively new, it is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our operating subsidiaries, their abilities to accept foreign investments and the listing of the Class A Ordinary Shares on a U.S. or other foreign exchanges. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the New Overseas Listing Rules further expand their scope of application, we may be required to make a filing with the CSRC. If the revised CRM or the PRC PIPL or any other PRC regulations like the Draft Assessment Measures for the Security of Personal Information Leaving the Country are required to be applicable to our operating HK Subsidiaries by PRC authorities, our business operation could be subject to the CAC’s cybersecurity review or a CSRC review in the future. If any of our operating subsidiaries becomes subject to the CAC or CSRC review, we cannot assure you that our operating subsidiaries will be able to comply with the regulatory requirements in all respects, and the current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. In the event of a failure to comply, our operating subsidiaries may become subject to fines and other penalties that may have a material adverse effect on our business, operations, and financial condition and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless.

We may be treated as a non-resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to income tax on our income from PRC residents.

Under the PRC Enterprise Income Tax Law and its implementation rules, a foreign enterprise which has no establishment or place in the PRC but derives profit from sources in the PRC will be subject to the enterprise income tax on its PRC income. We believe that our income from PRC residents may not be the profit from sources in the PRC and hence, we are not a non-resident enterprise subject to PRC income tax for the following reasons: (i) we conduct our operations through our operating subsidiaries in Hong Kong; (ii) we have no subsidiary, VIE structure, nor any direct operations in the PRC; (iii) we do not have income directly from PRC accounts. However, whether we have income from sources in the PRC is subject to determination by the PRC tax authorities. There is uncertainty that with the development of our business, part of our profit might be deemed as profit from sources in the PRC and we might be subject to PRC income tax.

In addition to the uncertainty as to the application of the “non-resident enterprise” classification, we cannot assure you that the PRC government will not amend or revise the taxation laws, rules and regulations to impose stricter tax requirements, such as the potential imposition of transaction taxes, or higher tax rates. Any of such changes could materially and adversely affect our financial condition and results of operations.

General Risk Factors

Adverse developments in general business and economic conditions as well as conditions in the global capital market could have an adverse effect on the demand for our products, the business, and the financial condition and results of operations and our customers.

Volatility in the global capital market, which impacts interest rates, currency exchange rates and the availability of credit, could have an adverse effect on our business, financial condition and results of operations and our customers. Financial difficulties of customers, whether as a result of a downturn in general economic or industry conditions or otherwise, may result in failures of customers to timely pay amounts due or adversely affect the collectability of our accounts receivable, which could have a material adverse effect on our business, financial condition and results of operations. A bankruptcy or liquidity event by one or more of our customers could have a material adverse effect on our business, financial condition and results of operations.

We and our directors and officers may be subject to litigation, arbitration or other legal proceeding risk.

We and our directors and officers may be subject to arbitration claims and lawsuits in the ordinary course of our business. As of the date hereof, we or our directors and officers are not a party to, and are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition or operations.   Actions brought against us may result in settlements, awards, injunctions, fines, penalties and other results adverse to us. Predicting the outcome of such matters is inherently difficult, particularly where claims are brought on behalf of various classes of claimants or by a large number of claimants, when claimants seek substantial or unspecified damages or when investigations or legal proceedings are at an early stage. A substantial judgment, settlement, fine or penalty could be material to our operating results or cash flows for a particular period, depending on our results for that period, or could cause us significant reputational harm, which could harm our business prospects. In market downturns, the volume of legal claims and amount of damages sought in litigation and regulatory proceedings against securities brokerage companies have historically increased. The amounts involved in the trades we execute, together with rapid price movements in our currency pairs, can result in potentially large damage claims in any litigation resulting from such trades. Dissatisfied clients may make claims against us regarding the quality of trade execution, improperly settled trades, mismanagement or even fraud, and these claims may increase as our business expands.

In addition, even if we prevail in any litigation or enforcement proceedings against us, we could incur significant legal expenses defending against the claims, even those without merit. Moreover, because even claims without merit can damage our reputation or raise concerns among our clients, we may feel compelled to settle claims at significant cost. The initiation of any claim, proceeding or investigation against us, or an adverse resolution of any such matter could have a material adverse effect on our reputation, business, financial condition and results of operations and cash flows.

We may pursue acquisitions or joint ventures that could present unforeseen integration obstacles, incur unpredicted costs or may not enhance our business as we expected.

We may in the future pursue acquisitions and joint ventures as part of our growth strategy. Any future acquisition or joint venture may result in exposure to potential liabilities of the acquired companies, significant transaction costs and present new risks associated with entering additional markets or offering new products and integrating the acquired companies or newly established joint ventures. Potential liabilities may arise from deficiencies in due diligence findings and deficient past track record results.

Moreover, we may not have sufficient management, financial and other resources to integrate companies we acquire or to successfully operate joint ventures and we may be unable to profitably operate our expanded company structure. Additionally, any new business that we may acquire or joint ventures we may form, once integrated with our existing operations, may not produce expected or intended results.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology platform failures or Internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide products and services on our marketplace. Moreover, apart from COVID-19, our business could also be adversely affected by Ebola virus disease, Zika virus disease, H1N1 flu, H7N9 flu, avian flu, SARS or other epidemics.

Our headquarters are located in Hong Kong, where most of our directors and management and a majority of our employees currently reside. In addition, some of our system hardware and back-up systems are hosted in leased facilities located in Hong Kong. Consequently, we are highly susceptible to factors adversely affecting Hong Kong. If any of the abovementioned natural disasters, health epidemics or other outbreaks were to occur in Hong Kong, our operation may experience material disruptions, such as temporary closure of our offices and suspension of services, which may materially and adversely affect our business, financial condition and results of operations.

Our business is sensitive to general economic and political conditions and other factors beyond our control, and our results of operation are prone to significant and unpredictable fluctuations.

Our revenues depend substantially on our clients’ trading volume, which are influenced by the general trading activities in the market. Trading activities are directly influenced by a variety of factors beyond our control, including economic and political conditions, macro trends in business and finance, investors’ interest level in trading and legislative and regulatory changes in the jurisdictions where we operate. Any of these or other factors may cause trading activity levels in our industry to fluctuate and adversely affect our business and results of operations.

For example, since June 2019, there has been large and frequent riots in Hong Kong following the forfeited extradition bill, many of which have been violent. The sustained riot has already caused a material adverse effect on Hong Kong’s economy and social order, which in turn negatively impacted on our insurance agency business as fewer Chinese clients had come to Hong Kong for insurance purchase. There can be no assurance when these tensions will end or that situation will not escalate in the future. Any future increase in tension or failure to restore public and social order by the Hong Kong government could adversely impact the security and stability of Hong Kong, in particular, Hong Kong’s financial market.

Moreover, following the outbreak and spread of COVID-19 as well as the OPEC-Russia oil price war, on March 9, 2020, all three major U.S. trading indexes, Dow Jones Industrial Average, S&P 500 Index and the NASDAQ-100 dropped significantly, leading to a 15-minute circuit breaker that halted the trading. The circuit breaker was triggered several additional times during the days that followed, which led to multiple large declines in the trading indexes. Other stock markets in the rest of the world have also experienced similar falls in stock prices. The volatility of global stock market may adversely affect our clients’ confidence and willingness in trading and/or investing in the financial market. As a result, our operating results may be subject to significant and unpredictable fluctuations.

Adverse market, economic and political conditions, including the ongoing conflict between Ukraine and Russia, recent events in the Middle East, recent trade disputes and other events or circumstances beyond our control could have a material adverse effect on us.

Another economic or financial crisis or rapid decline of the consumer economy, significant concerns over energy costs, geopolitical issues, including the ongoing conflict between Ukraine and Russia, recent events in the Middle East, recent trade disputes between the U.S. and other countries resulting in the imposition of increased tariffs on products imported into the U.S., and the availability and cost of credit can contribute to increased volatility, diminished expectations for the global economy and the markets. Market, political and economic challenges, including dislocations and volatility in the credit markets, general global economic uncertainty, uncertainty or volatility from matters such as the implementation of the governing agenda of President Donald J. Trump, and changes in governmental policy on a variety of matters such as trade, tariffs and manufacturing policies in the United States may adversely affect the global economy and financial markets, our financial condition, results of operations, and the trading price of our Class A Ordinary Shares. Any such disruptions may also magnify the impact of other risks described in this registration statement.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $3.5 million, after deducting the estimated expenses of this registered direct offering.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of September 30, 2024:

●	on an actual basis;

●	on a pro forma basis to give effect of the issuance of 192,300 and 307,700 Class A Ordinary Shares on November 18, 2024 and December 20, 2024, at a per share price of $2.00, and the issuance of 500,000 Class A Ordinary Shares on April 3, 2025 for no additional consideration; and

●	on a pro forma as adjusted basis to give effect to (i) the issuances described above, and (ii) the issuance and sale of 10,606,060 Class A Ordinary Shares in the registered direct offering pursuant to this prospectus supplement at the offering price of $0.33 per share, for net proceeds of approximately $3,500,000 after deducting estimated offering expenses.

	As of September 30, 2024
	Actual	Pro Forma	Pro Forma As Adjusted(1)
	(in thousands, except for share amounts)
Cash and cash equivalents	$2,459	3,459	6,959
Debt
Short term borrowings	-	-	-
Long-term borrowings	-	-	-
Total debt	-	-	-
Shareholders’ equity:
Share capital
Class A Ordinary Shares, par value $0.0001 per share; 950,000,000 shares authorized; 7,940,000 shares issued and outstanding, as of September 30, 2024; 8,940,000 shares issued and outstanding, pro forma; 19,546,060 shares issued and outstanding, pro forma as adjusted.(2)	1	1	2
Class B Ordinary Shares, par value of $0.0001 per share; 50,000,000 shares authorized; 8,040,000 shares issued and outstanding as of September 30, 2024; 8,040,000 shares issued and outstanding, pro forma; 8,040,000 shares issued and outstanding, pro forma as adjusted.(2)	1	1	1
Additional paid-in capital	18,219	19,219	22,718
Accumulated losses	(12,239)	(12,239)	(12,239)
Accumulated other comprehensive income	30	30	30
Total shareholder’s equity	6,012	7,012	10,512
Total capitalization	6,012	7,012	10,512

(1)	The pro forma information is illustrative only. You should read the above table together with our financial statements and the related notes and the information regarding the six months ended September 30, 2024, included in our report on Form 6-K filed on December 31, 2024, which are incorporated by reference herein.

(2)	All share and per share amounts are presented on a retroactive basis to reflect the share re-classification implemented on December 17, 2024.

DESCRIPTION OF CLASS A ORDINARY SHARES WE ARE OFFERING

In this offering, we are offering 10,606,060 Class A Ordinary Shares pursuant to this prospectus supplement and the accompanying prospectus. The following is a summary of the rights of the Company’s Class A Ordinary Shares. This summary is not complete. For more detailed information, please refer to the Company’s Second Amended and Restated Memorandum and Articles of Association, a copy of which was furnished as Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K filed on December 18, 2024 and is incorporated by reference into this prospectus supplement.

Solowin is a Cayman Islands exempted company with limited liability and its affairs are governed by its memorandum and articles of association, as amended, the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”) and the common law of Cayman Islands.

As of the date hereof, Solowin’s authorized share capital is $100,000 divided into 1,000,000,000 shares, with a par value of $0.0001 each, consisting of (i) 950,000,000 Class A Ordinary Shares of par value of $0.0001 each and (ii) 50,000,000 Class B Ordinary Shares of par value of $0.0001 each.

As of the date hereof, there are 8,940,000 Class A Ordinary Shares and 8,040,000 Class B Ordinary Shares issued and outstanding.

Upon the closing of this offering, there will be 19,546,060 Class A Ordinary Shares and 8,040,000 Class B Ordinary Shares issued and outstanding, assuming the sale of all the Class A Ordinary Shares being offered pursuant to this prospectus supplement.

Solowin’s Second Amended and Restated Memorandum and Articles of Association

Solowin adopted its Second Amended and Restated Memorandum and Articles of Association on December 17, 2024. The following are summaries of material provisions of the Second Amended and Restated Memorandum and Articles of Association (Solowin’s memorandum and articles of association currently in effect), and of the Companies Act, insofar as they relate to the material terms of the Ordinary Shares.

Objects of the Company. Under the memorandum and articles of association, the objects of Solowin are unrestricted, and Solowin is capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. The Ordinary Shares are issued in registered form and are issued when registered in Solowin’s register of members. Solowin may not issue shares to bearer. Solowin’s shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Conversion. Class B Ordinary Shares are convertible into Class A Ordinary Shares on a 1:1 basis as follows: (i) at the option of the holder of Class B Ordinary Shares without the payment of additional consideration, and (ii) automatically upon any sale, transfer, assignment or disposition of Class B Ordinary Shares to a person or entity which is not an affiliate of such holder. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Dividends. The holders of the Ordinary Shares are entitled to such dividends as may be declared by the board of directors. The memorandum and articles of association provide that dividends may be declared and paid out of the funds of the Company lawfully available therefor. Under the laws of the Cayman Islands, Solowin may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of its share premium if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Holders of the Ordinary Shares have the right to receive notice of, attend and vote at general meetings of Solowin. Holders of the Class A Ordinary Shares and the Class B Ordinary Shares shall, at all times (other than in respect of separate general meetings of the holders of a class or series of shares), vote together as one class on all matters submitted to a vote by the members at any such general meeting. Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to the vote at general meetings of the Company, and each Class B Ordinary Share shall be entitled to ten (10) votes on all matters subject to the vote at general meetings of the Company. Voting at any meeting of shareholders is to be decided on a show of hands unless a poll is required by the rules and regulations of Nasdaq or a poll is demanded by:

●	by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;

●	by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to the memorandum and articles of association, a reduction of its share capital and the winding up of the Company. The shareholders may, among other things, divide or combine their shares by ordinary resolutions.

General Meetings of Shareholders. As a Cayman Islands exempted company, Solowin is not obliged by the Companies Act to call shareholders’ annual general meetings. Its memorandum and articles of association provide that it shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by its directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of the board of directors or by a majority of the board of directors. Advance notice of at least ten clear days is required for the convening of the annual general shareholders’ meeting (if any) and any other general meeting of the shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in the Company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. These rights may be provided in a company’s articles of association. However, Solowin’s memorandum and articles of association do not provide its shareholders with any right to requisition a general meeting or to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of the shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by the board of directors. Notwithstanding the foregoing, the Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

The board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. The board of directors may also decline to register any transfer of any Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as the directors may from time to time require is paid to us in respect thereof.

If the directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as the board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as the board may determine.

Liquidation. On the winding up of the Company, if the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. If the assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by the shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. The board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. Solowin may issue shares on terms that such shares are subject to redemption, at its option or at the option of the holders of these shares, on such terms and in such manner as may be determined by the board of directors. The Company may also repurchase any of its shares on such terms and in such manner as have been approved by the board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of the Company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if the Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the Company has commenced liquidation. In addition, the Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of Solowin is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. The memorandum and articles of association authorizes the board of directors to issue additional Ordinary Shares from time to time as the board of directors shall determine, to the extent of available authorized but unissued shares.

The memorandum and articles of association also authorizes the board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

The board of directors may issue preference shares without action by the shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records. Holders of the Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of the list of shareholders or the corporate records. However, the memorandum and articles of association have provisions that provide the shareholders the right to inspect the register of shareholders without charge, and to receive the annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of the memorandum and articles of association may discourage, delay or prevent a change of control of the Company or management that shareholders may consider favorable, including provisions that:

●	authorize the board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by the shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, the directors may only exercise the rights and powers granted to them under the memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. Solowin is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved, in the case of a shareholder scheme, by seventy-five percent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and, in the case of a creditor scheme, a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, Solowin has entered into indemnification agreements with the directors and executive officers that provide such persons with additional indemnification beyond that provided in its memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Solowin’s amended and restated articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with Solowin’s amended and restated articles of association or may be taken by written consent of the shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Solowin’s amended and restated articles of association do not provide its shareholders with such right. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but the amended and restated articles of association do not provide for cumulative voting. As a result, the shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Solowin’s amended and restated articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of the shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under Solowin’s amended and restated articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from the board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of Solowin’s memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Solowin’s amended and restated articles of association, if its share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, Solowin’s memorandum and articles of association may only be amended with a special resolution of its shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by Solowin’s memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on its shares. In addition, there are no provisions in Solowin’s memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

PLAN OF DISTRIBUTION

We are offering 10,606,060 Class A Ordinary Shares in a registered direct offering to certain individual investors in a privately negotiated transaction, pursuant to this prospectus supplement and the accompanying prospectus, at a price of $0.33 per share. The Class A Ordinary Shares are being offered directly to the investors without the involvement of a placement agent, underwriter, broker, or dealer.

Determination of Offering Price

The offering price of our Class A Ordinary Shares pursuant to this prospectus supplement is significantly lower than the current trading price of our Class A Ordinary Shares. We negotiated the offering price for the securities offered in this offering with the individual investors. The factors considered in determining the price included the recent market price of our Class A Ordinary Shares, the general condition of the small-cap securities market at the time of this offering, our operating history and current performance, our capital requirements, and the limited liquidity in our public float.

As of the date of this prospectus supplement, we had 8,940,000 Class A Ordinary Shares and 8,040,000 Class B Ordinary Shares issued and outstanding. We are offering an aggregate of 10,606,060 Class A Ordinary Shares to the investors in this offering, representing approximately 62.5% of our existing Ordinary Shares on a 1:1 as-converted basis. Our existing shareholders may suffer significant dilution after completion of this offering.

Although our Class A Ordinary Shares currently trade at a market price well above the offering price of $0.33 per Share, the daily trading volume is insignificant when compared to the number of Class A Ordinary Shares we are offering to investors in this transaction. The current market price has a low correlation to the actual value of our Class A Ordinary Shares due to the limited trading volume. It was therefore essential for us to determine an offering price that aligns with our assessment of investor sentiment, given the significant number of shares being offered.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is Transhare Corporation. The transfer agent and registrar’s address is Bayside Center 1, 17755 US Highway 19 N, Suite 140, Clearwater, FL 33764.

Listing

Our Class A Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “SWIN.”

LEGAL MATTERS

The validity of the issuance of the Class A Ordinary Shares offered hereby will be passed upon for us by Conyers Dill & Pearman, our Cayman Islands counsel. Certain other legal matters will be passed upon for us by Bevilacqua PLLC. Bevilacqua PLLC may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law and DAVID FENN & CO. with respect to matters governed by Hong Kong law and Sundial Law Firm with respect to matters governed by PRC law.

EXPERTS

Our consolidated financial statements as of March 31, 2024 and 2023 and for each of the three years in the period ended March 31, 2024 included in this prospectus have been audited by WWC, P.C., an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA, USA 94403.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference in this prospectus supplement, you should rely on the information contained in the document that was filed later.

The documents we are incorporating by reference as of their respective dates of filing are:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended March 31, 2024, filed with the SEC on July 26, 2024;

●	Our Reports of Foreign Private Issuer on Form 6-K furnished on November 18, 2024 and November 29, 2024, regarding entry into a securities purchase agreement with an individual investor, as amended, for gross proceeds of $1.0 million;

●	Our Report of Foreign Private Issuer on Form 6-K furnished on December 18, 2024 regarding the results of an Extraordinary General Meeting of Members of the Company pursuant to which the Company’s single-class ordinary shares were reclassified into a dual-class structure consisting of Class A and Class B Ordinary Shares;

●	Our Report of Foreign Private Issuer on Form 6-K furnished on December 31, 2024 regarding unaudited interim condensed consolidated financial statements as of September 30, 2024 and for the six months ended September 30, 2024 and 2023, and other financial information;

●	Our Report of Foreign Private Issuer on Form 6-K furnished on March 19, 2025 regarding change of Chief Executive Officer and a director;

●	Our Report of Foreign Private Issuer on Form 6-K furnished on April 8, 2025 regarding the sale of 24.9% of Cambria Capital, LLC back to Cambria Asset Management, Inc.;

●	The description of the Company’s Ordinary Shares contained in the Form 8-A, filed with the SEC on August 9, 2023 and the description of the Company’s Class A Ordinary Shares contained in an amendment to the Form 8-A filed on December 23, 2024.

All subsequent annual reports on Form 20-F and all subsequent reports on Form 6-K submitted by us to the SEC, that are identified by us as being incorporated by reference, shall be deemed to be incorporated by reference into this prospectus supplement and deemed to be a part hereof after the date of this prospectus supplement but before the termination of the offering under this prospectus supplement. Unless expressly incorporated by reference, nothing in this prospectus supplement and the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Copies of all documents incorporated by reference in this prospectus supplement, including exhibits to these documents, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to: SOLOWIN HOLDINGS, Room 1910-1912A, Tower 3, China Hong Kong City, 33 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong, and telephone number +852 3428-3893.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 (File No. 333-282552) under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which constitute a part of our registration statement on Form F-3, omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F containing financial statements audited by an independent accounting firm. We also furnish to the SEC, under cover of Reports of Foreign Private Issuer on Form 6-K, material information required to be made public by us or filed by us with and made public by any stock exchange or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The SEC maintains an Internet site that contains reports, information statements and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

PROSPECTUS

SOLOWIN HOLDINGS

$200,000,000

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

and

2,960,000 Ordinary Shares Offered by the Selling Shareholder

SOLOWIN HOLDINGS, a Cayman Islands exempted holding company (“Solowin”), is not an operating company, but a Cayman Islands holding company with operations primarily conducted by its wholly owned subsidiaries, Solomon JFZ (Asia) Holdings Limited (“Solomon JFZ”) and Solomon Private Wealth Limited (“Solomon Wealth” and together with Solomon JFZ, “HK Subsidiaries”), each a limited liability corporation incorporated in Hong Kong.

Solowin may offer, issue and sell from time to time Ordinary Shares, $0.0001 par value per share (“Ordinary Shares”), preferred shares, $0.0001 par value per share, debt securities, warrants, rights or units up to $200,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies in one or more issuances. Solowin may sell any combination of these securities in one or more offerings.

In addition, this prospectus relates to the resale, from time to time, of up to an aggregate of 2,960,000 Ordinary Shares by the selling shareholder named in this prospectus, including its donees, pledgees, transferees, assignees or other successors-in-interest. We will not receive any proceeds from sales of the Ordinary Shares offered by the selling shareholder although we will incur certain expenses in connection with such offering.

The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Solowin’s Ordinary Shares are listed on the Nasdaq Capital Market tier of The Nasdaq Stock Market LLC under the symbol “SWIN”. On October 24, 2024, the closing sale price of Solowin’s Ordinary Shares on the Nasdaq Capital Market was $2.76. As of October 24, 2024, the aggregate market value of outstanding Ordinary Shares held by non-affiliates was approximately $16.63 million based on 15,980,000 Ordinary Shares issued and outstanding, of which approximately 4,980,000 Ordinary Shares were held by non-affiliates, and the last sale price of Ordinary Shares as reported by the Nasdaq Capital Market of $3.34 per share on October 2, 2024, which was the highest closing price of Ordinary Shares reported on the NASDAQ Capital Market within the last 60 days prior to the date of this filing. Pursuant to General Instruction I.B.5 of Form F-3, in no event will Solowin sell securities in primary offerings pursuant to this registration statement with a value more than one-third of the aggregate market value of its Ordinary Shares held by non-affiliates in any 12-month period, so long as the aggregate market value of its Ordinary Shares held by non-affiliates is less than $75.0 million. However, the resale of up to an aggregate of 2,960,000 Ordinary Shares by the selling shareholder named in this prospectus is not subject to the above limitation. In addition, in the event that subsequent to the effective date of this registration statement, the aggregate market value of its outstanding Ordinary Shares held by non-affiliates equals or exceeds $75.0 million, then the one-third limitation on primary offerings shall not apply to additional sales made pursuant to this registration statement. We have not sold any Ordinary Share pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Solowin will provide the specific terms of the securities, and the manner in which they will be offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained, or incorporated by reference, in this prospectus. You should read carefully both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you invest in our securities. The amount and price of the offered securities will be determined at the time of the offering.

The securities may be offered and sold in the same offering or in separate offerings, to or through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any option to purchase additional securities held by them will be described in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 12 of this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus, and in the documents incorporated by reference into this prospectus, any accompanying prospectus supplement and any related free writing prospectus before making any decision to invest in our securities.

Solowin is a holding company incorporated in the Cayman Islands. Solowin has no material operations of its own, and as of the date of this prospectus, substantially all of our operations are conducted through the HK Subsidiaries. We do not have and have no intention to operate its business through a variable interest entities (“VIE”) structure.

This holding company structure involves unique risks to investors, and you may never directly hold equity interests in our operating subsidiaries. As of the date of this prospectus, HK Subsidiaries’ operations in Hong Kong and our offering of the Ordinary Shares in the United States are not subject to the review nor prior approval of the Cyberspace Administration of China (the “CAC”) or the China Securities Regulatory Commission (the “CSRC”). However, we face various legal and operational risks and uncertainties associated with being based in or having operations in Hong Kong, having clients who are PRC individuals or companies that have shareholders or directors that are PRC individuals and the complex and evolving PRC laws and regulations. The legal and operational risks associated with operations in China will apply to HK Subsidiaries’ operations in Hong Kong, should recent statements and regulatory actions by the Chinese government apply to issuers based in Hong Kong in the future. In that case, we will face risks associated with regulatory approvals on foreign investment in Hong Kong-based issuers, anti-monopoly regulatory actions, oversight on cybersecurity, data privacy and personal information. The PRC government may also intervene or impose restrictions on HK Subsidiaries’ ability to move cash out of Hong Kong to distribute earnings or pay dividends to Solowin or U.S. investors. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require us to obtain regulatory approval from PRC authorities before this or any future securities offering. These risks could result in a material adverse change in HK Subsidiaries’ business operations and the value of the Ordinary Shares, restrictions in HK Subsidiaries’ ability to accept foreign investments, significantly limit or completely hinder Solowin’s ability to continue to offer securities to investors or continued listing of the Ordinary Shares on the Nasdaq, or cause the value of such securities to significantly decline or become worthless. See “Risk Factors — Risks Related to Doing Business in Jurisdictions We Operate” beginning on page 30 of this prospectus for a discussion of these legal and operational risks that should be considered before making a decision to purchase the Ordinary Shares.

Specifically, on February 17, 2023, the CSRC issued the Notice on Filing Arrangements for Overseas Securities Offering and Listing by Domestic Companies, stating that the CSRC has published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines (collectively, the “New Overseas Listing Rules”). Among others, the New Overseas Listing Rules provide that PRC domestic companies seeking to offer and list securities (which, for the purposes of the New Overseas Listing Rules, are defined thereunder as equity shares, depository receipts, corporate bonds convertible to equity shares, and other equity securities that are offered and listed overseas, either directly or indirectly, by PRC domestic companies) in overseas markets, either via direct or indirect means, must file with the CSRC within three working days after their application for an overseas listing is submitted. The New Overseas Listing Rules came into effect on March 31, 2023. As of the date of this prospectus, we are not subject to the New Overseas Listing Rules because we do not own any PRC entity and we are not deemed a “domestic company” as defined under the New Overseas Listing Rules. However, given that the New Overseas Listing Rules were introduced recently, and that there remain substantial uncertainties surrounding the enforcement thereof, we cannot assure you that, if required, we would be able to complete the filings and/or fully comply with the relevant new rules on a timely basis, if at all.

Furthermore, as more stringent standards have been imposed by the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (the “PCAOB”) recently, Solowin’s securities may be prohibited from trading if our auditor cannot be fully inspected by the PCAOB. Pursuant to the Holding Foreign Companies Accountable Act (the “HFCA Act”) enacted in 2020, if the auditor of a U.S. listed company’s financial statements is not subject to the PCAOB inspections for three consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if enacted into law, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on U.S. stock exchanges if its auditor is not subject to the PCAOB inspections for two consecutive “non-inspection” years instead of three and thus, reduces the time before Solowin’s securities may be prohibited from trading or delisted. In December 2022, an omnibus spending bill was passed by Congress and later signed into law, which included the enactment of provisions under the AHFCAA to accelerate the timeline for implementation of trading prohibitions under the HFCA Act from three consecutive years to two consecutive years. Pursuant to the HFCA Act, on December 16, 2021, the PCAOB issued its determination that the PCAOB was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China or in Hong Kong, because of positions taken by authorities in the jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. This list did not include our auditor, WWC, P.C., as our auditor is based in the U.S. and is registered with the PCAOB and subject to the PCAOB inspection. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong and as a result, PCAOB vacated its previous 2021 determination. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations in the future. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations if needed. While our auditor is based in the U.S. and is subject to the PCAOB inspection, in the event the PCAOB later determines that it is unable to inspect or investigate completely our auditor, then such lack of inspection could cause Solowin’s securities to be delisted from the U.S. stock exchange. See “Risk Factors — Risks Related to Doing Business in Jurisdictions We Operate — The Ordinary Shares may be prohibited from trading in the United States under the HFCA Act in the future if the PCAOB is unable to inspect or investigate completely auditors located in China or Hong Kong. The delisting of the Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.” on page 32. In addition, we cannot assure you that Nasdaq or other regulatory agencies will not apply additional or more stringent requirements to us. Such uncertainty could cause the market price of the Ordinary Shares to be materially and adversely affected.

Subject to the Companies Act (As Revised) of the Cayman Islands and Solowin’s amended and restated memorandum and articles of association, Solowin’s board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend it will be able to pay its debts as they become due in the ordinary course of business. For Solowin to transfer cash to HK Subsidiaries, Solowin may provide funding to HK Subsidiaries through loans or capital contributions without restrictions on the amount of the funds. As a holding company, Solowin may rely on dividends and other distributions on equity paid by HK Subsidiaries for its cash and financing requirements. Under Hong Kong law, HK Subsidiaries are permitted to provide funding to Solowin through dividend distribution without restrictions on the amount of the funds under the condition that dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by HK Subsidiaries. HK Subsidiaries have not declared any dividends or made other distributions to Solowin as of the date of this prospectus. In the future, cash proceeds raised from financings conducted outside of Hong Kong may be transferred by Solowin to HK Subsidiaries via capital contribution or shareholder loans, as the case may be. As of the date of this prospectus, neither Solowin nor any HK Subsidiary has paid any dividends or made any distributions to their respective shareholder(s), including any U.S. investors. During the years ended March 31, 2024, 2023 and 2022, and during the subsequent period up to the date of this prospectus, the transfer of cash between Solowin and HK Subsidiaries totaled approximately $957,000. This amount represented the repayment by Solowin to Solomon JFZ for certain IPO related expenses paid by Solomon JFZ and advances made by Solowin to Solomon Wealth for its operations. There has been no transfer of other types of assets between Solowin and HK Subsidiaries.  HK Subsidiaries, which conduct our substantive operations, maintain the cash. Currently, other than complying with the applicable Hong Kong laws and regulations, we do not have our own cash management policy or procedures that dictate how funds are transferred. Neither Solowin nor any of the HK Subsidiaries currently has plans to distribute earnings or declare cash dividends in the foreseeable future. We intend to keep any future earnings to finance the expansion of HK Subsidiaries’ business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

There are currently no such restrictions on foreign exchange or our ability to transfer cash or assets between Solowin and HK Subsidiaries. However, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to HK Subsidiaries, and to the extent our cash or assets are in Hong Kong or a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on HK Subsidiaries’ ability to transfer funds or assets by the PRC government. Furthermore, we cannot assure you that the PRC government will not intervene or impose restrictions on Solowin or HK Subsidiaries in their transferring or distributing cash within the organization, which could result in an inability of or prohibition on making transfers or distributions to entities outside of Hong Kong. Any limitation on the ability of HK Subsidiaries to pay dividends or make other distributions to Solowin could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends to U.S. investors, or otherwise fund and conduct our business. In addition, if any of the HK Subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends. See “Prospectus Summary — Transfer of Cash Through Our Organization” beginning on page 7, and “Risk Factors — Risks Related to Our Business and Industry — Solowin relies on dividends and other distributions on equity paid by its subsidiaries to fund any cash and financing requirements Solowin may have, and any limitation on the ability of its subsidiaries to make payments to Solowin could have a material adverse effect on our ability to conduct our business” on page 27.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 8, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000 (or its equivalent in foreign or composite currencies). In addition, under this shelf registration process, the selling shareholder named in this prospectus under the caption “Selling Shareholder,” may offer or sell up to 2,960,000 Ordinary Shares in one or more offerings from time to time.

This prospectus provides you with a general description of the securities that may be offered. Each time we, or the selling shareholder, offers securities, we or the selling shareholder will provide you with one or more supplements to this prospectus that will describe the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we, nor the selling shareholder, has authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We or the selling shareholder takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our annual reports on Form 20-F and our other reports. Unless the context otherwise requires, the terms “we,” “our,” “us,” “our company,” the “Company,” and similar references in this prospectus each refer to SOLOWIN HOLDINGS, an exempted limited liability company incorporated in the Cayman Islands and its consolidated HK Subsidiaries.

Company Overview

Solowin is an exempted limited liability company incorporated under the laws of the Cayman Islands on July 23, 2021. As a holding company with no material operations of its own, Solowin currently conducts its operations primarily through its wholly owned subsidiaries, Solomon JFZ and Solomon Wealth, each a limited liability corporation incorporated in Hong Kong. See “Our Corporate History and Structure” below for more information of our corporate structure. Our total revenue was $4,291,000 for the fiscal year ended March 31, 2024, representing a decrease of $162,000, or 4% from $4,453,000 for the fiscal year ended March 31, 2023. The decrease in revenue was mainly driven by a decrease in revenue from corporate consultancy services. We recorded loss from operations of $4,433,000 for the fiscal year ended March 31, 2024, compared to income from operations of $1,288,000 for the fiscal year ended March 31, 2023, a decrease of $5,721,000 or 444%.

Solomon JFZ, one of our HK Subsidiaries, is one of the few Chinese investor-focused, versatile securities brokerage companies in Hong Kong and it offers a wide spectrum of products and services, spanning from traditional assets to virtual assets through its advanced and secured one-stop electronic platform. Solomon JFZ currently is primarily engaged in providing (i) securities related services, (ii) investment advisory services, (iii) corporate consultancy services and (iv) asset management services to customers. It is licensed with the HKSFC and a participant of the Hong Kong Stock Exchange to carry out regulated activities including Type 1 (Dealing in Securities), Type 4 (Advising on Securities), Type 6 (Advising on Corporate Finance) and Type 9 (Asset Management). Solomon JFZ strictly follows the requirements of the HKSFC for internal regulation and risk control to maximize the safety of investors’ assets. It provides online account opening and trading services via its Front Trading and Back-office Clearing systems, in conjunction with Solomon VA+ (– a highly integrated application accessible via any mobile device, tablet, or desktop, all of which are licensed from third parties. With strong financial and technical capabilities, Solomon JFZ has been providing brokerage services to global Chinese investors residing both inside and outside the PRC and institutional investors in Hong Kong and has been recognized and appreciated by users and industry professionals.

Solomon JFZ’s trading platform allows investors to trade over 10,000 listed securities and their derivative products listed on the Hong Kong Stock Exchange (HKSE), New York Stock Exchange (NYSE), Nasdaq, Shanghai Stock Exchange and Shenzhen Stock Exchange. In addition, it provides Hong Kong IPO underwriting, Hong Kong IPO Public Offer application and International Placing subscription, Hong Kong IPO margin financing services, Hong Kong Pre-IPO securities trading and US IPO subscription. Hong Kong IPO margin financing services refer to loans offered by a licensed financial institution to clients for the purpose of purchasing securities in an IPO before the issuers are listed on the Hong Kong Stock Exchange. The loan, commonly referred to as an IPO loan, enables clients to invest more than the required deposit of 5% or 10% of funds. The loan, which is short-term and interest-bearing, typically covers 90% or 95% of the investment amount and is repaid right after the allotment result release. Once the investor is allotted shares costing over the required deposit and a part of loan is used for the shares, the shares can be sold and the proceeds are utilized to repay the loan of the financial institution, with any remaining balance going to the investor. Our customers may also use Solomon JFZ’s platforms to trade various listed financial products, such as ETFs, Warrants and Callable Bull/Bear Contracts. Besides securities related service, Solomon JFZ also offers asset management services as an investment manager. Our High-Net-Worth customers may also subscribe to private fund products through Solomon JFZ.

Our clients are mostly Chinese investors residing in Asia as well as institutional clients in Hong Kong, Australia and New Zealand. We classify those who have registered on Solomon JFZ’s platform as users and the users who have opened accounts on Solomon JFZ’s platform as clients. As of March 31, 2025, we had more than 15,500 clients who had opened trading accounts with Solomon JFZ and over 1,200 active clients who had assets in their trading accounts.

As of March 31, 2024, Solomon JFZ’s operations mainly consisted of four business segments: (i) securities related services, (ii) investment advisory services, (iii) corporate consultancy services and (iv) asset management services to customers.  The following summary describes the products and services offered in each of the reportable segments:

●	Securities Related Services. We always believe that our clients deserve a more convenient and reliable way to invest and manage their money, and Solomon JFZ uses advanced Internet technology to provide investors with faster brokerage services. Solomon JFZ provides securities related services through Solomon VA+. Its professional securities brokerage network offers the clients access to multiple stock exchanges, including the HKSE, NYSE, Nasdaq, Shanghai Stock Exchange and Shenzhen Stock Exchange. It provides HKSE securities trading, IPO subscription and placement services, bond trading, fund subscription, equity custodian and agent services, investment immigrant account management services, enterprise employee shareholding exercise services, professional investment research services, and instant quotation service. Solomon JFZ charges brokerage commission fees to clients for trades made using its trading platform based on the transaction amount, subject to a minimum charge per transaction. To better serve the individual needs of the clients, Solomon JFZ may vary the commissions it charges based on the types of products or services, eligibility for discounts and other factors. For fund subscription, it charges clients with the fund subscription fee based on the subscription amount. Solomon JFZ also offers stock custodian and nominee services to the clients as ancillary services to securities related services. For the fiscal years ended March 31, 2024, 2023 and 2022, the securities related services segment accounted for 10%, 14% and 68% of our consolidated revenues, respectively.

●	Investment Advisory Services. Solomon JFZ provides timely, accurate and valuable investment solutions advisory services for our clients, through a team consisting of financial analysts, experienced financial advisors and investment managers. It provides investment advice to our clients based on their financial needs and risk appetite, and Solomon JFZ charges them an investment advisory fee based on a percentage of the AUM. For the fiscal years ended March 31, 2024, 2023 and 2022, the investment advisory services segment accounted for 67%, 56% and 22% of our consolidated revenues, respectively.

●	Corporate Consultancy Services. Solomon JFZ possesses the licenses issued by HKSFC to carry out regulated activities under Type 6 Advising on Corporate Finance. Type 6 license allows brokers to conduct activities relating to (i) acting as a sponsor of a listing applicant in an initial public offering; (ii) advising on the code on takeovers and mergers and share repurchases; and (iii) advising listed companies on the HKSE Listing Rules. Although Solomon JFZ Type 6 licensing condition restricts Solomon JFZ from acting as a sponsor of a listing applicant in an initial public offering and advising on the code on takeovers and mergers and share repurchase, it can conduct businesses related to (iii) above. It provides financial and independent financial advisory services for unlisted and listed companies that are looking for high-quality and value-added corporate finance advisory services at reasonable costs. Solomon JFZ acts as financial adviser to its corporate clients advising them on the terms and structures of proposed transactions and the relevant implications and compliance matters under the HKSE Listing Rules (including the Main Board and the Growth Enterprise Market “GEM”). In addition, it acts as independent financial adviser giving opinions to the independent board committee and independent shareholders of listed companies in Hong Kong. Solomon JFZ charges them advisory fees according to the type and size of the transaction, duration of the engagement, complexity of the transaction and the expected manpower requirements. For the fiscal years ended March 31, 2024, 2023 and 2022, the corporate consultancy services segment accounted for 3%, 21% and 0% of our consolidated revenues, respectively.

●	Asset Management Services. Our asset management team specializes in designing investment portfolios to meet the needs of investors with different risk appetite and to preserve and enhance the value of their assets. Solomon JFZ provides asset management services by applying different investment strategies to optimize their asset allocation. Solomon JFZ offers its own Fund products to professional investors, which are run by professional portfolio managers. It has entered into agreements with regulated financial institutions to provide services covering a broad range of products such as stocks, bonds, indexes, futures, and fund of funds. It issues and manages various fund products according to market trends and demand conditions. At this stage, Solomon JFZ focuses on developing active traditional private equity funds, such as balanced funds and equity funds, and plans to develop a more diversified product line as part of our long-term growth initiative. Solomon JFZ charges a management fee of 2% according to the AUM. In addition, it charges performance fees subject to high water marks. For the fiscal years ended March 31, 2024, 2023 and 2022, the asset management services segment accounted for 20%, 9% and 10% of our consolidated revenues, respectively.

Recent Developments

On March 14, 2024, the Company announced its strategic expansion into the private wealth management business under its newly formed Hong Kong subsidiary, Solomon Wealth, which was incorporated on December 4, 2023. We expect to serve a broad range of high-net-worth individuals, family offices, and trusts, by offering wealth management services and solutions that span traditional and virtual asset classes. We are optimistic about Solomon Wealth’s future and its role in Solowin’s growth strategy. By emphasizing quality over speed, we aim to provide excellent value to our clients and gain a strong position in the private wealth management sector. We endeavor to find high net worth clients who share our vision and focus on building a strong foundation to develop high quality services. Notwithstanding, the early stage of client acquisition is crucial for our long-term success. We believe our efforts will lead to a solid client base and future revenue. As of the date of March 31, 2024, Solomon Wealth had not generated any revenue.

On March 5, 2024, Solowin entered into a membership interest purchase agreement with Cambria Capital, LLC (“Cambria Capital”), a Utah limited liability company and broker-dealer registered with the Financial Industry Regulatory Authority (“FINRA”), and Cambria Asset Management, Inc., a Nevada corporation, the sole owner of the Cambria Capital. Pursuant to the agreement, Solowin will purchase 100% of the membership interests in Cambria Capital for a total purchase price of $700,000. The transaction will be completed through two closings, the first of which consists of the payment of $200,000 in exchange for an acquisition of 24.9% of Cambria Capital’s membership interests. The parties have closed the acquisition of the 24.9% interest and are working on a continuing membership application requesting approval for a change of ownership, control, or business operations to be filed with FINRA in accordance with FINRA Rule 1017 (the “Rule 1017 Application”). In the event that FINRA approves the Rule 1017 Application and Cambrian Capital’s application to conduct firm commitment underwritten offerings, Solowin will have the right to consummate the second closing, pursuant to which Solowin will pay $500,000 in exchange for the remaining 75.1% of the membership interests in Cambria Capital. In the event of termination of this agreement by any party, after the initial closing but prior to the second closing, due to the second closing failing to occur by December 31, 2024, Solowin has the right to sell the 24.9% interest back to the seller at a discounted price of $100,000 within five business days after the termination.

In addition to providing services related to traditional assets, Solomon JFZ had been approved by the HKSFC to provide virtual asset dealing services and advisory services as of March 25, 2024. Virtual assets related services are subject to a new regulatory framework in Hong Kong. Solomon JFZ has been among the initial group of HKSFC approved licensed companies to provide virtual assets trading and advisory services to retail investors.

On April 16, 2024, the Company announced that Solomon JFZ has been selected as one of the three participating dealers for Harvest Global’s spot Bitcoin and Ethereum ETF in Hong Kong, Amoun the same period, Solomon JFZ enter into participation agreement with Harvest Global Investments Limited (“Harvest Global”) and China Asset Management (Hong Kong) Limited (“China AMC”) as the participating dealer for the VA spot ETFs. Solomon JFZ has become the largest holder of customer assets in the ChinaAMC Bitcoin ETF (HKEX: 9042), ChinaAMC Ethereum ETF (HKEX: 9046), and Harvest Bitcoin Spot ETF (HKEX: 3439). Solomon is also among the top holders of ChinaAMC Bitcoin ETF (HKEX: 3042) and ChinaAMC Ethereum ETF (HKEX: 3046).

On April 26, 2024, the Company announced that it strengthened its partnership with OSL Digital Securities (“OSL”), the digital asset platform of OSL Group (863.HK), which is Hong Kong’s only publicly listed company fully dedicated to digital assets, to facilitate the in-kind subscription and redemption processes. In addition, Solomon JFZ has been among the first group of HKSFC approved participating dealers of in-kind subscription and redemption for spot virtual asset ETFs in Hong Kong, enabling investors to subscribe to or redeem ETF shares directly with the underlying digital assets.

On May 28, 2024, the Company announced a strategic partnership with MaiCapital Limited (“MaiCapital”), a leading virtual assets investment manager in Hong Kong, to expand virtual asset allocation opportunities. MaiCapital is licensed to manage funds that may comprise up to 100% virtual assets which directly complements Solomon’s licensing for the trading of virtual assets.

On July 16, 2024, the Company announced the launch of Solomon VA+, an institutional-grade all-in-one smart trading app, which is innovatively upgraded from the former one-stop electronic platform, Solomon Win. Solomon VA+ offers integrated financial services infrastructure designed to meet the evolving needs of next-generation and high-net-worth investors, which is the first all in one app in Hong Kong that combining traditional assets trading, virtual assets trading and wealth management services into one app, marking a significant industry development. The Solomon VA+ trading platform offers various virtual assets trading to professional investors and Bitcoin and Ethereum to retail investors, supporting clients with in-kind subscription of Bitcoin spot ETF and Ethereum spot ETF. Clients are also expected to deposit & withdraw the cryptocurrencies via the APP within a short period, realizing a comprehensive allocation of traditional financial and virtual assets.

As of the date of March 31, 2024, our virtual assets services have not generated any revenue. We kept actively collaborating with prominent players in the virtual asset market, nurturing positive relationships with them. Leveraging these partnerships, we are poised to expand our own business and provide comprehensive services. Solomon JFZ’s virtual assets services are expected to build large trading volumes and an exponential client assets base for Solomon JFZ in the near future.

With the recent development of the company and the expanding subsidiaries, our vision is to build an integrated financial services infrastructure for next generation investors, and our continuous efforts focus on being a one-stop comprehensive financial services provider. The business segment of the company has expanded into four new business segments: (i) investment banking services, (ii) wealth management services, (iii) asset management services and (iv) virtual assets services to customers. The following summary describes the products and services offered in each of the reportable segments:

●	Investment Banking Services. We are redefining investment banking by offering underwriting, private placement and investment advisory solutions tailored to guide investors and corporates through complex financial landscapes, ensuring transactions are executed with strategic insight that meets today’s capital market’s needs. Our investment banking services include capital raising, debt financing, secondary offerings and financial advisory services, which covers the former segments (ii) investment advisory services, (iii) corporate consultancy services.

●	Wealth Management Services. Our wealth management division is dedicated to empowering investors with a comprehensive suite of services designed to manage, retain, and grow wealth with confidence. Our offerings are split into two main categories: Brokerage Services and Integrated Investment Solutions. The Integrated Investment Solutions covers the former segment (i) securities related services, by adding advisory services for high-net-worth individuals and institutional investors such as family offices and trusts.

●	Asset Management Services. Our asset management services are crafted to meet the diverse investment goals of our clients through a broad range of asset classes and investment strategies. By expanding services from the former segment (iv) asset management services, our current asset management services offer investment funds, managed accounts, and external asset management, each designed to optimize clients’ portfolio’s performance.

●	Virtual Assets Services. We are providing secure and innovative solutions in the virtual asset space including virtual assets trading, virtual assets spot ETFs creation and redemption, security token offerings, and blockchain solutions such as real-world assets tokenization. Solomon JFZ had been approved by the HKSFC to provide virtual asset dealing services and advisory services, and we are at the forefront of offering cutting-edge Web3 solutions that cater to the needs of modern investors and businesses, leveraging blockchain for secure and innovative virtual asset solutions.

Corporate History and Structure

Solowin is a holding company incorporated in the Cayman Islands without material operations of its own. Solomon JFZ was established under the Hong Kong laws on July 25, 2016. Solomon JFZ does not have any subsidiaries.

From July 2021 to October 2022, we carried out a series of transactions to reorganize our corporate structure. As part of the reorganization, Solowin was incorporated as an exempted company under the laws of Cayman Islands on July 23, 2021.

Upon incorporation on July 23, 2021, one ordinary share, par value $1 per share, of Solowin was allotted and issued to Ogier Global Subscriber (Cayman) Limited, who transferred the share to Ling Ngai Lok on July 27, 2021. On the same day, Solowin issued an additional 49,999 Ordinary Shares, par value $1 per share, to Ling Ngai Lok. On June 9, 2022, in anticipation of a share exchange transaction among Solowin, Solomon JFZ and Master Venus Limited, the then sole shareholder of Solomon JFZ, Ling Ngai Lok transferred (i) 17,000 Ordinary Shares to Gemini Asia Holdings Limited; (ii) 16,500 Ordinary Shares to FORTUNE DYNASTY GLOBAL LIMITED and (iii) 16,500 Ordinary Shares to Vulcan Worldwide Holdings Limited. On October 17, 2022, Solowin, Solomon JFZ and Master Venus Limited completed the share exchange transaction, in which Master Venus Limited transferred 100% ownership of Solomon JFZ to Solowin. Master Venus Limited was then owned by three shareholders, Gemini Asia Holdings Limited, FORTUNE DYNASTY GLOBAL LIMITED and Vulcan Worldwide Holdings Limited. As a result of the above series of reorganization transactions, Solomon JFZ became the wholly-owned subsidiary of Solowin and the shareholders of Master Venus Limited became the owners of 100% of the then outstanding Ordinary Shares of Solowin.

On December 7, 2022, (i) each of the existing issued and unissued shares of par value of $1.00 each of Solowin was subdivided into 10,000 shares of par value of $0.0001 each of Solowin; and (ii) the authorized share capital of Solowin was increased to $100,000 divided into 1,000,000,000 shares of $0.0001 each. On the same day, each of Gemini Asia Holdings Limited, FORTUNE DYNASTY GLOBAL LIMITED and Vulcan Worldwide Holdings Limited surrendered 165,920,000 Ordinary Shares, 161,040,000 Ordinary Shares and 161,040,000 Ordinary Shares, respectively, each of a par value of $0.0001 per share, to Solowin. As a result of the above surrenders, each of Gemini Asia Holdings Limited, FORTUNE DYNASTY GLOBAL LIMITED and Vulcan Worldwide Holdings Limited held 4,080,000 Ordinary Shares, 3,960,000 Ordinary Shares and 3,960,000 Ordinary Shares, respectively, each of a par value of $0.0001 per share.

On September 8, 2023, we completed our initial public offering and issued and sold 2,000,000 Ordinary Shares.

On December 4, 2023, as a part of our strategic expansion into the private wealth management business, Solowin formed a new wholly owned subsidiary, Solomon Wealth, under the laws of Hong Kong.

On March 5, 2024, Solowin entered into a membership interest purchase agreement with Cambria Capital and Cambria Asset Management, Inc., pursuant to which Solowin will purchase 100% of the membership interests in Cambria Capital for a total purchase price of $700,000. As of the date of this prospectus, Solowin owns 24.9% of Cambria Capital.

Regulatory Permissions to Operate Business and for the Offering of Securities to Foreign Investors

Save as disclosed below, other than those requisite for a domestic company in Hong Kong engaged in the same business, we are not required to obtain any additional permission from any Hong Kong authorities.

Save as disclosed below, as of the date of this prospectus, HK Subsidiaries have received from Hong Kong authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted by them in Hong Kong, and no permission or approval has been denied. Such licenses and permissions include Type 1 license (dealing in securities), Type 4 license (Advising on securities), Type 6 license (advising on corporate finance) and Type 9 license (Asset management). The following table summarizes the licenses and permissions held by our HK Subsidiaries.

License/Permit	Issuing Authority	Issuance Date	Term	Restrictions
Type 1 license (dealing in securities)	HKSFC	January 10, 2017	No expiration date

(virtual asset dealing services)		Mar 25, 2024	No expiration date

With respect to providing virtual asset dealing services, the licensee or registered institution shall comply with the “Terms and conditions for licensed corporations or registered institutions providing virtual asset dealing services under an omnibus account arrangement” (as amended from time to time). The term “virtual asset” is defined in section 53ZRA of the Anti-Money Laundering and Counter-Terrorist Financing Ordinance.

With respect to providing virtual asset dealing services, the licensee or registered institution shall only provide such services to persons which are, and remain at all times, its clients in respect of its business in Type 1 regulated activity (dealing in securities). The term “dealing in securities” is specified in Part 2 of Schedule 5 to the Securities and Futures Ordinance. The term “virtual asset” is defined in section 53ZRA of the Anti-Money Laundering and Counter-Terrorist Financing Ordinance.

Type 4 license (Advising on securities)	HKSFC	October 16, 2019	No expiration date

(Virtual asset advisory services)		March 25, 2024	No expiration date

With respect to providing virtual asset advisory services, the licensee or registered institution shall comply with the “Terms and conditions for licensed corporations or registered institutions providing virtual asset advisory services” (as amended from time to time). The term “virtual asset” is defined in section 53ZRA of the Anti-Money Laundering and Counter-Terrorist Financing Ordinance.

With respect to providing virtual asset advisory services, the licensee or registered institution shall only provide such services to persons which are, and remain at all times, clients of the licensed corporation or registered institution in respect of its business in Type 4 regulated activity (advising on securities). The term “advising on securities” is specified in Part 2 of Schedule 5 to the Securities and Futures Ordinance. The term “virtual asset” is defined in section 53ZRA of the Anti-Money Laundering and Counter-Terrorist Financing Ordinance.

Type 6 license (advising on corporate finance, excluding acting as a sponsor of a listing applicant in an initial public offering or advising on the code on takeovers and mergers and share repurchases)	HKSFC	May 13, 2021	No expiration date	The licensee shall not advise on matters/transactions falling within the ambit of the Codes on Takeovers and Mergers and Share Buy-backs issued by the Commission & shall not act as sponsor in respect of an application for the listing on a recognized stock market of any securities

Type 9 license (Asset management)	HKSFC	October 16, 2019	No expiration date	No Licensing Condition

To conduct any regulated activity, a licensed corporation must appoint at least two responsible officers for each type of regulated activity. Among these officers, at least one should be an executive director, responsible for supervising the respective regulated activity. As of the date hereof, we have four Responsible Officers to carry out Type 1 regulated activities, two Responsible Officers to carry Type 4 regulated activities, one Responsible Officer to carry out Type 6 regulated activities and one Responsible Officer to carry out Type 9 regulated activities. Among the Responsible Officers carrying out each above type of regulated activities, we have at least one executive director for each type of regulated activity. As a result, we are currently in full compliance with HKSFC requirements for Type 1 and Type 4 regulated activities, but have not been in full compliance with the requirements as to the number of responsible officers for Type 6 (advising on corporate finance) and Type 9 (asset management) regulated activities since March 3, 2025 because of Mr. Shing Tak Tam’s resignation. Solomon JFZ has taken measures to ensure ongoing compliance with HKSFC requirements for Type 6 and Type 9 activities, despite having only one Responsible Officer currently assigned to each. On February 24, 2025 and March 11, 2025, Solomon JFZ submitted applications to register Mr. Marco Jun Kit Lim and Mr. Tze Bun Cheng, as additional Responsible Officers to carry out Type 6 and Type 9 activities, respectively. However, the approval process for registering new Responsible Officers usually takes 8 to 10 weeks. As of the date hereof, we have not received any further notice from HKSFC regarding approval or restriction on the relevant activities. In addition, Solomon JFZ will continue to focus on Web3 solutions and investment advisory services, and has not, and will not, actively engage in providing investment banking services (Type 6 advising on corporate finance) or asset management services (Type 9 asset management) to customers, until additional Responsible Officers are approved.

In addition, we do not believe our operations in Hong Kong and future offerings in the United States are subject to the review or prior approval of the Cyberspace Administration of China, or the CAC or the CSRC. Specially, we do not currently expect the revised Cybersecurity Review Measures (the “revised CRM”), published by CAC on December 28, 2021, to have an impact on our business, operations or future offerings as we do not believe that any of our HK Subsidiaries is deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that are required to file for cybersecurity review, because: (i) each of our HK Subsidiaries is incorporated and operating in Hong Kong and the revised CRM remains unclear whether it shall be applied to a Hong Kong company; (ii) each of our HK Subsidiaries operates without any subsidiary or VIE structure in mainland China; (iii) as of date of this prospectus, our HK Subsidiaries collected and stored personal information of approximately 15,000 PRC individual clients, far less than one million users; and (vi) as of the date of this prospectus, none of our HK Subsidiaries has been informed by any PRC governmental authority that it is required to file for a cybersecurity review.

However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If any of our HK Subsidiaries is deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, our HK Subsidiaries’ operation could be subject to CAC’s cybersecurity review in the future. If any of our HK Subsidiaries (i) does not receive or maintain such permissions or approvals, should the approval is required in the future by the PRC government, (ii) inadvertently concluded that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and any of our HK Subsidiaries is required to obtain such permissions or approvals in the future, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless. In addition, if we do not receive or maintain our existing licenses, or we inadvertently conclude that governmental approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future and we fail to obtain such approval on a timely basis, we may be subject to governmental investigations, fines, penalties, orders to suspend operations and rectify any non-compliance, or prohibitions from conducting certain business or any financing, which could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause our securities to significantly decline in value or become worthless.

See “Risk Factors — Risks Relating to Doing Business in Jurisdictions We Operate — We may become subject to a variety of PRC laws and other obligations regarding cyber security, data protection, overseas offerings and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of the Ordinary Shares to significantly decline or be worthless.”

Transfer of Cash Through Our Organization

As of the date of this prospectus, neither Solowin nor any HK Subsidiary has paid any dividends or made any distributions to their respective shareholder(s), including any U.S. investors.

During the years ended March 31, 2024, 2023 and 2022, and during the subsequent period up to the date of this prospectus, the transfer of cash between Solowin and HK Subsidiaries totaled approximately $957,000. This amount represented the repayment of $774,000 by Solowin to Solomon JFZ for certain IPO related expenses paid by Solomon JFZ and advances of $183,000 made by Solowin to Solomon Wealth for its operations. There has been no transfer of other types of assets between Solowin and HK Subsidiaries. HK Subsidiaries, which conduct our substantive operations, maintain the cash. Currently, other than complying with the applicable Hong Kong laws and regulations, we do not have our own cash management policy or procedures that dictate how funds are transferred. Neither Solowin nor any of the HK Subsidiaries currently has plans to distribute earnings or declare cash dividends in the foreseeable future. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments

If we determine to pay dividends on any of the Ordinary Shares in the future, as a holding company, Solowin will be dependent on receipt of funds from our HK Subsidiaries by way of dividend payments. In the future, cash proceeds raised from financings conducted outside of Hong Kong, may be transferred by Solowin to HK Subsidiaries via capital contribution or shareholder loans, as the case may be.

Subject to the Companies Act (As Revised) of the Cayman Islands and Solowin’s amended and restated memorandum and articles of association, Solowin’s board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit out of either profit or share premium; provided that in no circumstances may a dividend be paid out of our share premium if this would result in Solowin being unable to pay its debts as they fall due in the ordinary course of business. For Solowin to transfer cash to HK Subsidiaries, Solowin may provide funding to HK Subsidiaries through loans or capital contributions without restrictions on the amount of the funds.

As a holding company, Solowin may rely on dividends and other distributions on equity paid by HK Subsidiaries for its cash and financing requirements. Under Hong Kong law, HK Subsidiaries are permitted to provide funding to Solowin through dividend distribution without restrictions on the amount of the funds under the condition that dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by HK Subsidiaries. In addition, there are no restrictions on foreign exchange and there are no limitations on the abilities of Solowin to transfer cash to or from our HK Subsidiaries or to investors under Hong Kong law. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between Solowin and our HK Subsidiaries, across borders and to U.S. investors. Nor are there any restrictions and limitations on distributing earnings from HK Subsidiaries to Solowin or U.S. investors, or paying amounts owed. Solowin has not established cash management policies that dictate how funds are transferred.

See “Risk Factors — Risks Related to Our Business and Industry — Solowin relies on dividends and other distributions on equity paid by its subsidiaries to fund any cash and financing requirements Solowin may have, and any limitation on the ability of its subsidiaries to make payments to Solowin could have a material adverse effect on our ability to conduct our business” for more information.

The table below presents the cash flows from Solowin to its subsidiaries for the fiscal years ended March 31, 2024, 2023 and 2022 and the subsequent period up to the date of this prospectus:

	Years Ended March 31			Interim Period (April 1, 2024
Cash Flows Between Solowin and Subsidiaries	2024	2023	2022	-Present)
Solomon JFZ (Asia) Holdings Limited	$774,000	-	-
Solomon Private Wealth Limited	-	-	-	$183,000

Restrictions on Cash Transfers

There are currently no such restrictions on foreign exchange or our ability to transfer cash or assets between Solowin and HK Subsidiaries. However, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to HK Subsidiaries, and to the extent our cash or assets are in Hong Kong or a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on HK Subsidiaries’ ability to transfer funds or assets by the PRC government. Furthermore, we cannot assure you that the PRC government will not intervene or impose restrictions on Solowin or HK Subsidiaries in their transferring or distributing cash within the organization, which could result in an inability of or prohibition on making transfers or distributions to entities outside of Hong Kong. Any limitation on the ability of HK Subsidiaries to pay dividends or make other distributions to Solowin could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends to U.S. investors, or otherwise fund and conduct our business. In addition, if any HK Subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends. See “Risk Factors — Risks Related to Our Business and Industry — Solowin relies on dividends and other distributions on equity paid by its subsidiaries to fund any cash and financing requirements Solowin may have, and any limitation on the ability of its subsidiaries to make payments to Solowin could have a material adverse effect on our ability to conduct our business.”

Holding Foreign Company Accountable Act

As more stringent standards have been imposed by the SEC and the Public Company Accounting Oversight Board, the PCAOB, Solowin’s securities may be prohibited from trading if our auditor cannot be fully inspected by the PCAOB. Pursuant to the Holding Foreign Companies Accountable Act, or the HFCA Act, enacted in 2020, if the auditor of a U.S. listed company’s financial statements is not subject to the PCAOB inspections for three consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, or the AHFCAA, which, if enacted into law, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on U.S. stock exchanges if its auditor is not subject to the PCAOB inspections for two consecutive “non-inspection” years instead of three and thus, reduces the time before Solowin’s securities may be prohibited from trading or delisted. In December 2022, an omnibus spending bill was passed by Congress and later signed into law, which included the enactment of provisions under the AHFCAA to accelerate the timeline for implementation of trading prohibitions under the HFCA Act from three consecutive years to two consecutive years. Pursuant to the HFCA Act, on December 16, 2021, the PCAOB issued its determination that the PCAOB was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China or in Hong Kong, because of positions taken by authorities in the jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. This list does not include our auditor, WWC, P.C., as our auditor is based in the U.S. and is registered with the PCAOB and subject to the PCAOB inspection. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, or the MOF, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong and as a result, PCAOB vacated its previous 2021 determination. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations in the future. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations if needed. While our auditor is based in the U.S. and is subject to the PCAOB inspection, in the event the PCAOB later determines that it is unable to inspect or investigate completely our auditor, then such lack of inspection could cause Solowin’s securities to be delisted from the U.S. stock exchange. See “Risk Factors — Risks Related to Doing Business in Jurisdictions We Operate — The Ordinary Shares may be prohibited from trading in the United States under the HFCA Act in the future if the PCAOB is unable to inspect or investigate completely auditors located in China or Hong Kong. The delisting of the Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.” In addition, we cannot assure you that Nasdaq or other regulatory agencies will not apply additional or more stringent requirements to us. Such uncertainty could cause the market price of the Ordinary Shares to be materially and adversely affected.

Corporate Information

The current legal and commercial name of the Company is SOLOWIN HOLDINGS. SOLOWIN HOLDINGS is an exempted limited liability company incorporated under the laws of the Cayman Islands on July 23, 2021. The registered office of the Company is at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands. The address of our principal place of business is Room 1910-1912A, Tower 3, China Hong Kong City, 33 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong. Our telephone number is +852 3428-3893.

The Company’s Ordinary Shares commenced trading on the Nasdaq Capital Market on September 7, 2023 under the ticker symbol “SWIN”.

The Company’s agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

The Company’s website can be found at https://www.solomonwin.com.hk. The information contained on our website is not a part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities.

The Securities We May Offer

We may use this prospectus to offer any of the following types of securities having an aggregate public offering price of $200,000,000:

●	Ordinary Shares;

●	preferred shares;

●	debt securities;

●	warrants;

●	rights; and

●	units.

We may issue securities of the types listed above which are convertible or exchangeable for other securities so listed. In addition, this prospectus relates to the resale, from time to time, of up to an aggregate of 2,960,000 Ordinary Shares by the selling shareholder named in this prospectus, including its donees, pledgees, transferees, assignees or other successors-in-interest. We will not receive any proceeds from sales of the Ordinary Shares offered by the selling shareholder although we will incur certain expenses in connection with such offering. When we or the selling shareholder decides to sell a particular class or series of securities, we or the selling shareholder will provide specific terms of the offered securities in a prospectus supplement. A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of the Ordinary Shares pursuant to our initial public offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross revenues exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards.

Implications of Being a Foreign Private Issuer

We report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with “foreign private issuer” status. Even after we no longer qualify as an emerging growth company, so long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;

●	sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of any securities registered under the Exchange Act;

●	sections of the Exchange Act that require insiders to file public reports of their share ownership and trading activities and that impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

We will file with the SEC, within four months after the end of each fiscal year (or such other reports required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

Risk Factors Summary

There are a number of risks that you should consider and understand before making an investment decision regarding securities that we are offering. You should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth or incorporated by reference in the section titled “Risk Factors” and before deciding whether to invest in our securities. These risks include, but are not limited to:

●	Hong Kong’s securities brokerage industry is highly competitive, and Solomon JFZ is subject to extensive and evolving regulatory requirements in the jurisdictions in which it operates.

●	We may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for our business activities in multiple jurisdictions and related to residents therein, especially in the PRC or otherwise relating to PRC residents.

●	Our level of commission and fee rates may decline in the future. Any material reduction in our commission or fee rates could reduce our profitability.

●	We derived a substantial portion of revenue from a small number of key clients.

●	Solowin relies on dividends and other distributions on equity paid by its subsidiaries to fund any cash and financing requirements Solowin may have, and any limitation on the ability of its subsidiaries to make payments to Solowin could have a material adverse effect on our ability to conduct our business.

●	Substantially all our operations are in Hong Kong. However, the legal and operational risks associated with operations in China may also apply to operations in Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

●	The enactment of Law of the PRC on Safeguarding the Hong Kong National Security Law could impact our Hong Kong operating subsidiaries.

●	There are political risks associated with conducting business in Hong Kong.

●	The Ordinary Shares may be delisted under the HFCA At if the PCAOB is unable to inspect our auditors. The delisting of the Ordinary Shares, or the threat of such delisting, may materially and adversely affect the value of your investment. In December 2022, an omnibus spending bill was signed into law, which included the enactment of provisions under the AHFCAA to accelerate the timeline for implementation of trading prohibitions under the HFCA Act from three consecutive years to two consecutive years. On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong, because of positions taken by authorities in the jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. This list does not include our auditor, WWC, P.C. While our auditor is based in the U.S. and is registered with the PCAOB and subject to the PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange.

●	We may become subject to certain new PRC laws and regulations regarding cyber security, data protection and overseas listing.

●	The Ordinary Shares experienced extreme price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of the Ordinary Shares and investors may experience losses on their investment.

●	We may not be able to maintain a listing of the Ordinary Shares on Nasdaq.

●	We have not historically declared or paid dividends on the Ordinary Shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of the Ordinary Shares.

●	Solowin’s directors, officers and principal shareholders have significant voting power.

●	We are exempt from certain provisions under the Exchange Act applicable to U.S. domestic public companies.

●	As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of the Ordinary Shares.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because Solowin is incorporated under Cayman Islands law.

RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position or results of operations and which can also cause the market value of our Ordinary Shares to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in our securities, you should carefully consider the risk factors discussed in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 20-F filed with the SEC, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus or any applicable prospectus supplement, together with all of the other information contained in this prospectus or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

Risks Relating to Our Business and Industry

We operate in a heavily regulated industry, and are subject to extensive and evolving regulatory requirements in the jurisdictions in which we operate.

We operate in a highly-regulated industry and must comply with the applicable regulatory requirements in the jurisdictions we operate. Our major regulators include Cayman Islands Monetary Authority (CIMA) and Securities and Futures Commission of Hong Kong, or HKSFC. These regulators and self-regulatory organizations govern our business operations in a variety of ways and conduct regular examinations of our business to monitor our compliance with applicable regulations. Among other things, we are subject to regulations with regard to (i) our sales practices, including our interaction with and solicitation of clients and our marketing activities; (ii) the custody, control and safeguarding of our clients’ assets; (iii) maintaining specified minimum amounts of capital and limiting withdrawals of funds from our regulated operating subsidiaries; (iv) submitting regular financial and other reports to regulators; (v) licensing for our operating subsidiaries and our employees; and (vi) the conduct of our directors, officers, employees and affiliates. In addition, as the online brokerage service industry in Hong Kong is at a relatively early stage of development, interpretation and enforcement of the applicable regulatory regime are subject to significant uncertainties, which may result in difficulties in determining whether our existing practices violate any applicable laws and regulations.

Compliance with these regulations is complicated, time-consuming and expensive. Our ability to comply with all applicable laws and regulations is largely dependent on our internal compliance system, as well as our ability to attract and retain qualified compliance personnel. While we maintain systems and procedures designed to ensure that we comply with applicable laws and regulations, we cannot assure you that we are able to prevent all possible violations. Non-compliance with applicable laws or regulations could result in sanctions being levied against us, including the imposition of fines or penalties, censures, restrictions on certain business activities, suspension or expulsion from a jurisdiction or market or the revocation or limitation of licenses, which could adversely affect our reputation, prospects, revenues and earnings. Furthermore, any future change in the regulatory, legal and industry environment for the securities brokerage, investment advisory, corporate finance and asset management may have a significant impact on our business.

In addition, we are subject to regular investigations, inquiries and inspections from the relevant regulatory bodies. For example, from time to time, Solomon JFZ, our HKSFC-licensed subsidiary, may be subject to or required to assist in inquiries or investigations by regulatory authorities in Hong Kong, principally the HKSFC. The HKSFC conducts on-site reviews and off-site monitoring to ascertain and supervise Solomon JFZ’s business conduct and compliance with relevant regulatory requirements and to assess and monitor, among other things, its financial soundness. Similarly, Solowin may be subject to CIMA’s on-site inspections and inquiries from time to time. If any misconduct is identified as a result of inquiries, reviews, investigation or inspections, the relevant regulatory authorities may take disciplinary actions against us. There also remains a risk that we may not be able to rectify our practices to be in compliance with the relevant rules and regulations following the identification of any such misconduct or material non-compliance, which may result in regulators taking additional actions against it. We have not been inspected by HKSFC so far. We have an external audit carried out every year, and we have hired an external compliance consulting company since September 1, 2021 on compliance review and checking.

We may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for our business activities in multiple jurisdictions and related to residents therein, especially in the PRC or otherwise relating to PRC residents.

We operate in a heavily regulated industry, which requires various licenses, permits and approvals in different jurisdictions to conduct our businesses. Our clients include people who live in jurisdictions where we do not have licenses issued by the local regulatory bodies. It is possible that authorities in those jurisdictions may in the future take the position that we are required to obtain licenses or otherwise comply with local laws and regulations in order to conduct our business with residents living in those jurisdictions. In any jurisdictions, if we fail to comply with the regulatory requirements, we may risk being disqualified for our existing businesses or being rejected for renewal of our qualifications and/or licenses upon expiry by the regulatory authorities as well as other penalties, fines or sanctions. In addition, in respect of any new business that we may contemplate, we may not be able to obtain the relevant approvals for developing such new business if we fail to comply with the relevant regulations and regulatory requirements. As a result, we may fail to develop new business as planned, or we may fall behind our competitors in such businesses.

Specifically, we do not hold any licenses or permits from any PRC regulatory bodies for Solomon JFZ’s securities related business. Currently, a large number of our clients are PRC residents and some independent contractors are providing supporting services remotely from the PRC. We believe that since the transactions on Solomon JFZ’s trading platform are all conducted outside PRC, Solomon JFZ’s current activities in China do not require a securities brokerage license, a making license or permit under existing PRC securities laws and regulations. However, it is noted on December 30, 2022, CSRC issued a rectification request to similarly situated companies, specifically described as “Futu Holdings and UP Fintech Holding Limited have conducted cross-border securities business for domestic investors without the approval of the CSRC, which constitutes illegal operation of securities business under the Securities Law and other relevant laws and regulations, and the CSRC intends to require Futu Holdings and UP Fintech Holding Limited to rectify the aforementioned violations.” Moreover, CSRC has promulgated Administrative Measures on Securities Brokerage Services effective on February 28, 2023, which clarifies that CSRC will strengthen the daily supervision of illegal cross-border brokerage business and steadily and orderly promote the rectification and standardization of such activity. Therefore, we tend to believe that CSRC is now gradually strengthening its regulation of this cross-border online brokerage business, and Solomon JFZ’s business involving PRC residents may also need to comply with the new regulatory requirements in the future. As a result, there remains uncertainties as to how the current and any future PRC laws and regulations will be interpreted or implemented in the context of operating securities-related business in China. We cannot assure you that our current operating model will not be deemed as operating securities brokerage business in China, subjecting us to further inquiries or rectifications. If certain of Solomon JFZ’s activities in China were deemed by PRC regulators to be providing securities brokerage services, investment consulting services or stock options brokerage business in China, we would be required to obtain the required licenses or permits from the relevant regulatory bodies, including CSRC. The failure to obtain such licenses or permits may subject us to regulatory actions and penalties, including fines, suspension of parts or all of Solomon JFZ’s business relations with PRC individuals and entities, and temporary suspension or removal of our websites and mobile application in China. In such cases, our business, financial condition, results of operations and prospects may be materially and adversely affected.

PRC governmental control of currency conversion, cross-border remittance and offshore investment could have a direct impact on the trading volume on our platform, and the PRC government could further tighten restrictions on converting Renminbi to foreign currencies and/or deems our practices to be in violation of PRC laws and regulations.

A majority of our clients are PRC residents and are therefore subject to the restrictions under the rules and regulations promulgated by the State Administration of Foreign Exchange (the “SAFE”), regarding the conversion of Renminbi into foreign currencies and the remittance and the use of such funds outside China. Under current PRC foreign exchange regulations, which are Administrative Measures on Individual Foreign Exchange issued in December 2006 and Implementation Regulations for the Administrative Measures on Individual Foreign Exchange issued in January 2007, each PRC citizen is permitted to convert up to an aggregate of $50,000 equivalent Renminbi each year for appropriate personal use. Such appropriate use does not include direct investment into secondary stock markets, futures, insurances, asset management products or other trading. PRC residents who intend to convert Renminbi into U.S. dollars exceeding such quota are required to go through additional application and review procedures with commercial banks designated by the SAFE. In fact, according to the Notice of the State Administration of Foreign Exchange on Issues Relating to Foreign Exchange Control for Overseas Investment and Financing and Round-tripping by Chinese Residents through Special Purpose Vehicles (Hui Fa [2014] No.37), except for the red chip model (individuals in China set up SPVs abroad and return to invest) recognized by SAFE, PRC residents can only invest in overseas markets indirectly through channels such as Shanghai-Shenzhen-Hong Kong Stock Exchange, mutual recognition of funds between the Mainland and Hong Kong or purchase of QDII/RQDII products. Although we require our clients to comply with the relevant rules and regulations pursuant to the agreements we enter into with them, we cannot assure you that our clients will follow the rules and regulations or the provisions in the agreements at all times. We have not accepted any direct Renminbi deposit from mainland China since start-up and do not handle the Renminbi cross-border currency conversion for our Chinese clients through any of our accounts or entities, and we do not require our clients to submit evidence of approval or registration with respect to the foreign currency used for offshore investments. We cannot assure you that our current operating model, which includes redirecting our clients to open accounts with third party service provider, will be not deemed as assisting with the currency conversion by SAFE. In such cases, we may face regulatory warnings, correction orders, condemnation and fines, and may not be able to conduct our current business in the future. In addition, any misbehavior or violation by our clients of applicable laws and regulations could lead to regulatory inquiries, investigations or penalties that involve us. Moreover, in accordance with the rectification requirements imposed by the CSRC on December 30, 2022 in respect of Futu Holdings and UP Fintech Holding Limited, it cannot be ruled out that we will not subsequently be penalized by the relevant PRC authorities due to foreign exchange control issues for our PRC residents clients and Solomon JFZ may also be prohibited from accepting incremental fund transfers to such investors’ accounts in violation of PRC foreign exchange control regulations due to this issue, like above mentioned those two companies, which may make it more difficult for us to develop new PRC residents customers subsequently.

Since the PRC authorities and the commercial banks designated by the SAFE to conduct foreign exchange services have significant discretion in interpreting, implementing and enforcing the foreign exchange rules and regulations, and due to many other factors that are beyond our control and ability to anticipate, we may face more severe consequences, including being asked to take additional and burdensome measures to monitor the source and use of the foreign currency funds in the accounts of our clients, remove our account opening functions, or suspend our operations pending an investigation or indefinitely. In such cases, we may face regulatory warnings, correction orders, condemnation, fines and confiscation of income, and may not be able to conduct our current business in the future. We may also be subject to regular inspections from relevant authorities from time to time. If such situations occur, our business, financial condition, results of operations and prospects would be materially and adversely affected.

In addition, if the PRC government further tightens the amount of currency exchange allowed for PRC residents, increases control over the remittance of currency out of the PRC, restricts the assistance or participation of any non-resident entities in the currency conversion, or specifically prohibits any exchanges for securities-related investment purposes, the trading activities of Chinese residents on our platform could be restricted, which would significantly reduce the trading volume on our platform. As our revenues from brokerage commission and market making income depends heavily on the total trading volume facilitated on our platform, the occurrence of any of the above regulatory changes would have a material and adverse impact on our business, operating and financial results.

If we were deemed to be an investment company under the Investment Company Act of 1940, we may be required to institute burdensome compliance requirements and our activities may be restricted, which could adversely affect the price of the Ordinary Shares and our business.

An entity will generally be deemed an “investment company” under Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “1940 Act”) if: (a) it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or (b) absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We believe we are not an “investment company” and do not intend to become registered as an “investment company” within the meaning of the 1940 Act, as we do not hold ourselves out as being primarily engaged in the business of investing, reinvesting, or trading in securities. As of March 31, 2024, Solomon JFZ’s operations mainly consisted of four business segments: (i) securities related services, (ii) investment advisory services, (iii) corporate consultancy services, and (iv) asset management services to our customers. Solomon JFZ charges brokerage commission fees to clients for trades made using its trading platform based on the transaction amount, subject to a minimum charge per transaction. Solomon JFZ provides investment advice to our clients based on their financial needs and risk appetite, and it charges them an investment advisory fee based on a percentage of the AUM. Solomon JFZ also provides corporate consultancy services to unlisted and listed companies that are looking for high-quality and value-added corporate finance advisory services at reasonable costs. It charges our clients advisory fees according to the type and size of the transactions, duration of the engagement, complexity of the transaction and the expected manpower requirements. For its asset management services, Solomon JFZ generates revenue through fund subscription fees, fund management fees, and performance fees. Solomon JFZ’s management funds provide eligible investors with the chance to invest under professional management. The subscription fees for asset management services vary based on the subscription amount, ranging from 1% to 5% for specific funds and investors. In addition, as of March 31, 2024, Solomon JFZ’s investment securities represented less than 40% of the value of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis calculated in accordance with Section 3(a)(1)(C) of the 1940 Act. The Company does not own any securities as defined as “investment securities” under Section 3(a)(2) of the 1940 Act. Because neither Solowin nor Solomon JFZ owns securities of other companies, they will not receive any dividend or interest income, nor will they recognize gains or losses from sales of securities and there is no expectation that these circumstances will change in the foreseeable future. We intend to continue to conduct our operations so that we will not be deemed an investment company.

If, at any time, we become or are determined to be primarily engaged in the business of investing, reinvesting or trading in securities, we could become subject to regulation under the 1940 Act. If we were to become subject to the 1940 Act, any violation of the 1940 Act could subject us to material adverse consequences, including potentially significant regulatory penalties and the possibility that certain of our contracts would be deemed unenforceable. Additionally, as a foreign private issuer, we would not be eligible to register under the 1940 Act. Accordingly, we would either have to obtain exemptive relief from the SEC, modify our contractual rights or dispose of investments in order to fall outside the definition of an investment company, each of which may have a material adverse effect on the Company. Additionally, we may have to forego potential future acquisitions of interests in companies that may be deemed to be investment securities within the meaning of the 1940 Act. Finally, failure to avoid being deemed an investment company under the 1940 Act could also make us unable to comply with our reporting obligations as a public company in the United States and lead to our being delisted from Nasdaq, which would have a material adverse effect on the liquidity and value of the Ordinary Shares.

We may be unable to retain existing clients or attract new clients, or we may fail to offer services to address the needs of our clients as they evolve.

We derive a significant portion of our revenues from Solomon JFZ’s commissions based upon the trading volume or the number of relevant transaction contracts executed by our clients. The historically rapidly growing trading volume on Solomon JFZ’s platform was primarily driven by the increasing number of our active clients in the past. However, our total revenue-generating clients have declined over the past three fiscal years. As of March 31, 2024, 2023 and 2022, we had 1,240, 1,400 and 2,100 revenue-generating clients, respectively. Revenue-generating clients are active clients who have assets in their trading accounts and have trading activities. We have seen a significant decrease in this group of clients, primarily due to a sharp increase in withdrawals and limited growth in new clients depositing money after opening their accounts. The high number of withdrawals is directly tied to a decline in investor confidence because of bad performance in the Hong Kong stock market, which was evidenced by a 22% drop in the HSI index over a six-month period from March 31 2022 to September 30, 2022. Investors who lost interest in trading chose to withdraw their money and avoid making impulsive trading. The limited growth in new client deposits is largely due to the absence of appealing initial public offerings in the Hong Kong stock market. According to statistical data from HKEX, the number of IPOs in the Hong Kong stock market declined significantly during the past years from 154 in 2020 to 90 in 2022, or a compounded decrease of 24%. Additionally, in 2022, 31 of the 90 IPOs had trading prices falling on their first day of trading, while 49 companies underperformed their initial offering prices throughout the year, representing 34% and 54% of the total number of IPOs in the year, respectively. To further grow our business and expand our operation, we rely on continuous efforts in retaining existing clients and attracting new ones.

Our ability to retain existing clients is dependent upon multiple factors, some of which are beyond our control. Our clients may not continue to place trading orders or increase the level of their trading activities on Solomon JFZ’s platform if we cannot match the prices offered by other market players or if we fail to deliver satisfactory services. Failure to deliver services in a timely manner at competitive prices and provide a satisfactory experience will cause our clients to lose confidence in us and use our platform less frequently or even stop using Solomon JFZ’s platform altogether. Even if we are able to provide high-quality and satisfactory services on Solomon JFZ’s platform in a timely manner and at favorable pricing terms, we cannot assure you that we will be able to retain existing clients, encourage repeat and increase trading transactions, in part due to reasons beyond our control, such as the personal financial situation of our clients or the deterioration of capital markets generally. We have taken efforts in attracting new clients and expanding our brand influence, and we plan to continue doing so. However, these efforts may not be cost effective and we cannot assure you that we will be able to grow our client base as we expect, which may in turn materially and adversely affect our business operations and prospects.

Our level of commission and fee rates may decline in the future. Any material reduction in our commission or fee rates could reduce our profitability.

A significant portion of our revenue is derived from advisory fees charged to clients for Solomon JFZ’s investment advisory services. Revenues generated from investment advisory fees amounted to approximately $2.86 million, or 67%, approximately $2.52 million, or 56% and approximately $0.73 million, or 22% of our total revenue for the fiscal years ended March 31, 2024, 2023 and 2022, respectively.

Solomon JFZ generates revenue through advisory fees utilizing a pricing model that carefully balances cost, value, and affordability. When determining the cost elements, factors such as human resources, sales commissions, and operational expenses are taken into consideration. Additionally, Solomon JFZ may implement a reduced percentage fee structure to accommodate affordability or to attract new clients.

Revenue from commissions charged to clients for Solomon JFZ’s securities related services amounted to $51,000, or 1%, $74,000, or 2% and $1.84 million, or 57% of our total revenue for the fiscal years ended March 31, 2024, 2023 and 2022. The significant decrease in the fiscal year ended March 31, 2024 was mainly due to the poor equity market performance in Hong Kong and a lack of attractive IPOs in the Hong Kong stock market.

In terms of online trading commission fees, our fees are about 60% lower than those of banks, which charge high fees due to their reputation for securing assets and providing convenient access to purchasing power. However, our fees are less competitive compared to those of larger online securities companies with a larger client base, such as Futu Securities. For IPO subscription fees, we offer competitive rates similar to those of banks, charging a fee of HKD 100 per subscription and winning lot charge.

We may experience pressure on our commission or fee rates as a result of competition in the financial service industry and online brokerage industry. Some of our competitors offer a broader range of services to a larger client base and enjoy higher trading volumes than we do. Consequently, our competitors may be able to offer trading services at lower commissions or fee rates than we currently offer or may be able to offer. For example, some banks in Hong Kong and the United States have started offering zero commission fees or similar promotions to attract clients. As a result of this pricing competition, we could lose both market share and revenues. We believe that any downward pressure on commission or fee rates would likely continue and intensify as we continue to develop our business and gain recognition in our markets. A decline in our commission or fee rates could lower our revenues, which would adversely affect our profitability. In addition, our competitors may offer other financial incentives we may not be able to offer, such as rebates or discounts in order to induce trading in their systems, which may in turn materially and adversely affect our operating and financial results.

We cannot guarantee the profitability of our clients’ investments or ensure that our clients will make rational investment judgements.

We cannot guarantee the profitability of the investments made by clients on Solomon JFZ’s trading platform. The profitability of our clients’ investments is directly affected by elements beyond our control, such as economic and political conditions, broad trends in business and finance, changes in volume of securities and futures transactions, changes in the markets in which such transactions occur and changes in how such transactions are processed.

Moreover, many of our clients are retail investors, who are less sophisticated compared with institutional investors. Although we include prominent risk warnings and disclaimers on our apps throughout the transaction process and, in accordance with relevant regulations, have designed an appropriateness test to assess the level of experience and risk level of the client to assess whether certain services or products are appropriate for such client, there is no guarantee that the appropriateness test for any product is adequate.

Clients who have suffered from unfavorable trading results, financial losses, or even liquidity issues in connection with the financial losses may attribute their losses to us and/or may discontinue trading with us, which may have a material and adverse effect on our business and results of operation. Some clients who have suffered substantial losses on Solomon JFZ’s platform may seek to recover their damages from us or bring lawsuits against us. These allegations against us, regardless of their veracity, may negatively affect our reputation and clients’ confidence with us. If we were to become the subject of any unfavorable allegations or lawsuits, whether such allegations are proven to be true or untrue and regardless of the outcome of the lawsuits, we may have to expend a significant amount of resources to investigate and/or defend itself, which could divert our management’s attention from the day-to-day operations. In addition, if any litigation or other legal proceeding to which we are a party is resolved adversely, we may be ordered to pay a substantial amount of damages or compensation to the other party, which could adversely affect our business, financial condition and results of operations.

Failure to comply with regulatory capital requirements set by local regulatory authorities could materially and negatively affect our business operation and overall performance.

Solomon JFZ, our major operating subsidiary in Hong Kong, is subject to various regulatory capital requirements, including minimum capital requirements, capital ratios and buffers established by competent authorities in their respective jurisdiction. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on our business and financial position.

As of the date of this prospectus, Solomon JFZ is in compliance with its respective regulatory capital requirements. However, if Solomon JFZ fails to remain well-capitalized for regulatory purposes, CIMA and HKSFC may take actions against it and its business operation, and we may face penalties, including limitations and prohibitions on our business activities or suspension or revocation of our licenses and trading rights. This could affect client confidence, our ability to grow, our costs of funds and professional insurance costs, our ability to pay dividends on Ordinary Shares, our ability to make acquisitions, and in turn, our business, results of operations and financial condition.

Our risk management policies and procedures may not be adequate and effective, which may expose us to unidentified or unexpected risks.

Our business activities expose us to various risks, including regulatory environment risk, market condition risk, credit risk, liquidity risk, capital adequacy risk and operational risk. We are dependent on our risk management policies and procedures and adherence to our Internal Control and Compliance Manual as well as the latest regulatory policies and procedures by our staff to manage the risks inherent in our business. Nonetheless, our policies and procedures to identify, monitor and manage risks may not be fully effective in mitigating our risk exposure in all market environments or against all types of risks. Some of our methods for managing risks are discretionary by nature and are based on internally developed controls and observed historical market behavior, and also involve reliance on standard industry practices. Many of our risk management policies are based upon observed historical market behavior or statistics based on historical models. During periods of market volatility or due to unforeseen events, the historically derived correlations upon which these methods are based may not be valid. As a result, these methods may not predict future exposures accurately, which could be significantly greater than what our models indicate. This could cause us to incur losses or cause our risk management strategies to be ineffective.

In addition, we may fail to update our risk management system as needed or as fast as the industry evolves, which may weaken our ability to identify, monitor and control new risks. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that are publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated. These may adversely affect our results of operations and financial conditions.

Fluctuations in exchange rates could have a material adverse effect on our results of operations.

The functional currency for HK Subsidiaries is Hong Kong dollars. However, the financial statements we provided to you and filed with the SEC are presented in U.S. dollars. Our assets and liabilities denominated in foreign currencies are translated at year-end rates of exchange, whereas the income statement accounts are translated at average rates of exchange for the year. Any such translation may result in gains or losses, which are recorded under other comprehensive income (loss) in the financial statements. Changes in the exchange rates between the Hong Kong dollars or other currencies to the U.S. dollars could have a material effect on our results of operations. The value of Hong Kong dollars against U.S. dollars and other currencies is affected by a variety of factors which are beyond our control, including, among other things, changes in Hong Kong’s or China’s political and economic conditions. Changes in the conversion rate between the U.S. dollar and the Hong Kong dollar will affect that amount of proceeds we will have available for our business.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to $1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

Our reputation, or the reputation of our industry as a whole, may be harmed.

The reputation of our brand is critical to our business and competitiveness. If we fail, or are perceived to have failed, to deal with issues that may give rise to reputational risk, our business and prospects may be harmed. Such issues may include mishandling client complaints, potential conflicts of interest, privacy breaches, client data leak, improper sales practices, as well as failures to identify legal, credit, liquidity, and market risks inherent in our business. Failure to appropriately address these issues could reduce clients’ confidence in us or increase client attrition rate, which may adversely affect our reputation and business. In addition, any malicious or negative allegation made by the media or other parties about the foregoing or other aspects of us, including our management, business, compliance with law, financial condition or prospects, whether with merit or not, could severely compromise our reputation and harm our business and operating results.

Negative publicity about the securities brokerage industry in general may also have a negative impact on our reputation, regardless of whether we have engaged in any inappropriate activities. Moreover, negative publicity about our partners, service providers or other counterparties, such as negative publicity about their client complaints and any failure by them to adequately protect the information of our investors and borrowers, to comply with applicable laws and regulations or to otherwise meet required quality and service standards could harm our reputation. If any of the foregoing takes place, our business and results of operations could be materially and adversely affected.

We had incurred net losses in the past, and we may incur losses again in the future.

We recorded a net income of $1.35 million in the fiscal year ended March 31, 2023. However, we had a net loss of $4.56 million and $0.98 million in the fiscal years ended March 31, 2024 and 2022, respectively. We cannot assure you that we will be able to generate net income in the future. We anticipate that our operating costs and expenses will increase in the foreseeable future as we continue to grow our business, attract new clients, enhance our risk management capabilities and increase our brand recognition. These efforts may prove more costly than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. There are other external and internal factors that could negatively affect our financial condition. For example, the trading volume achieved on Solomon JFZ’s platform may be lower than expected, which may lead to lower than expected revenues. Furthermore, we may adopt a new share incentive plan in the future, which will result in significant share based compensations to us. We generated approximately 1%, 2% and 57%, of our total revenues from securities related services charged to our clients who trade on our platform in fiscal years ended March 31, 2024, 2023 and 2022, respectively. Any material decrease in our commissions would have a substantial impact on our financial conditions. As a result of the foregoing and other factors, we may continue to incur net losses in the future.

We rely on a number of external service providers for technology, processing and supporting functions, and if they fail to provide these services, it could adversely affect our business and harm our reputation.

We collaborate with a number of external service providers in providing services to our clients for technology, processing and supporting functions, including, other market makers to which we pass on certain orders, referring brokers we collaborate with for client acquisition, custody banks, securities exchanges, clearing agents and online payment service providers. Furthermore, external content providers provide us with financial information, market news, charts, option and stock quotes and other fundamental data that we offer to our clients.

These service providers face technical, operational and security risks of their own. Any significant failures by them, including improper use or disclosure of their confidential client, employee or company information, deterioration in their performance, interruption in these third-party services or software, or other improper operation could interfere with our trading activities, cause losses due to erroneous or delayed responses, harm our reputation or otherwise be disruptive to our business. For instance, when there is a sudden surge in trading volume caused by a large amount of concurrent orders, usually subsequent to a major social event, we may not be able to retrieve the real-time quote due to delays or interruptions of third party systems, which may cause a delay in the exercise of automatic settlements initiated by our risk management system. Such delays may result in negative balance in our clients’ account and a potential loss to it. Also, we have contracted with external payment service providers to facilitate our clients’ payment procedures for trading and transactions through our platform. Any failure by these service providers to continue with good business operations, comply with applicable laws and regulations or any negative publicity on these parties could damage our reputation, expose us to significant penalties and decrease our total revenues and profitability.

Furthermore, if our arrangements with any of these external service providers are terminated, we may not be able to find an alternative source to support us on a timely basis or on commercially reasonable terms. This could also have a material adverse effect on our business, financial condition and results of operations. For instance, Solomon JFZ’s online trading business is conducted through the Solomon VA+ platform, which is licensed from third-party Hundsun Ayers Technologies Limited (“Hundsun Ayers”) and can be easily accessed via our app, software, and websites. The platform offers clients seamless, efficient, and secure access to comprehensive brokerage and value-added services such as trade execution, account management, and customer support. The license is renewed annually, and we may change providers based on cost, technical support, and customization needs. However, if we are unable to continue obtaining licenses from Hundsun Ayers, it would take us several months to launch a new platform that meets our user experience needs. In addition, Solomon JFZ conducts the securities trading management and settlement services through Hundsun UFG 3.0 system, which was supported by third party Hundsun Ayers. The system has been customized for our use and provides client account management and trade settlement services. Due to Hundsun Ayers’ leading position with over 50% market share in one-stop trading solutions, we have limited options for changing service providers. Furthermore, our KYC procedures are performed through the World-Check One screening system, supported by Refinitiv, a leading provider of financial market data and infrastructure. Solomon JFZ uses World-Check One for essential screening during account opening and ongoing risk monitoring, which supports its due diligence efforts against financial crime, bribery, and corruption. However, if World-Check One’s service becomes unavailable, our compliance efficiency may be adversely impacted.

A failure in our information technology, or IT, systems could cause interruptions in our services, undermine the responsiveness of our services, disrupt our business, damage our reputation and cause losses.

Our IT systems support all phases of our operations. If our systems fail to perform, we could experience disruptions in operations, slower response time or decreased client satisfaction. We must process, record and monitor a large number of transactions and our operations are highly dependent on the integrity of our technology systems and our ability to make timely enhancements and additions to our systems. System interruptions, errors or downtime can result from a variety of causes, including unexpected interruptions to the internet infrastructure, technological failures, changes to our systems, changes in client usage patterns, linkages with third-party systems and power failures. Our systems are also vulnerable to disruptions from human error, execution errors, errors in models such as those used for risk management and compliance, employee misconduct, unauthorized trading, external fraud, computer viruses, distributed denial of service attacks, computer viruses or cyber-attacks, terrorist attacks, natural disaster, power outage, capacity constraints, software flaws, events impacting our key business partners and vendors, and other similar events.

It could take an extended period of time to restore full functionality to our IT systems or other operating systems in the event of an unforeseen occurrence, which could affect our ability to process and settle client transactions. Moreover, instances of fraud or other misconduct might also negatively impact our reputation and client confidence in us, in addition to any direct losses that might result from such instances. Despite our efforts to identify areas of risk, oversee operational areas involving risks, and implement policies and procedures designed to manage these risks, there can be no assurance that we will not suffer unexpected losses, reputational damage or regulatory actions due to technology or other operational failures or errors, including those of our vendors or other third parties.

While we devote substantial attention and resources to the reliability, capacity and scalability of our systems, extraordinary trading volume could cause our computer systems to operate at unacceptably slow speeds or even fail, affecting our ability to process client transactions and potentially resulting in some clients’ orders being executed at prices they did not anticipate. Disruptions in service and slower system response time could result in substantial losses and decreased client satisfaction. We are also dependent on the integrity and performance of securities exchanges, clearinghouses and other intermediaries to which client orders are routed for execution and clearing. System failures and constraints and transaction errors at such intermediaries could result in delays and erroneous or unanticipated execution prices, cause substantial losses for our clients and for ourselves, and subject us to claims from our clients for damages.

We currently maintain a disaster recovery and business continuity plan, which is intended to minimize service interruptions and secure data integrity, however, our plan may not work effectively during an emergency. IT system failures may lead to interruption of our operations, which in turn will prevent our clients from trading and hence significantly reduce client satisfaction and confidence in us, cause loss or reduce potential gain for our clients, or cause regulatory authorities’ investigation and penalization. Any such system failure could impair our reputation, damage our brand, subject us to claims and materially and adversely affect our business, financial condition, operating results or prospects.

Failure of third-party systems upon which we rely could adversely affect our business operation.

Due to the rapid pace of technological changes in online securities brokerage industry, as described above parts of our business rely on technologies developed or licensed by third parties, for example, Solomon JFZ conducts securities related and online trading business through a trading platform licensed from third parties. Any interruption in the third parties’ services, or deterioration in the third parties’ performance or quality could adversely affect Solomon JFZ’s business operation. Moreover, Solomon JFZ may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all, which could materially impact our business and results of operations.

We may be subject to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions on us our external service providers.

Solomon JFZ’s platform collects, stores and processes certain personal and other sensitive data from our users. The massive data that we have processed and stored makes us or external service providers who host our servers a target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. While we have taken steps to protect the confidential information that we have access to, our security measures could be breached. Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any accidental or willful security breaches or other unauthorized access to our platform could cause confidential information to be stolen and used for criminal purposes. As personally identifiable and other confidential information is increasingly subject to legislation and regulation in numerous jurisdictions, any inability to protect confidential information of our clients could result in additional cost and liability for us, damage our reputation, inhibit the use of our platform and harm our business.

We also face indirect technology, cybersecurity and operational risks relating to the third parties whom we work with to facilitate or enable our business activities. As a result of increasing consolidation and interdependence of technology systems, a technology failure, cyber-attack or other information or security breach that significantly compromises the systems of one entity could have a material impact on our counterparties. Any cyber-attack, computer virus, physical or electronic break-ins or similar disruptions of such third-party service providers could, among other things, adversely affect our ability to serve our users, and could even result in the misappropriation of funds of our investors and borrowers. If that were to occur, both we and third-party service providers could be held liable to clients who suffer losses from the misappropriation.

Security breaches or unauthorized access to confidential information could also expose us to risk relating to misappropriation of funds of our clients, which may subject us to liabilities, reduce the attractiveness of our marketplace and cause reputational harm and adversely impact our results of operations and financial condition.

We invest significantly in research and development, and to the extent our research and development investments are not directed efficiently or do not result in material enhancements to our technology competencies, our business and results of operations would be harmed.

A key element of our strategy is to invest significantly in our research and development efforts to enhance the features, functionality, performance, security, availability and ease of use of Solomon JFZ’s platform and software offerings to address additional applications and use cases that will broaden the appeal of Solomon JFZ’s platform and facilitate the broad use of its platform across customers with digital transformation needs. If we do not spend our research and development budget efficiently or effectively on compelling enhancements, innovations and technologies, our business may be harmed, and we may not realize the expected benefits of our strategy at all or on the timeline we expect. We will need to appropriately deploy our human resources and may need to hire new employees with highly technical skills, or we may not be able to effectively execute on our research and development strategy. Moreover, research and development projects can be technically challenging and expensive. As a result of the nature of research and development cycles, there will be delays between the time we incur expenses associated with research and development activities and the time we are able to offer compelling enhancements to Solomon JFZ’s platform and software offerings and generate revenue, if any, from those activities. Additionally, anticipated customer demand for a platform or application enhancement we are developing could decrease after the development cycle has commenced. If we expend a significant amount of resources on research and development efforts that do not lead to the successful introduction of functionality or platform improvements that are competitive in our current or future markets, our business and results of operations will suffer.

We may encounter potential conflicts of interest from time to time, and the failure to identify and address such conflicts of interest could adversely affect our business.

We face the possibility of actual, potential, or perceived conflicts of interest in the ordinary course of our business operations. Conflicts of interest may exist between (i) our different businesses; (ii) us and our clients; (iii) our clients; (iv) us and our employees; and (v) our clients and our employees. As we expand the scope of our business and client base, it is critical for us to be able to timely address potential conflicts of interest, including situations where two or more interests within our businesses naturally exist but are in competition or conflict. However, appropriately identifying and managing actual, potential, or perceived conflicts of interest is complex and difficult, and our reputation and our clients’ confidence in us could be damaged if we fail, or appears to fail, to deals appropriately with one or more actual, potential, or perceived conflicts of interest. It is possible that actual, potential, or perceived conflicts of interest could also give rise to client dissatisfaction, litigation, or regulatory enforcement actions. Regulatory scrutiny of, or litigation in connection with, conflicts of interest could have a material adverse effect on our reputation, which could materially and adversely affect our business in a number of ways, including a reluctance of some potential clients and counterparties to do business with us. Any of the foregoing could materially and adversely affect our reputation, business, financial condition, and results of operations.

We derived a substantial portion of revenue from a small number of key clients.

We derived a substantial portion of our revenue from a small number of key clients. We had a concentration of revenues of 92%, 78% and 84% from the top five customers for the years ended March 31, 2024, 2023 and 2022, respectively.

We have experienced significant growth in the number of customers due to our reliable and secure trading platform, comprehensive brokerage and value-added services and superior user experience. From the fiscal year 2022 to the fiscal year 2024, our client base increased at a CAGR of 0.4% from approximately 15,300 to 15,500. As of March 31, 2025, we had more than 15,500 clients who had opened trading accounts with us and over 1,200 active clients who were registered and had assets in their trading accounts. However, a fast increase in client base did not immediately result in revenue growth due to poor equity market performance in Hong Kong and a lack of attractive IPOs in the Hong Kong stock market.

Our revenue was initially primarily derived from securities-related services which is typically highly correlated with the size of the client base. We successfully diversified our revenue sources during fiscal years 2024 and 2023. Our significant growth in revenue, at a CAGR of 15%, from the fiscal year 2022 to the fiscal year 2024, was mainly attributable to our revenue diversification strategy by adding investment advisory services, corporate consultancy services and asset management services. In the fiscal year ended March 31, 2024, our top five customers represented approximately 29%, 26%, 19%, 12% and 6% of the total revenue, respectively, which consisted of one from the securities brokerage segment, three from the investment advisory service segment, and one from the asset management service segment. In the fiscal year ended March 31, 2023, our top five customers represented approximately 30%, 13%, 13%, 11% and 11% of the total revenue, respectively, which consisted of one from the securities brokerage segment, three from the investment advisory service segment, and one from the corporate consultancy service segment. In the fiscal year ended March 31, 2022, our top five customers represented approximately 51%, 17%, 10%, 3% and 3% of the total revenue, respectively, which consisted of two from securities brokerage, two from investment advisory service, and one from asset management service.

There are inherent risks whenever a large percentage of revenues are concentrated in a limited number of clients. It is not possible for us to predict the future level of demand for our services that will be generated by these key clients. In addition, revenues from our larger clients have historically fluctuated and may continue to fluctuate based on their trading volume. If these key clients trade less frequently on our platform or suspend or terminate their relationship with us, our business and results of operation will be adversely affected.

We may fail to implement new business lines, or introduce new products and services to our clients, or we may fail to successfully expand our business.

Our future success is dependent upon on our ability to implement new business lines and offer new products and services, to better respond to market changes and clients’ evolving needs. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. We may invest significant time and resources in developing and marketing new lines of business and/or new products and services. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved and price and profitability targets may not prove feasible. External factors, such as compliance with regulations, competitive alternatives and shifting market preferences, may also impact the successful implementation of a new line of business or a new product or service. In addition, new service offerings may not be accepted by the market or be as profitable as we expect. Furthermore, any new line of business and/or new product or service could have a significant impact on the effectiveness of our system of internal controls. Failure to successfully manage these risks in the development and implementation of new lines of business or new products or services could have a material adverse effect on our business, results of operations and financial condition.

In addition, our strategy to expand business operation and enter into new markets may subject us to additional risks. As we enter into markets that are new to us, we must tailor our services and business model to the unique circumstances of such countries and markets, which can be complex, difficult, costly and divert management and personnel resources. In addition, we may face competition in other countries from companies that may have more experience with operations in such countries or with global operations in general. To continue to expand our services internationally, we may have to comply with the regulatory controls of each country in which we conduct or intend to conduct business, the requirements of which may not be clearly defined. Even if we expand our businesses into new jurisdictions or areas, the expansion may not yield intended profitable results.

Fraud, misconduct or errors by our directors, officers, employees, agents and other third-party service providers could harm our business and reputation.

It is not always possible to identify and deter fraud, misconduct or errors by directors, employees, agents or external service providers, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses. Fraud or misconduct by any of these persons or entities may cause us to suffer significant reputational harm and financial loss or result in regulatory disciplinary actions. The potential harm to our reputation and to our business caused by such fraud or misconduct is impossible to quantify.

We are subject to a number of obligations and standards arising from our business. The violation of these obligations and standards by any of our directors, officers, employees, agents, clients, or other third parties could materially and adversely affect us and our investors. For example, we are required to properly handle confidential information. If our directors, officers, employees, agents, clients, or other third parties were to improperly use or disclose confidential information, we could suffer serious harm to our reputation, financial position, and existing and future business relationships. Although we have not identified any material fraud or misconduct by our directors, officers, employees, agents, clients, or other third parties since Solomon JFZ commenced its current business in 2016, if any of these persons or entities were to engage in fraud or misconduct or were to be accused of such fraud or misconduct, our business and reputation could be materially and adversely affected.

A significant decrease in our liquidity could negatively affect our business and financial management as well as reduce client confidence in us.

Maintaining adequate liquidity is crucial to our business operations. We are subject to liquidity and capital adequacy requirements in Hong Kong, China and Cayman Islands. We meet our liquidity needs primarily through cash generated by operating activities and capital contribution, as well as cash provided by external financing. Fluctuations in client cash or deposit balances, as well as changes in regulatory treatment of client deposits or market conditions, may affect our ability to meet our liquidity needs. A reduction in our liquidity position could reduce our clients’ confidence, which could result in the loss of client trading accounts or cause us to fail to satisfy liquidity requirements of regulatory authorities. In addition, failure to meet regulatory capital guidelines can result in investigations and regulatory actions, which may lead to penalties, including reprimands, fines, limitations or prohibitions on our future business activities or suspension or revocation of our licenses or trading rights.

In addition, our ability to satisfy our liquidity and capital needs may be affected by a variety of factors, some of which are beyond our control, including, macroeconomic and socio-political conditions, fluctuations in cash or deposit balances, increased capital requirements, changes in regulatory guidance or interpretations, or other regulatory changes. If cash generated by client trading activities and operating earnings is not sufficient for our liquidity needs, we may be forced to seek external financing. During periods of disruptions in the credit and capital markets, potential sources of external financing could be reduced, and borrowing costs could increase. Financing may not be available on acceptable terms, or at all, due to market conditions or disruptions in the credit markets. If we experience any significant decrease in our liquidity, our business, financial condition and results of operations could be adversely impacted.

We may not succeed in promoting and sustaining our brand.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing clients to our platform. This depends largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our marketplace. If any of our current marketing channels become less effective, if we are unable to continue to use any of these channels, if the cost of using these channels were to significantly increase or if we are not successful in generating new channels, we may not be able to attract new investors and borrowers in a cost-effective manner or convert potential investors and borrowers into active investors and borrowers on our marketplace.

Our efforts to build our brand may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

We face risks related to our know-your-customer, or KYC procedures when our clients provide outdated, inaccurate, false or misleading information.

We collect client information during the account opening and during registration for members and we screen accounts against public databases and collaborate with external know-your-customer (KYC)/ anti-money laundering (AML) vendors for the purpose of verifying client identity and detecting risks. Although we require our clients to submit documents for proof of their identity and address for completing the account registration and to update such information from time to time, we face risks as the information provided by our clients may be outdated, inaccurate, false or misleading. We cannot fully confirm the accuracy, currency and completeness of such information beyond reasonable effort. For example, to reduce the risk of being subject to complex U.S. laws and regulations, we do not allow U.S. citizens or residents to open an account with us. We require our potential clients to provide their passports or identity cards as well as self declaration about the foreign status of beneficial owner, we have licensed personnel review the applications and resolve KYC results before approving for account opening. However, if a potential client only provides his PRC identity card, which is usually valid for 10 years or more, and misinforms us that he does not also possess a U.S. passport or permanent resident card, we might not be able to detect such misinformation. In addition, as a client who is not a U.S. citizen or resident at the time of account registration may later obtain U.S. citizenship or residential status and fail to update us in a timely manner, our customer database might not be entirely accurate at all times. Despite our efforts to exclude persons who reside in jurisdictions where we have no license or permit such as the United States, our provision of products and services to such clients could be in violation of the applicable laws and regulations in those jurisdictions, of which we may have no awareness until we are warned by the relevant supervising authorities. Despite our safeguards, we could still be subject to certain legal or regulatory sanctions, fines or penalties, financial loss, or damage to reputation resulting from such violations. In particular, following the consummation of the Business Combination, as we become increasingly renowned in the United States and worldwide, there is no assurance that we will be able to successfully identify and exclude all persons who resides in jurisdictions where we have no license or permit to operate, including the United States. If U.S. citizens and residents were to register on and begin using our platform, we may be subject to the scrutiny of U.S. regulatory agencies and required to comply with applicable laws and regulations in the United States, including the requirements to obtain relevant licenses and permits for providing our products to U.S. citizens and residents. We currently do not intend to apply for such licenses and permits in the United States, and if we determine to do so, there is no guarantee that we will successfully obtain such licenses in a timely fashion, or at all. We could be subject to disciplinary or other actions by the U.S. regulatory agencies due to claimed noncompliance which could have a material adverse effect on our business, financial condition and results of operations.

Our clients may engage in fraudulent or illegal activities on our platform.

We have implemented stringent internal control policies, insider trading, anti-money laundering and other anti-fraud rules and mechanisms on our platform, for example, we cooperated with third party search system service provider to check if our clients are politically exposed persons or on certain sanction lists (including but not limited to the lists of money laundering, terrorist financing or other crimes). Nevertheless, we remain subject to the risk of fraudulent or illegal activities both on our platform and associated with our clients, funding and other business partners, and third parties handling client information. Our resources, technologies and fraud detection tools may be insufficient to accurately detect and prevent fraudulent or illegal activities.

Any misbehavior of or violation by our clients of applicable laws and regulations could lead to regulatory inquiries and investigations that involve it, which may affect our business operation and prospects. We might also incur higher costs than expected in order to take additional steps to reduce risks related to fraudulent and illegal activities. High-profile fraudulent or illegal activities, for example, money laundering, insider trading and securities fraud, could also lead to regulatory intervention, and may divert our management’s attention and cause us to incur additional regulatory and litigation expenses and costs. Although our client agreements require clients to acknowledge that they will observe all insider trading, money laundering and securities fraud laws and regulations in applicable jurisdictions and to assume liabilities for all restrictions, penalties and other responsibilities arising from conducts suspected to constitute insider trading, money laundering and/or, securities fraud, we cannot verify whether every transaction conducted by our clients is in compliance with such laws and regulations because our clients may circumvent our due diligence measures to commit insider trading and/or money laundering. Significant increases in fraudulent or illegal activities could negatively impact our brand and reputation, reduce the trading volume on our platform and therefore harm our operating and financial results.

In addition, we could also suffer serious harm to our reputation, financial condition, client relationships and even be subject to regulatory sanctions and significant legal liability, if any of our employees engage in illegal or suspicious activities or other misconduct. Although we have not experienced any material business or reputational harm as a result of fraudulent or illegal activities in the past, we cannot rule out the possibility that any of the foregoing may occur, causing harm to our business or reputation in the future. If any of the foregoing were to occur, our results of operations and financial conditions could be materially and adversely affected.

Legislative and regulatory changes may adversely affect the use, transfer, exchange and value of virtual assets.

Residents, tax residents or persons having a relevant connection with certain jurisdictions are excluded from carrying out virtual asset transactions in Hong Kong. Changes in the investor’s place of domicile or the applicable laws may result in the investor violating any legal or regulatory requirements of the applicable jurisdiction with respect to virtual assets. The investor is responsible for ensuring that any virtual assets transaction is, and remains lawful despite changes to applicable laws, the investor’s place of domicile and circumstances.

Securities related to virtual assets such as virtual asset ETFs may be overseen by the legal and regulatory authorities of a number of jurisdictions globally. We may receive notices, queries, warnings, requests or rulings from one or more authorities upon short notice, or may even be ordered to suspend or terminate any action in connection with any virtual asset related securities as a whole without prior notice. Furthermore, many aspects of virtual asset related securities involve untested areas of law and regulation and could be subject to new laws or regulations. Therefore, their legal and regulatory outcome in all relevant jurisdictions is not possible to predict. The planning, development, marketing, promotion, execution or otherwise of the virtual assets may be seriously affected, hindered, postponed or terminated as a result of such new laws and/or regulations. Since regulatory policies can change with or without prior notice, any existing regulatory permissions for or tolerance of virtual assets in any jurisdiction may be withdrawn without warning. Cryptographic-tokens and cryptocurrencies could be deemed from time to time as a commodity or virtual commodity, a digital asset or even as money, securities or currency in various jurisdictions and therefore virtual asset related securities could be prohibited from being purchased, traded or held in certain jurisdictions pursuant to local regulations. In turn, the virtual assets could be deemed to be a regulated or restricted product. There is no guarantee that virtual assets can maintain any particular legal or regulatory status in any particular jurisdiction at any time.  Changes in regulatory circumstances may impact our ability to provide virtual assets trading or advisory services.

The nature of virtual assets exposes us to an increased risk of fraud or cyberattack.

Attempts to steal virtual assets on Solomon JFZ’s trading platform may occur due to the inherent nature of virtual assets, which exposes customers to an increased risk of fraud or cyberattack. Virtual assets, investor accounts, custodian exchange services, and our system may be targeted by malicious actors who may attempt to steal virtual assets or fiat currency, or otherwise intervene in a virtual asset transaction or any service provided by the Company.  These threats include, without limitation, distributed denial of service, cyberattacks, phishing, social engineering, hacking, smurfing, malware, double spending, majority-mining, consensus-based or other mining attacks, misinformation campaigns, forking and spoofing.  Such events can adversely affect our operations, preventing us from providing services, and potentially result in regulatory investigations. Under new Item 106 of Regulation S-K, we are required to promptly report material cybersecurity incidents. If we suffer a significant cybersecurity breach, the market price of our Ordinary Shares could be negatively impacted.

Malicious entities may also target the investor directly in an attempt to steal any asset held by the investor, or to claim any asset that the investor may have purchased. This may involve unauthorized access to accounts with us, private keys, addresses, passwords, email or social media accounts, log-in details or devices such as computers and smartphones used by the investor. Even if the loss of virtual assets is due to investor error, dissatisfaction with our services may arise, adversely affecting our reputation.

We may not have adequate sources of recovery if the virtual assets held by us are lost, stolen or destroyed due to third-party virtual assets custodial services or if we cannot redeem or withdraw our virtual assets invested in crypto lending or investing activities. Such incidents could have a material adverse effect on our business, financial condition and results of operations.

Solomon JFZ provides trading of various virtual assets trading in the regulated digital assets trading exchanges, including Bitcoin, Ethereum, Bitcoin spot ETF and Ethereum spot ETF, supporting in kind subscription of virtual assets spot ETF. Substantially all of our virtual assets were held in custody on Solomon VA+, licensed from third-party Hundsun Ayers. We believe that the security procedures that Hundsun Ayers utilizes, such as issuing username, password and hardware tokens, are reasonably designed to safeguard Bitcoin, Ethereum, Bitcoin spot ETF and Ethereum spot ETF and other virtual assets from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by us. If such virtual assets are lost, stolen or destroyed under circumstances rendering a third party liable to us, it is possible that Hundsun Ayers may not have the financial resources or insurance sufficient to satisfy any or all of our claims against the third party, or have the ability to retrieve, restore or replace the lost, stolen or destroyed cryptocurrencies due to governing network protocols and the strength of the cryptographic systems associated with such virtual assets. To the extent that we are unable to recover on any of our claims against any such third party, such loss could have a material adverse effect on our business, financial condition and results of operations.

If such services are commercially available, we will consider adding regulated banks, rather than solely relying on crypto custodian, as the custodian for a material amount of our cryptocurrencies. Obtaining cryptocurrency custody services from a regulated bank may confer benefits such as improved security and reduced fraud. Nevertheless, until now, banks have generally declined to provide custody services for cryptocurrencies and other virtual assets, due to the absence of clarity on permissibility and on regulators’ views of these activities generally in Hong Kong.

Our business depends on the continued efforts of our senior managements, Mr. Shing Tak Tam, Ms. Lili Liu, Mr. Tze Bun Cheng and Mr. Pong Ming Ting. If one or more of our key executives were unable or unwilling to continue in their present positions, our business may be severely disrupted.

Our business operations depend on the continued services of our senior management. While we provide a variety of attractive incentives to our management, we cannot assure you that we can continue to retain their services. We cannot assure you that our existing senior management members will not terminate their employment with us in the future. In addition, we do not have any key man insurance for our executive officers or key employees. If one or more of our key executives were unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, there is no assurance that any member of our management team will not join one of our competitors or form a competing business. If any dispute arises between us and our current or former officers, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

User growth and activity on mobile devices depend upon effective use of mobile operating system, networks and standards, over which we do not have control.

As of the date of this prospectus, a majority of our clients access our services through PC, however, we expect to see a growing number of our clients access our services through our mobile apps in the future. As new mobile devices and platforms are released, it is difficult to predict the problems we may encounter in developing applications for these new devices and platforms, and we may need to devote significant resources to the development, support and maintenance of such applications. In April 2021, Solomon JFZ launched its newly developed all-in-one Solomon app. There are substantial uncertainties associated with the newly launched app, including compatibility with mobile operating systems, and we cannot assure you we could operate successfully or as we expected.

In addition, our future growth and our results of operations could suffer if we experience difficulties in the future in integrating our services into mobile devices or if problems arise with our relationships with providers of mobile operating systems or mobile app stores, or if we face increased costs to distribute or have users utilize our services on mobile devices. We are further dependent on the interoperability of providing our services on popular mobile operating systems that we do not control, such as iOS, Android and PC platform, and any changes in such systems that degrade the accessibility of our services or give preferential treatment to competing products could adversely affect the usability of our services on mobile devices. In the event that it is more difficult for our users to access and utilize our services on their mobile devices, or if our users choose not to access or utilize our services on their mobile devices or to use mobile operating systems that do not offer access to our services, our user growth could be harmed and our business, financial condition and operating results may be adversely affected.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality, invention assignment and non-compete agreements with our employees and others to protect our proprietary rights. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages.

It is often difficult to maintain and enforce intellectual property rights. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in Hong Kong, PRC, the Cayman Islands, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

We have no business liability or disruption insurance, which could expose us to significant costs and business disruption.

The insurance industry in Hong Kong is still at an early stage of development, and insurance companies in China currently offer limited business-related insurance products. We do not have any business liability or disruption insurance to cover our HK Subsidiaries’ business operations. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured risks may result in substantial costs and the diversion of resources, which could adversely affect our results of operations and financial condition.

Solowin relies on dividends and other distributions on equity paid by its subsidiaries to fund any cash and financing requirements Solowin may have, and any limitation on the ability of its subsidiaries to make payments to Solowin could have a material adverse effect on our ability to conduct our business.

Solowin is a holding company, and it relies on dividends and other distributions on equity paid by its subsidiaries for Solowin’s cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders and service any debt it may incur. While Solowin does not expect to pay cash dividends in the foreseeable future, if any of its subsidiaries incurs debt on their own behalf in the future, the instruments governing the debt may restrict such subsidiary’s ability to pay dividends or make other distributions to Solowin.

The Companies Act (As Revised) of the Cayman Islands permits, subject to a solvency test and the provisions, if any, of the Company’s Amended and Restated Memorandum and Articles of Association, the payment of dividends and distributions out of the share premium account. With the exception of the foregoing, there are no statutory provisions relating to the payment of dividends. Based upon English case law, which is regarded as persuasive in the Cayman Islands, dividends may be paid only out of profits.

Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiaries’ ability by the PRC government to transfer cash. Any limitation on the ability of our HK Subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. In addition, if any of our HK subsidiaries incur debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends.

We incur substantially increased costs as a result of being a public company.

We incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of the Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior September 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

A resurgence of the COVID-19 pandemic could have a material adverse impact on our business, operating results and financial condition.

The COVID-19 outbreak led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. The outbreak of COVID-19 caused companies like us and our business partners to implement temporary adjustments to work schedules and travel plans, mandating employees to work from home and collaborate remotely. As a result, we may have experienced lower efficiency and productivity, internally and externally, which may adversely affect our service quality. Moreover, our business depends on our employees. If any of our employees has contracted or is suspected of having contracted COVID-19, these employees will be required to be quarantined and they could pass it to other of our employees, potentially resulting in severe disruption to our business.

Furthermore, our results of operations were severely affected by the COVID-19 outbreak. Due to the instability of global financial markets and other economic and financial challenges brought about by COVID-19, our businesses and clients were adversely affected by travel restrictions preventing PRC residents from travelling to Hong Kong. More broadly, the COVID-19 outbreak slowed down the global economy and caused significant market volatility and declines in general economic activities. This may continue to dampen confidence in global markets and potential clients.

Our IPO business, which consists of IPO handling fees and IPO subscription financing, was severely impacted by the decline of the Hong Kong IPO market activities during the outbreak of COVID-19. For the fiscal year ended March 31, 2024, revenue from securities brokerage commissions and handling income was $51,000, compared to $74,000 for the fiscal year ended March 31, 2023, representing a 31% decline. The main reason for this decrease was the drop in handling income from IPO subscriptions in Hong Kong, which was impacted by the COVID-19 pandemic and continuous uncertain economic conditions in Hong Kong continuously.

According to the statistical data from HKEX, the number of IPOs in the Hong Kong stock market has decreased continuously for the past 3 years, reaching 73 in 2023 compared to 90 in 2022 and 98 in 2021. The consistent decline also adversely affected investor confidence. In terms of fundraising, the total amount raised in the Hong Kong IPO market in 2023 was HK$46.32 billion, down 55.7% from HK$104.57 billion in 2022. The COVID-19 outbreak made it challenging for clients to open accounts and slowed our active client effective rate. Our active client effective rates for periods during the fiscal years ended March 31, 2022, 2023 and 2024, which rates are accounted by active client/account opening client, were 53%, 66%, 28%, respectively.

Most of the restrictive measures previously adopted by the Hong Kong and mainland Chinese governments at various levels to control the spread of the COVID-19 virus have been revoked or replaced with more flexible measures since December 2022. As a result, we have gradually resumed normal operations since January 2023. We have recorded a total revenue of $4,291,000 for the fiscal year ended March 31, 2024, compared to $4,453,000 for the year ended March 31, 2023, a slightly decrease of $162,000, or 4%. However, the extent to which the COVID-19 pandemic may continue to impact our results will depend on future developments, which are highly uncertain and cannot be certain, including the effectiveness of vaccines and other treatments for COVID-19, and other new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Given the general slowdown in economic conditions globally, volatility in the capital markets as well as the general negative impact of the COVID-19 outbreak on the corporate finance markets, we cannot assure you that we will be able to maintain the growth rate we have experienced or projected.

Risks Relating to Doing Business in Jurisdictions We Operate

Substantially all our operations are in Hong Kong. However, the legal and operational risks associated with operations in China may also apply to our operations in Hong Kong. The Chinese government may exercise significant oversight and control over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of the Ordinary Shares to significantly decline or be worthless. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

Solowin is a holding company and we conduct our operation primarily through our operating subsidiaries in Hong Kong. Solomon JFZ’s operations are primarily located in Hong Kong and most of our clients are residing in PRC, New Zealand, and Australia. Hong Kong is a Special Administrative Region of the PRC. The laws previously enacted in Hong Kong, that is, the common law, rules of equity, ordinances, subordinate legislation and customary law are maintained. As at the date of this prospectus, we are not materially affected by recent statements by the Chinese Government indicating an extent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. However, the legal and operational risks associated with operations in China may also apply to our operations in Hong Kong, should recent statements and regulatory actions by China’s government apply to us in the future. Due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. The PRC government may choose to exercise significant oversight and discretion, and the policies, regulations, rules, and the enforcement of laws of the Chinese government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. Specifically the revised CRM provides that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. We believe that we are not subject to PRC cybersecurity review for the following reasons: (i) we do not hold critical information infrastructure; (ii) we believe our operations will not affect national security; (iii) we do not hold personal information of more than one million users. In addition, as of the date of this prospectus, we are not subject to the review or prior approval of the CAC nor the CSRC. We have not received any notice of and is not currently subject to any proceedings initiated by the CAC or any other PRC regulatory authority. However, since Solomon JFZ’s Solomon VA+ is available to download in the app stores of China and most of our users are PRC citizens, which may subject us to certain laws and regulations in China. According to PRC regulations, the content provider engaged in disseminating analysis, forecasting, advisory of other information related to security needs to obtain the Securities Investment Consultancy Qualifications. Currently, we do not apply for any PRC license regarding the Solomon VA+. We believe that the Solomon VA+ does not need any PRC license for the following reasons: (i) we do not have any entity or subsidiary in the PRC; (ii) we conduct our business and operations primarily through our operating subsidiaries in Hong Kong. However, the PRC government has the ultimate authority to decide whether we have to get the licenses and we cannot assure that without any PRC license, we will not be subject to regulatory measures including warnings, public condemnation, suspension of Solomon VA+ in the PRC and other measures. We can assure that we will follow any PRC government’s rule, regulation or instruction regarding Solomon VA+ as soon as we were informed of the requirements. As such, we collect certain personal data from our customers in connection with our business and operations and we are subject to various regulatory requirements relating to the security and privacy of data in various jurisdictions. In addition, we may be subject to heightened regulatory scrutiny from PRC governmental authorities in the future. As there remains significant uncertainty in the interpretation and enforcement of the DSL and the PRC PIPL, we cannot assure you that we will comply with such regulations in all respects. In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC such that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations, significantly limit or completely hinder our ability to offer the Ordinary Shares to investors, and cause the value of such shares to significantly decline or become worthless. Any non-compliance with these laws and regulations may subject us to fines, orders to rectify or terminate any actions that are deemed illegal by regulatory authorities, other penalties, including but not limited to removal of our apps in China market, as well as reputational damage or legal proceedings against us, which may affect our business, financial condition or results of operations.

The enactment of Law of the PRC on Safeguarding the Hong Kong National Security Law could impact our Hong Kong operating subsidiaries.

On June 30, 2020, the SCNPC adopted the Hong Kong National Security Law (the “Hong Kong National Security Law”). This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act (“HKAA”) into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on 11 individuals, including then-HKSAR chief executive Carrie Lam and John Lee, who later replaced Carrie Lam as chief executive on July 1, 2022.

In July 2021, President Biden warned investors about the risks of doing business in Hong Kong, issuing an advisory saying China’s push to exert more control over Hong Kong threatens the rule of law and endangers employees and data. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that are targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If we and our subsidiaries are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations could be materially and adversely affected.

A downturn in the Hong Kong, China or the global economy, and changes in economic and political policies of China, could materially and adversely affect our business and financial condition.

Our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and China generally and by continued economic growth in Hong Kong and China as a whole. The Chinese economy differs from the economies of most developed countries in many respects, including the fact that it:

●	has a high level of government involvement;

●	is in the early stages of development of a market-oriented economy;

●	has experienced rapid growth; and

●	has a tightly controlled foreign exchange policy

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect potential clients’ confidence in financial market as a whole and have a negative impact on our business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social, and/or political conditions, material social unrest, strike, riot, civil disturbance, or disobedience, as well as significant natural disasters, may affect the market may adversely affect the business operations of Solomon JFZ. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative, and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions. Under the Basic Law, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development, including the Hong Kong National Security Law enacted by the SCNPC in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and, at the time, President Donald Trump signed an executive order and HKAA to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China.

These and other recent actions may represent an escalation in political and trade tensions involving the United States, China, and Hong Kong, which could potentially harm our business. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations, and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect to China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of the Ordinary Shares could be adversely affected.

The Ordinary Shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China or Hong Kong. The delisting of the Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

U.S. public companies that have substantially all of their operations in China and Hong Kong have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. In addition, if the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act and it was signed into law on December 18, 2020.

On June 22, 2021, the U.S. Senate passed the AHFCAA, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its audit work cannot be inspected when its auditor is subject to PCAOB inspections for two consecutive years instead of three and, thus, would reduce the time before the Ordinary Shares may be prohibited from trading or delisted. In December 2022, an omnibus spending bill was signed into law, which included the enactment of provisions under the AHFCAA to accelerate the timeline for implementation of trading prohibitions under the HFCA Act from three consecutive years to two consecutive years.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. Accordingly, if we are determined by the SEC to be a Commission-Identified Issuer, we will incur additional costs in complying with the submission and disclosure requirements in the annual report for each year in which we are identified. In the event that we are deemed to have had two consecutive “non-inspection” years by the SEC, our securities will be prohibited from trading on any national securities exchange or over-the-counter markets in the United States.

On December 16, 2021, pursuant to the HFCA Act, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in the PRC and Hong Kong, because of a position taken by one or more authorities in such jurisdictions. In addition, the PCAOB’s report identified specific registered public accounting firms which are subject to these determinations. Our current registered public accounting firm, WWC, P.C., is not headquartered in the PRC or Hong Kong and was not identified in this prospectus as a firm subject to the PCAOB’s determination. WWC, P.C. is a U.S.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no current intention of engaging any auditor not based in the U.S. and not subject to regular inspection by the PCAOB. Furthermore, the PCAOB is able to inspect the audit workpapers of our Hong Kong subsidiaries, as such workpapers are electronic files possessed by our registered public accounting firms. However, if the PCAOB determines in the future that it cannot inspect or fully investigate our auditor at such future time, trading in our securities would be prohibited under the HFCA Act.

On August 26, 2022, CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in China and Hong Kong and as a result, vacated its December 16, 2021 determination. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations in the future. When the PCAOB reassesses its determinations in the future, it could still determine that it is unable to inspect and investigate completely accounting firms based in mainland China and Hong Kong. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. There can be no assurance that we will continue to be able to comply with requirements imposed by U.S. regulators if there is significant change to current political arrangements between mainland China and Hong Kong or if the PCAOB is not able to fully inspect any component of our auditor’s work papers in the future. Delisting of the Ordinary Shares would force holders of the Ordinary Shares to sell their Ordinary Shares. The market price of the Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

PRC regulations relating to offshore investment activities by PRC residents may subject us or our PRC resident beneficial owners to liability or penalties, limit our ability to conduct business in the PRC or may otherwise adversely affect us.

On July 4, 2014, SAFE issued the Circular on Issues Concerning Foreign Exchange Control over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles, or “SAFE Circular 37.” According to SAFE Circular 37, prior registration with the local SAFE branch is required for PRC residents, (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed as PRC residents for foreign exchange administration purpose), in connection with their direct or indirect contribution of domestic assets or interests to offshore special purpose vehicles, or “SPVs.” SAFE Circular 37 further requires amendments to the SAFE registrations in the event of any changes with respect to the basic information of the offshore SPV, such as change of a PRC individual shareholder, name, and operation term, or any significant changes with respect to the offshore SPV, such as an increase or decrease of capital contribution, share transfer or exchange, or mergers or divisions. SAFE Circular 37 is applicable to beneficial owners of the Ordinary Shares who are PRC residents. In February 2015, SAFE promulgated a Circular on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or “SAFE Circular 13,” effective in June 2015. Under SAFE Circular 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

We cannot provide any assurance that our current or future PRC resident beneficial owners will always comply with our request to make or obtain any applicable registrations or continuously comply with all registration procedures set forth in these SAFE regulations. Such failure or inability of our PRC resident beneficial owners to comply with these SAFE regulations may subject us or our PRC resident beneficial owners to fines and legal sanctions, or restrict our cross-border business activities, as a result of which our business operations and our ability to distribute profits to you could be materially and adversely affected.

The Hong Kong and China legal systems are evolving and embody uncertainties which could limit the legal protections available to us. Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function in a high degree of autonomy for its affairs, including currencies, immigration and custom, independent judiciary system and parliamentary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed were compromised, it could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operation. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

By contrast, China’s legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which prior court decisions have limited value as precedents. Since 1979, the PRC government has promulgated laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, China has not developed a fully integrated legal system. As a result, recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new and the limited volume of published cases and their non-binding nature, interpretation and enforcement of these newer laws and regulations involve greater uncertainties than those in jurisdictions available to you. In addition, China’s legal system is based in part on government policies and administrative rules, and many have retroactive effects. Since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. As a result, we cannot predict the effect of future developments in China’s legal system, including the promulgation of new laws, changes to existing laws, or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. We may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties could adversely affect our business that relates to China or PRC citizens.

Hong Kong regulatory requirement of prior approval for transfer of shares in excess of certain threshold may restrict future takeovers and other transactions.

Section 132 of Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) requires a person (including a corporation) to apply for prior approval from the HKSFC to become a substantial or continue to be shareholder of a HKSFC-licensed company in Hong Kong. Under the SFO, a person is regarded as a “substantial shareholder” of a licensed company if he, either alone or with associates, has an interest in share in the licensed company the aggregate number of which shares is equal to more than 10% of the total number of issued shares of the licensed company, or is entitled to, either directly or indirectly, exercise or control the exercise of the voting power of more than 10% of the voting power at general meetings of the licensed company, or hold shares in any other corporation which entitles the person, either alone or with any of his associates and either directly or indirectly, exercises or control the exercise of 35% or more of the voting power at the general meetings of the other corporation, of or a further corporation, that controls either alone or with any of its associates and either directly or indirectly, more than 10% of the voting power at general meetings of the licensed company. Further, all potential parties who will be new substantial shareholder(s) of Solomon JFZ, our HKSFC-licensed subsidiary, is required to seek prior approval from the HKSFC. This regulatory requirement may discourage, delay or prevent a change in control of Solomon JFZ, which could deprive our shareholders the opportunity to receive a premium for their shares as part of a future sale and may reduce the price of the Ordinary Shares upon the consummation of a future proposed business combination.

We may become subject to a variety of PRC laws and other obligations regarding cyber security, data protection, overseas offerings and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of the Ordinary Shares to significantly decline or be worthless.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, data protection and overseas offering. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

On June 10, 2021, the SCNPC enacted the PDSL, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security and no organization or individual within the territory of the PRC may provide foreign judicial or law enforcement authorities with the data stored within the territory of the PRC without the approval of the competent authorities of the PRC.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. On February 17, 2023, with the approval of the State Council, the CSRC issued the New Overseas Listing Rules, which became effective on March 31, 2023. According to the New Overseas Listing Rules, domestic enterprises are required to file with CSRC by submitting filing reports, legal opinions and other relevant materials in the following two situations: (i) a domestic company that seeks to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC. In addition, if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the revenues, profits, total assets or net assets of the domestic operating entity in the most recent fiscal year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in mainland China or its main places of business are located in mainland China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or mainland China residents. The determination will be based on the “substance over form” principle, requiring securities companies and law firms to conduct comprehensive verification and identification to determine whether the filing documents fail to prove whether the enterprise falls into the above situations that require the filing. When an issuer makes an application for an initial public offering in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted overseas.

On July 10, 2021, the CAC issued the Revised Draft, which required that, among others, in addition to “operator of critical information infrastructure” any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. Pursuant to Article 6 of the Revised Draft, companies holding data or more than one million users must apply for cybersecurity approval when seeking overseas listings because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” On December 28, 2021, the CAC published the revised CRM, which further restates and expands the applicable scope of the cybersecurity review. The revised CRM took effect on February 15, 2022, and replaced the Revised Draft issued on July 10, 2021. The revised CRM provides that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Given that (1) our HK Subsidiaries are incorporated and located in Hong Kong and none of them controls more than one million users’ personal information; (2) we have no subsidiary, VIE structure, nor any direct operations in mainland China; (3) the primary focus of our business operations is located outside mainland China and the majority of our senior management personnel, who are responsible for the daily operation and management, are Hong Kong citizens and do not reside in mainland China; (4) we possess minimum amount of personal information to achieve the purpose of processing in our business operations with minimal impact on the rights and interests of individuals; (5) all of the data and personal information of our clients are securely stored on equipment owned by an HKEX certified server provider located in Hong Kong; (6) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities ; and (7) pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), We do not currently expect the revised CRM, the DSL, the PRC PIPL, and the New Overseas Listing Rules to have an impact on our business, operations, or future offerings.

Nevertheless, the legal and operational risks associated with operations in China may apply to our operations in Hong Kong, should recent statements and regulatory actions by China’s government apply to us in the future. Since these statements and regulatory actions are relatively new, it is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our operating subsidiaries, their abilities to accept foreign investments and the listing of the Ordinary Shares on a U.S. or other foreign exchanges. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the New Overseas Listing Rules further expand their scope of application, we may be required to make a filing with the CSRC. If the revised CRM or the PRC PIPL or any other PRC regulations like the Draft Assessment Measures for the Security of Personal Information Leaving the Country are required to be applicable to our operating HK Subsidiaries by PRC authorities, our business operation could be subject to the CAC’s cybersecurity review or a CSRC review in the future. If any of our operating subsidiaries becomes subject to the CAC or CSRC review, we cannot assure you that our operating subsidiaries will be able to comply with the regulatory requirements in all respects, and the current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. In the event of a failure to comply, our operating subsidiaries may become subject to fines and other penalties that may have a material adverse effect on our business, operations, and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of the Ordinary Shares to significantly decline or be worthless.

We may be treated as a non-resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to income tax on our income from PRC residents.

Under the PRC Enterprise Income Tax Law and its implementation rules, a foreign enterprise which has no establishment or place in the PRC but derives profit from sources in the PRC will be subject to the enterprise income tax on its PRC income. We believe that our income from PRC residents may not be the profit from sources in the PRC and hence, we are not a non-resident enterprise subject to PRC income tax for the following reasons: (i) we conduct our operations through our operating subsidiaries in Hong Kong; (ii) we have no subsidiary, VIE structure, nor any direct operations in the PRC; (iii) we do not have income directly from PRC accounts. However, whether we have income from sources in the PRC is subject to determination by the PRC tax authorities. There is uncertainty that with the development of our business, part of our profit might be deemed as profit from sources in the PRC and we might be subject to PRC income tax.

In addition to the uncertainty as to the application of the “non-resident enterprise” classification, we cannot assure you that the PRC government will not amend or revise the taxation laws, rules and regulations to impose stricter tax requirements, such as the potential imposition of transaction taxes, or higher tax rates. Any of such changes could materially and adversely affect our financial condition and results of operations.

Risks Relating to Ownership of the Ordinary Shares

We have experienced extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of the Ordinary Shares.

The US stock market has witnessed instances of extreme stock price run-ups followed by rapid price declines in 2022 and such share price volatility seemed unrelated to the issuers’ performance subsequent to their recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalized company with a small public float, the share price of the Ordinary Shares has experienced extreme volatility after they were listed in September 2023. Additionally, we may also experience lower trading volume and less liquidity than large-capitalized companies. Although the specific cause of such volatility is unclear, our anticipated small public float may amplify the impact the actions taken by a few shareholders have on the price of the Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. The extreme volatility may confuse public investors regarding the value of our shares, distort the market perception of our share price and our company’s financial performance and public image, and negatively affect the long-term liquidity of the Ordinary Shares, regardless of our actual or expected operating performance. Should the Ordinary Shares continue to experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of the Ordinary Shares and our ability to access the capital market may be materially adversely affected. In addition, if the trading volumes of the Ordinary Shares are low, holders of the Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. As a result of this volatility, investors may experience losses on their investment in the Ordinary Shares.

We may not be able to maintain a listing of the Ordinary Shares on Nasdaq.

If we fail to meet Nasdaq’s continued listing requirements, the Ordinary Shares may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of the Ordinary Shares from Nasdaq may materially impair our shareholders’ ability to buy and sell the Ordinary Shares and could have an adverse effect on the market price of, and the efficiency of the trading market for, the Ordinary Shares. The delisting of the Ordinary Shares could significantly impair our ability to raise capital and the value of your investment.

If securities or industry analysts publish unfavorable research, or do not continue to cover us, our share price and trading volume could decline.

The trading market for the Ordinary Shares depends in part on the research and reports that securities or industry analysts publish about us. We do not have any control over these analysts. If an analyst downgrades the Ordinary Shares or publishes unfavorable research about our business, the price of Ordinary Shares would likely decline. If an analyst ceases coverage of us or fails to publish reports on us regularly, we could lose visibility in the financial markets and demand for the Ordinary Shares could decrease, which could cause the share price or trading volume to decline.

We have not historically declared or paid dividends on the Ordinary Shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of the Ordinary Shares.

We have not historically declared or paid dividends on the Ordinary Shares. We currently intend to invest our future earnings, if any, to fund our growth, to develop business, for working capital needs, to reduce debt and for general corporate purposes. We do not expect to declare or pay any dividends in the foreseeable future. Therefore, the success of an investment in the Ordinary Shares will depend upon any future appreciation in their value. There is no guarantee that the Ordinary Shares will appreciate in value or even maintain their current value.

Any decision to pay dividends in the future will be at the full discretion of our board of directors and will depend upon various factors then existing, including earnings, financial condition, results of operations, capital requirements, level of indebtedness, restrictions imposed by applicable law, general business conditions and other factors that our board of directors may deem relevant.

We may issue additional equity or debt securities, which are senior to the Ordinary Shares as to distributions and in liquidation, which could materially adversely affect the market price of the Ordinary Shares.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is secured by all or up to all of our assets, or issuing debt or equity securities, which could include issuances of commercial paper, medium-term notes, senior notes, subordinated notes or shares. In the event of our liquidation, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to our shareholders of Ordinary Shares. In addition, any additional preferred shares, if issued by our company, may have a preference with respect to distributions and upon liquidation, which could further limit our ability to make distributions to our shareholders of Ordinary Shares. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing.

Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your Ordinary Shares and diluting your interest in our company.

Our directors, officers and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.

Our directors, officers and principal shareholders hold in aggregate approximately 68.84% of our shares. We are not considered a “controlled company” under Nasdaq corporate governance rules as we do not currently expect that more than 50% of our voting power will be held by an individual, a group or another company. These shareholders, however, if they act together, will be able to control the management and affairs of our company and most matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. The interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets, and might affect the prevailing market price of the Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	Section 14 of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we may publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Market. Press releases relating to financial results and material events will also be furnished to the SEC in reports on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares.

We are exempted from certain corporate governance requirements of Nasdaq by virtue of being a foreign private issuer. As a foreign private issuer, we are permitted to follow the governance practices of our home country, the Cayman Islands, in lieu of certain corporate governance requirements of Nasdaq. As result, the standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

●	have a majority of the board be independent (although all of the members of the audit committee must be independent under the Exchange Act);

●	have a compensation committee and a nominating committee to be comprised solely of “independent directors”; or

●	hold an annual meeting of shareholders no later than one year after the end of our fiscal year.

Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain Ordinary Share issuances. We intend to comply with the requirements of Nasdaq listing rules to have a majority of the board be independent and to appoint a compensation committee and a nominating and corporate governance committee. We may, however, in the future consider following home country practice in lieu of the requirements under Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We would lose our foreign private issuer status if, for example, more than 50% of the Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to convene a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association.

Solowin’s Amended and Restated Memorandum and Articles of Association do not provide its shareholders with any right to requisition a general meeting or to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Certain judgments obtained against us by Solowin’s shareholders may not be enforceable.

Solowin is a Cayman Islands company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in Hong Kong by Solomon JFZ.

In addition, all of our directors and officers are nationals or residents of Hong Kong and all or a substantial portion of their assets are located outside the U.S. As a result, it may be difficult for investors to effect service of process within the U.S. upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws or securities laws of any U.S. state. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of Hong Kong may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because Solowin is incorporated under Cayman Islands law.

Solowin is an exempted company incorporated under the laws of the Cayman Islands. Its corporate affairs are governed by its Amended and Restated Memorandum and Articles of Association, the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of the shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of the shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like Solowin have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Solowin’s Amended and Restated Memorandum and Articles of Association have provisions that provide our shareholders with the right to inspect the register of members without charge, and to receive the annual audited financial statements of the Company. Subject to the foregoing, our directors have discretion under the Amended and Restated Memorandum and Articles of Association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors or our controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Solowin’s Amended and Restated Memorandum and Articles of Association contain anti-takeover provisions that could discourage a third party from acquiring us, which could limit Solowin’s shareholders’ opportunity to sell their shares at a premium.

Solowin’s Amended and Restated Memorandum and Articles of Association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving Solowin’s shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. For example, Solowin’s board of directors has the authority, without further action by its shareholders, to issue one or more classes or series of preferred shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted by the Companies Act (As Revised) of the Cayman Islands. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If Solowin’s board of directors decides to issue preferred shares, the price of the Ordinary Shares may fall and the voting and other rights of the holders of the Ordinary Shares may be materially and adversely affected. In addition, Solowin’s Amended and Restated Memorandum and Articles of Association contain other provisions that could limit the ability of third parties to acquire control of our company or cause us to engage in a transaction resulting in a change of control.

There is a risk that we will be a passive foreign investment company for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in the Ordinary Shares.

In general, a non-U.S. corporation is a passive foreign investment company, or PFIC, for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and certain gains. Cash is a passive asset for these purposes.

Based on the expected composition of our income and assets and the value of our assets, including goodwill, we do not expect to be a PFIC for our current taxable year. However, the proper application of the PFIC rules to a company with a business such as ours is not entirely clear. Because the proper characterization of certain components of our income and assets is less than certain, and because our PFIC status for any taxable year will depend on the composition of our income and assets and the value of our assets from time to time (which may be determined, in part, by reference to the market price of the Ordinary Shares, which could be volatile), there can be no assurance that we will not be a PFIC for our current taxable year or any future taxable year.

If we were a PFIC for any taxable year during which a U.S. investor holds the Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. investor.

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act, 2018 of the Cayman Islands (“ES Act”) that came into force on January 1,2019, a “relevant entity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is Solowin; however, it does not include an entity that is tax resident outside the Cayman Islands. Accordingly, for so long as the Company is a tax resident outside the Cayman Islands, including in Hong Kong, it is not required to satisfy the economic substance test set out in the ES Act.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products and services, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, debt repayment, or acquisitions. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks or invest them in cash equivalents or securities. We have not allocated any portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to the particular offering in which they are sold.

We will not receive any proceeds from the sale of Ordinary Shares owned by the selling shareholder. The selling shareholder will receive all of the net proceeds from the sale of any securities offered by it under this prospectus. We have agreed to bear expenses incurred by the selling shareholder that relate to the registration of the Ordinary Shares being offered and sold by the selling shareholder, including the SEC registration fee and legal, accounting, printing and other expenses of this offering.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

The authorized share capital of the Company is $100,000 divided into 1,000,000,000 shares, with a nominal or par value of $0.0001 each.

As of October 24, 2024, there were 15,980,000 Ordinary Shares issued and outstanding, and no preferred shares issued and outstanding.

For a description of our Ordinary Shares and preferred shares, including the rights and obligations attached thereto, please refer to Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended March 31, 2024, which is incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities that we may issue and is not intended to be complete. If debt securities are issued, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of the debt securities and a description of how the general terms and provisions described below may apply to that series of the debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued.

We may issue, from time to time, debt securities, in one or more series, that will consist of senior debt, senior subordinated debt or subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. We may also issue the debt securities under an indenture between us and an entity, identified in the applicable prospectus supplement, as trustee. We have filed with the SEC a form of indenture governing different types of debt securities that we may offer as an exhibit to the registration statement of which this prospectus is a part. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. We may, without the consent of the holders of any series, increase the principal amount of securities in that series in the future, on the same terms and conditions and with the same CUSIP numbers as that series. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount”, or OID, for U.S. federal income tax purposes because of interest payment and other characteristics. Material U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

●	the title and authorized denominations of the series of debt securities;

●	any limit on the aggregate principal amount of the series of debt securities;

●	whether such debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

●	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

●	the price or prices at which the debt securities will be issued;

●	the date or dates on which principal is payable;

●	the place or places where and the manner in which principal, premium or interest, if any, will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

●	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

●	the right, if any, to extend the interest payment periods and the duration of the extensions;

●	our rights or obligations to redeem or purchase the debt securities;

●	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

●	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

●	the currency or currencies of payment of principal or interest;

●	the terms applicable to any debt securities issued at a discount from their stated principal amount;

●	the terms, if any, under which any debt securities will rank junior to any of our other debt;

●	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

●	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

●	the provisions, if any, relating to any collateral provided for the debt securities;

●	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

●	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

●	the nature and terms of any security for any secured debt securities; and

●	any other specific terms of any debt securities.

The applicable prospectus supplement will present material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Senior Debt Securities

Payment of the principal of, premium and interest, if any, on senior debt securities will rank on a parity with all of our other secured/unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities and any credit facility. We will state in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior debt securities and senior subordinated debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities being registered in this registration statement, including, for example, shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The term “Event of Default,” when used in the indenture, unless otherwise indicated, means any of the following:

●	failure to pay interest for 30 days after the date payment is due and payable;

●	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

●	failure to make sinking fund payments when due;

●	failure to perform other covenants for 60 days after notice that performance was required;

●	events in bankruptcy, insolvency or reorganization relating to us; or

●	any other Event of Default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of senior debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of senior debt securities of equal ranking (or, if any of such senior debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of such equal ranking and not the holders of the debt securities of any one of such series of senior debt securities.

If an Event of Default with respect to any series of subordinated securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of subordinated securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of subordinated securities of equal ranking (or, if any of such subordinated securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of equal ranking and not the holders of the debt securities of any one of such series of subordinated securities. The holders of not less than a majority in aggregate principal amount of the debt securities of all affected series of equal ranking may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

●	the holder has previously given to the trustee written notice of default and continuance of such default;

●	the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series of equal ranking have requested that the trustee institute the action;

●	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

●	the trustee has not instituted the action within 60 days of the request; and

●	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series of equal ranking.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities or in unregistered form with or without coupons. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

●	by the depositary for such registered global security to its nominee;

●	by a nominee of the depositary to the depositary or another nominee of the depositary; or

●	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for registered debt securities:

●	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

●	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

●	any dealers, underwriters, or agents participating in the distribution of the debt securities represented by a registered global security will designate the accounts to be credited; and

●	ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

●	will not be entitled to have the debt securities represented by a registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

●	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, who shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within sixty (60) days. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium and interest, if any, on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

●	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium and interest, if any, on all outstanding debt securities of the series;

●	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium and interest, if any, payments on the series of debt securities; and

●	in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium and interest, if any, on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

●	secure any debt securities and provide the terms and conditions for the release or substitution of the security;

●	evidence the assumption by a successor corporation of our obligations;

●	add covenants for the protection of the holders of debt securities;

●	add any additional events of default;

●	cure any ambiguity or correct any inconsistency or defect in the indenture;

●	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

●	establish the forms or terms of debt securities of any series;

●	eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

●	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

●	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of Subordinated Securities of equal ranking, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

●	extend the final maturity of any debt security;

●	reduce the principal amount or premium, if any;

●	reduce the rate or extend the time of payment of interest;

●	reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;

●	change the currency in which the principal, premium or interest, if any, is payable;

●	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

●	alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;

●	impair the right to institute suit for the enforcement of any payment on any debt security when due;

●	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

●	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any and all affected series of equal ranking, by notice to the relevant trustee, may on behalf of the holders of the debt securities of any and all such series of equal ranking waive any default and its consequences under the indenture except:

●	a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a non-consenting holder; or

●	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.

Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium and interest, if any, on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any and all affected series of debt securities of equal ranking then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

●	would not conflict with any rule of law or with the relevant indenture;

●	would not be unduly prejudicial to the rights of another holder of the debt securities; and

●	would not involve any trustee in personal liability.

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any debt security thereunder, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our Ordinary Shares, preferred shares, and/or debt securities in one or more series. We may issue warrants independently or together with our Ordinary Shares, preferred shares and/or debt securities, and the warrants may be attached to or traded separate and apart from these securities. Each series of warrants will be issued under a warrant agreement as set forth in the prospectus supplement. The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

●	the title of the warrants;

●	the offering price or prices of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

●	the date, if any, on and after which such warrants and the related securities, if any, will be transferable separately;

●	the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

●	any material risk factors, if any, relating to such warrants;

●	the identity of any warrant agent; and

●	any other material terms of the warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities. Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our Ordinary Shares, preferred shares, debt securities or other securities. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price for the rights;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

●	the material terms of any standby underwriting agreement or other arrangement entered into by us in connection with the rights offering.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

SELLING SHAREHOLDER

This prospectus relates to the possible resale by the selling shareholder listed in the table below, of up to 2,960,000 Ordinary Shares. These shares were acquired by the selling shareholder in 2022 through a private transaction consummated prior to our initial public offering in September 2023.

Pursuant to this prospectus, the selling shareholder may from time to time offer and sell any or all of the Ordinary Shares set forth below. When we refer to the “selling shareholder” in this prospectus, we mean the selling shareholder listed in the table below and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling shareholder’s interest in such Ordinary Shares other than through a public sale.

The following table is based on information supplied to us by the selling shareholder and sets forth, as of October 24, 2024, information regarding the selling shareholder’s beneficial ownership of our Ordinary Shares offered by it. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of Ordinary Shares beneficially owned by the selling shareholder and the percentage of ownership of such selling shareholder, Ordinary Shares and underlying shares of convertible securities, options or warrants held by such selling shareholder that are convertible or exercisable, as the case may be, within 60 days of October 24, 2024 are included. The selling shareholder’s percentage of ownership in the following table is based upon 15,980,000 Ordinary Shares of the Company outstanding as of October 24, 2024.

	Before the Offering			After the Offering
Name of Selling Shareholder	Number of Ordinary Shares Beneficially Owned(1)	Percentage of Outstanding Ordinary	Number of Ordinary Shares Being Offered	Number of Ordinary Shares Beneficially Owned	Percentage of Outstanding Ordinary Shares
Vulcan Worldwide Holdings Limited (2)	2,960,000	18.52%	2,960,000	0	0

(1)	This table is based upon information supplied by the selling shareholder, which information may not be accurate as of the date hereof. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling shareholder named in the table above has sole voting and investment power with respect to all ordinary shares that it beneficially owns.

(2)	Vulcan Worldwide Holdings Limited is incorporated in the British Virgin Islands. Xiaohang Zhang, the sole director and sole shareholder, has sole voting and investment power over the Ordinary Shares held by Vulcan Worldwide Holdings Limited.

The registration of these Ordinary Shares does not mean that the selling shareholder will sell or otherwise dispose of all or any of those securities. The selling shareholder may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of Ordinary Shares, if any, that will be offered for sale or other disposition by the selling shareholder under this prospectus. Furthermore, the selling shareholder may have sold, transferred or disposed of the Ordinary Shares covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

We will not receive any proceeds from the sales by the selling shareholder. We have agreed to bear expenses incurred by the selling shareholder that relate to the registration of the Ordinary Shares being offered and sold by the selling shareholder, including the SEC registration fee and legal, accounting, printing and other expenses of this offering.

TAXATION

Our most recent Annual Report on Form 20-F provides a discussion of certain tax considerations that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about certain material tax considerations relating to the securities covered by such prospectus supplement. You should consult your own tax advisors prior to acquiring any of our securities.

PLAN OF DISTRIBUTION

We, or the selling shareholder, as applicable, may sell the securities offered by this prospectus in any one or more of the following ways (or in any combination) from time to time:

●	directly to investors, including through privately negotiated transactions, a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through underwriters or dealers;

●	in “at the market” offerings, within the meaning of the Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through a combination of any such methods of sale; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the names and addresses of any underwriters, dealers or agents;

●	the purchase price of the securities and the proceeds to us from the sale, if any;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased. Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

In connection with the sale of our securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us, the selling shareholder or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be “underwriters” as that term is defined in the Securities Act, and any discounts allowed or commissions paid, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any person who may be deemed to be an underwriter will be identified, and the compensation received from us will be described, in the prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable Financial Industry Regulatory Authority, Inc. (“FINRA”) limitations.

Underwriters and agents may be entitled to indemnification by us or the selling shareholder against some civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which the underwriters or agents may be required to make relating to these liabilities. Underwriters and agents may be customers of, engage in transactions with, or perform services for us or the selling shareholder in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our Ordinary Shares, which are listed on the Nasdaq Capital Market. Any Ordinary Shares sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, subject to official notice of issuance. We may elect to list any preferred shares, warrants, debt securities, rights, or units on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

The aggregate proceeds to us or the selling shareholder from the sale of the securities will be the purchase price of our securities less discounts or commissions, if any. We and the selling shareholder reserve the right to accept and, together with our agents from time to time, to reject, in whole or in part, any proposed purchase of our securities to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling shareholder.

To facilitate the offering of the securities offered by us or the selling shareholder, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The selling shareholder may, from time to time, pledge or grant a security interest in some of the Ordinary Shares owned by them and, if the selling shareholder defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling shareholder to include the pledgee, transferee or other successors in interest as the selling shareholder under this prospectus. The selling shareholder also may transfer the Ordinary Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholder may use this prospectus in connection with resales of the Ordinary Shares. The selling shareholder may be deemed to be an underwriter under the Securities Act in connection with the Ordinary Shares they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling shareholder will receive all the net proceeds from the resale of the Ordinary Shares sold by them.

The selling shareholder also may in the future resell a portion of the Ordinary Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below.

SEC registration fee		$31,873.03
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*
Total	$	*

*	The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Conyers Dill & Pearman to the extent governed by the laws of the Cayman Islands, and by Bevilacqua PLLC to the extent governed by the laws of the State of New York.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

Our consolidated financial statements as of March 31, 2024, 2023 and 2022, and for the years then ended incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended March 31, 2024 have been so incorporated in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The offices of WWC, P.C. are located at 2010 Pioneer Court, San Mateo, CA 94403.

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our constitution, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ENFORCEMENT OF CIVIL LIABILITIES

Cayman Islands

Solowin is incorporated under the laws of the Cayman Islands as an exempted company with limited liability. It is incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Solowin’s constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between the company, its officers, directors and shareholders, be subject to arbitration.

Substantially all of our assets are located outside the United States. In addition, all of our directors and executive officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and the officers and directors.

There is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or the directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or the directors or officers that are predicated upon the securities laws of the United States or any state in the United States.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Hong Kong

All of our directors and officers are nationals or residents of Hong Kong and all or a substantial portion of their assets are located outside the U.S. As a result, it may be difficult for investors to effect service of process within the U.S. upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws or securities laws of any U.S. state.

There is uncertainty as to whether the courts of Hong Kong would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, but Hong Kong courts do not entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a monetary sum (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong in actions for enforcement of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States, whereas original actions predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States would not be entertained by Hong Kong courts.

Our agent for service of process in the United States is Cogency Global Inc.,122 East 42nd Street, 18th Floor, New York, NY 10168, (800) 221-0102.

MATERIAL CHANGES

Except as otherwise disclosed in this prospectus, there have been no reportable material changes that have occurred since March 31, 2024, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports on Form 6-K.

The SEC maintains a website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (https://www.solomonwin.com.hk), other than our SEC filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended March 31, 2024, filed with the SEC on July 26, 2024; and

●	the description of the Company’s Ordinary Shares contained in the Company’s Registration Statement on Form 8-A (File No. 001-41776) filed with the SEC on August 9, 2023, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities by means of this prospectus, and any future reports of foreign private issuer on Form 6-K we furnish with the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a document states that one of its exhibits is incorporated into the document itself). Such request should be directed to: SOLOWIN HOLDINGS, Room 1910-1912A, Tower 3, China Hong Kong City, 33 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong, and telephone number +852 3428-3893

SOLOWIN HOLDINGS

10,606,060 Class A Ordinary Shares

PROSPECTUS SUPPLEMENT

March 23, 2025